UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

SCHEDULE 14A

______________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Adams Resources & Energy, Inc.

(Name of Registrant as specified in its charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED AS OF DECEMBER 6, 2024

Adams Resources & Energy, Inc.
17 South Briar Hollow Lane, Suite 100
Houston, Texas 77027

[•], 202[•]

Dear Stockholder:

On November 11, 2024, Adams Resources & Energy, Inc., a Delaware corporation (“Adams” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tres Energy LLC, a Texas limited liability company (“Parent”) and ARE Acquisition Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Adams, with Adams surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

If the Merger is completed, each share of common stock, par value $0.10 per share, of Adams (“Adams Common Stock”) that is issued and outstanding immediately prior to the effective time of the Merger (other than any shares held by Adams (as treasury stock), Parent, Merger Sub or any other subsidiary of Parent or Adams, or any stockholder who has properly demanded and perfected and not validly withdrawn appraisal rights in accordance with Delaware law) will be automatically converted into the right to receive $38.00 in cash, without interest.

We will hold a virtual special meeting of our stockholders in connection with the proposed Merger on [•], 2025 at [•] a.m., Central Time (the “Special Meeting”) (unless the Special Meeting is adjourned or postponed). The Special Meeting is scheduled to be held exclusively online via live webcast. There will not be a physical meeting location. You will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/AE2025SM and using the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials. Please note you will not be able to attend the Special Meeting in person.

Even if you plan to virtually attend the Special Meeting, please vote by proxy in advance so that your vote will be counted if you later decide not to or become unable to virtually attend the Special Meeting.

If you hold your shares in “street name,” you may virtually attend and vote at the Special Meeting only if you obtain a specific control number from your bank, broker or other nominee giving you the right to vote such shares. This information is typically included on the voting instruction form accompanying your proxy materials.

At the Special Meeting (or any adjournment or postponement thereof), stockholders will be asked to vote on the proposal to approve and adopt the Merger Agreement, as it may be amended from time to time. Under Delaware law, stockholders holding a majority of the shares of Adams Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal must vote “FOR” the Merger proposal to approve and adopt the Merger Agreement. A failure to vote your shares of Adams Common Stock or an abstention from voting will have the same effect as a vote against the Merger proposal.

We cannot complete the Merger unless Adams stockholders approve and adopt the Merger Agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the Special Meeting via the virtual meeting website, please complete, sign and date the enclosed proxy card and return it in the envelope provided or vote by telephone (at the toll-free number indicated on the proxy card) or via the internet (at the voting site indicated on the proxy card) as promptly as possible so that your shares may be represented and voted at the Special Meeting (or any adjournment or postponement thereof).

After careful consideration, the Adams board of directors (the “Adams Board of Directors”) has unanimously determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Adams and its stockholders and approved the Merger Agreement. Accordingly, the Adams Board of Directors unanimously recommends that Adams stockholders vote “FOR” the proposal to approve and adopt the Merger Agreement described in the accompanying proxy statement.

In addition, the Securities and Exchange Commission (the “SEC”) has adopted rules that require us to seek a non-binding, advisory vote with respect to certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger. The Adams Board of Directors unanimously recommends that Adams stockholders vote “FOR” the Merger-related compensation proposal described in the accompanying proxy statement.

The Adams Board of Directors unanimously recommends that Adams stockholders vote “FOR” the proposal to approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement, described in the accompanying proxy statement.

The obligations of Adams and Parent to complete the Merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about Adams, the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

If you have any questions or need assistance voting your shares of Adams Common Stock, please contact Sodali & Co, our proxy solicitor (“Sodali”) at:

Sodali & Co
430 Park Avenue, 14th Floor
New York, NY 10022
Call toll-free at +1 (800) 662-5200 (in North America)
or +1 (203) 658-9400 (outside of North America)
Email: AE@info.sodali.com

Thank you for your consideration of this matter and your continued confidence in Adams.

Sincerely,

Townes G. Pressler
Chairman of the Board of Directors

Kevin J. Roycraft
Chief Executive Officer and President

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OF THE MERGER AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The accompanying proxy statement is dated [•], 202[•] and, together with the enclosed form of proxy, is first being mailed to Adams stockholders on or about [•], 202[•].

ADAMS RESOURCES & ENERGY, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	[•], 2025 at [•] a.m., Central Time.
PLACE

The special meeting of stockholders of Adams Resources & Energy, Inc. (“Adams”) will be exclusively online via live webcast (the “Special Meeting”) and can be accessed by visiting www.virtualshareholdermeeting.com/AE2025SM (the “Virtual Meeting Website”), where you will be able to attend and vote at the Special Meeting. There will not be a physical meeting location.

ITEMS OF BUSINESS	Consider and vote on:

•   a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 11, 2024 by and among Adams, Tres Energy LLC (“Parent”), and ARE Acquisition Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), as may be amended from time to time (the “Merger Agreement”), a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which Merger Sub will be merged with and into Adams, with Adams surviving the merger as a wholly owned subsidiary of Parent (the “Merger”);

•   a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger discussed under the sections entitled “The Merger (Proposal 1) — Interests of Adams’s Directors and Executive Officers in the Merger” and “Advisory Vote on Merger-Related Compensation Arrangements (Proposal 2)” beginning on pages 56 and 91, respectively, of this proxy statement; and

•   a proposal to approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

RECORD DATE	Stockholders of record at the close of business on [•], 202[•] are entitled to notice of and may vote at the Special Meeting.

Information on how to obtain access to the list of stockholders of record entitled to vote at the Special Meeting during the 10 days before the Special Meeting is available by contacting Adam’s Corporate Secretary at 17 South Briar Hollow Lane, Suite 101, Houston Texas 77027, Attention: Corporate Secretary.

VOTING BY PROXY

The Adams board of directors (the “Adams Board of Directors”) is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the Special Meeting. For information on submitting your proxy over the internet, by telephone or by returning your proxy by mail (no extra postage is needed for the provided envelope if mailed in the United States), please see the attached proxy statement and enclosed proxy card. If you later decide to vote at the Special Meeting via the Virtual Meeting Website, any previously submitted proxy will be revoked.

RECOMMENDATIONS	The Adams Board of Directors unanimously recommends that you vote:
• “FOR” the proposal to approve and adopt the Merger Agreement;

•   “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger; and

•   “FOR” the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

APPRAISAL RIGHTS

If the Merger is consummated, Adams stockholders who continuously hold shares of Adams Common Stock (other than shares of Adams Common Stock held by Adams as treasury stock or owned by Parent that will be canceled pursuant to the Merger Agreement) through the effective time of the Merger, do not vote in favor of the adoption of the Merger Agreement or consent thereto in writing and properly exercise appraisal rights for their shares of Adams Common Stock and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares of Adams Common Stock in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”).

This means that Adams stockholders who perfect their appraisal rights, do not thereafter withdraw their demand for appraisal and follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares of Adams Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Adams Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this proxy statement titled “Appraisal Rights of Stockholders,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each Adams stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Adams stockholders who wish to seek appraisal of their shares of Adams Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Adams stockholders considering seeking appraisal should be aware that the fair value of their shares of Adams Common Stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (a) submit a written demand for appraisal to Adams before the vote is taken on the adoption of the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (c) continue to hold your shares of Adams Common Stock of record through the Effective Time; and (d) strictly comply with all other procedures for exercising appraisal rights under Section 262. Your failure to follow exactly the procedures specified under Section 262 may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the Adams stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement titled “Appraisal Rights of Stockholders,” which is qualified in its entirety by Section 262 of the DGCL. The text of Section 262 of the DGCL, is reproduced in its entirety as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. If you hold your shares of Adams Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares of Adams Common Stock for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares of Adams Common Stock confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified listed required by Section 262(f) of the DGCL. The procedures for exercising appraisal rights is further described in the section entitled “Appraisal Rights of Stockholders” beginning on page 86 of this proxy statement.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIA THE VIRTUAL MEETING WEBSITE, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS, OR BY MAIL BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD BY MAIL AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY VIA THE VIRTUAL MEETING WEBSITE, YOU MAY DO SO.

Your proxy may be revoked at any time before the vote at the Special Meeting, or any adjournment or postponement thereof, by (i) giving the Office of the Corporate Secretary written notice of revocation, (ii) returning a validly executed, later-dated proxy or (iii) attending the Special Meeting and voting via the Virtual Meeting Website.

Please note that we intend to limit attendance at the Special Meeting to stockholders at the close of business on the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, you must obtain a control number from the voting instruction form accompanying this proxy statement or submit a legal proxy, executed in your favor, from that record holder giving you the right to vote the shares at the Special Meeting.

The proxy statement of which this notice forms a part provides a detailed description of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the Merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Adams Common Stock, please contact Adams’s proxy solicitor:

Sodali & Co
430 Park Avenue, 14th Floor
New York, NY 10022
Call toll-free at +1 (800) 662-5200 (in North America)
or +1 (203) 658-9400 (outside of North America)
Email: AE@info.sodali.com

By Order of the Board of Directors of
Adams Resources & Energy, Inc.

Townes G. Pressler
Chairman of the Board of Directors

Houston, Texas
[•], 202[•]

i

ii

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Merger. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Adams included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 100 of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references to “Adams,” “we,” “us” or “our” in this proxy statement refer to Adams Resources & Energy, Inc., a Delaware corporation; all references to “Parent” refer to Tres Energy LLC, a Texas limited liability company; all references to “Merger Sub” refer to ARE Acquisition Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent formed for the sole purpose of effecting the Merger; all references to “Adams Common Stock” refer to the common stock, par value $0.10 per share, of Adams; all references to the “Adams Board of Directors” or “Adams Board” refer to the board of directors of Adams; all references to the “Merger” refer to the merger of Merger Sub with and into Adams with Adams surviving the merger as a wholly owned subsidiary of Parent; and, unless otherwise indicated or as the context requires, all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of November 11, 2024, as may be amended from time to time, by and among Adams, Parent and Merger Sub, a copy of which is included as Annex A to this proxy statement. Adams, following the completion of the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.”

The Companies (see page 26)

Adams Resources & Energy, Inc.

Adams, a Delaware corporation organized in 1973, and its subsidiaries are primarily engaged in crude oil marketing, truck and pipeline transportation of crude oil, and terminalling and storage in various crude oil and natural gas basins in the lower 48 states of the United States (“U.S.”). In addition, Adams conducts tank truck transportation of liquid chemicals and dry bulk primarily in the lower 48 states of the U.S. with deliveries into Canada and Mexico, and with sixteen terminals across the U.S. Adams also recycles and repurposes off-specification fuels, lubricants, crude oil and other chemicals from producers in the U.S. Adams operates and reports in four business segments: (i) crude oil marketing, transportation and storage; (ii) tank truck transportation of liquid chemicals and dry bulk; (iii) pipeline transportation, terminalling and storage of crude oil; and (iv) interstate bulk transportation logistics of crude oil, condensate, fuels, oils and other petroleum products and recycling and repurposing of off-specification fuels, lubricants, crude oil and other chemicals.

Adams’s principal executive office is located at 17 South Briar Hollow Lane, Suite 100 Houston, Texas 77027. Following January 1, 2025, Adams’s principal executive office will be located at Wortham Tower Building, 2727 Allen Parkway, 9th Floor Houston, Texas 77019. Adams’s telephone number is +1 (713) 881-3600. Adams’s internet website address is www.adamsresources.com. The information provided on the Adams website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.

Shares of Adams Common Stock are listed and traded on the NYSE American under the symbol “AE.”

Tres Energy LLC

Parent is a Texas limited liability company that invests in and operates strategic energy assets across the U.S. The principal executive offices of Parent are located at 6702 Broadway, Galveston, Texas 77554 and its telephone number is +1 (713) 880-9888. Parent’s internet website address is www.tres-energy.com. The information provided on the Parent website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.

ARE Acquisition Corporation

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent and was formed on October 31, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist with Adams continuing as the Surviving Corporation. The principal executive offices of Merger Sub are located at 6702 Broadway, Galveston, Texas 77554 and its telephone number is +1 (713) 880-9888.

The Merger and Effects of the Merger (see page 33)

Adams, Parent and Merger Sub entered into the Merger Agreement on November 11, 2024. A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the entire Merger Agreement carefully because it is the principal document governing the Merger. For more information on the Merger Agreement, see the section entitled “The Merger Agreement” beginning on page 63 of this proxy statement.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Merger Sub will be merged with and into Adams in accordance with the Delaware General Corporation Law (“DGCL”). As a result of the Merger, the separate existence of Merger Sub will cease, and Adams will survive the Merger as a wholly owned subsidiary of Parent.

Upon consummation of the Merger, your shares of Adams Common Stock will be converted into the right to receive the per share Merger consideration described below unless you have properly demanded and perfected appraisal rights in accordance with Delaware law. As a result, you will not own any shares of the Surviving Corporation, and you will no longer have any interest in its future earnings or growth. As a result of the Merger, Adams will cease to be a publicly-traded company and will be wholly owned by Parent. Following the consummation of the Merger, Adams Common Stock will be delisted from the NYSE American and subsequently deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Adams will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) with respect to Adams Common Stock.

Merger Consideration

Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each share of Adams Common Stock that is issued and outstanding immediately prior to the effective time of the Merger (other than any shares held by Adams (as treasury stock), Parent, Merger Sub or any other subsidiary of Parent or Adams, or any stockholder who has properly demanded and perfected and not validly withdrawn appraisal rights in accordance with Delaware law) will be automatically converted into the right to receive $38.00 in cash, without interest (the “Merger Consideration”).

Treatment of Adams Equity Awards (see page 65)

The Merger Agreement provides that, at the effective time of the Merger, the outstanding equity awards of Adams will be treated as follows:

Each equity award that is subject to time-based vesting conditions that is outstanding immediately prior to the effective time of the Merger (each such award, an “Adams RSA”) will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares subject to such Adams RSA.

Each equity award that is subject to performance-based vesting conditions that is outstanding immediately prior to the effective time (each such award, an “Adams PSA”) will automatically become fully vested at target performance (as set forth in the applicable award agreement), and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Adams Common Stock issued and outstanding under the Adams PSA immediately prior to the effective time of the Merger.

Recommendation of the Adams Board of Directors (see page 47)

After careful consideration, the Adams Board of Directors unanimously determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Adams and its stockholders and approved the Merger Agreement. Certain factors considered by the Adams Board of Directors in reaching its decision to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement can be found in the section entitled “The Merger (Proposal 1)  — Adams’s Reasons for the Merger” beginning on page 44 of this proxy statement.

The Adams Board of Directors recommends that Adams stockholders vote:

•        “FOR” the proposal to approve and adopt the Merger Agreement;

•        “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger; and

•        “FOR” the proposal to approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Opinion of Adams’s Financial Advisor (see page 47)

On November 11, 2024, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), verbally rendered its opinion to the Adams Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Adams Board of Directors dated November 11, 2024), as to whether, as of the date thereof, the Merger Consideration to be received by the holders of Adams Common Stock pursuant to the Merger Agreement was fair to the holders of Adams Common Stock, from a financial point of view.

Houlihan Lokey’s opinion was directed to the Adams Board of Directors (in its capacity as such) and only addressed whether, as of the date thereof, the Merger Consideration to be received by the holders of Adams Common Stock pursuant to the Merger Agreement was fair to the holders of Adams Common Stock, from a financial point of view and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Adams Board of Directors, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Merger. See the section entitled “The Merger — Opinion of Adams’s Financial Advisor” beginning on page 47 of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger (see page 95)

The exchange of Adams Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. Accordingly, a stockholder that is a “U.S. Holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement) will generally recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the Merger Consideration received by such U.S. Holder in the Merger and (ii) such U.S. Holder’s adjusted tax basis in the shares of Adams Common Stock exchanged therefor. With respect to a stockholder that is a “Non-U.S. Holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement), the exchange of shares of Adams Common Stock for the Merger Consideration pursuant to the Merger generally will not result in U.S. federal income tax to such Non-U.S. Holder unless such Non-U.S. Holder has certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the Merger unless the stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8 or applicable successor form).

For a more complete description of the U.S. federal income tax consequences of the Merger, you should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 95 of this proxy statement. This description does not address any non-income tax consequences, nor does it address state, local, non-U.S. or other tax consequences of the Merger or consequences to holders who are subject to special tax treatment under U.S. federal income tax law. Consequently, you are urged to consult your tax advisor to determine the particular tax consequences of the Merger.

Expected Timing of the Merger

We expect to complete the Merger in the first calendar quarter of 2025. The Merger is subject to various conditions, however, and it is possible that factors outside the control of Adams or Parent could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Merger. We expect to complete the Merger promptly following the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the Merger.

See the section entitled “The Merger Agreement  —  Conditions to Completion of the Merger” beginning on page 79 of this proxy statement.

Conditions to Completion of the Merger (see page 79)

As more fully described in this proxy statement and in the Merger Agreement, each party’s obligation to consummate the Merger depends on a number of conditions being satisfied or, to the extent legally permissible, waived, including:

•        approval and adoption of the Merger Agreement by an affirmative vote of the holders of at least a majority of the shares of Adams Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal in accordance with Delaware law (which we refer to as the “Adams stockholder approval”); and

•        the absence of any order, injunction, decree or law issued, enacted, adopted, promulgated or enforced by any governmental authority of competent jurisdiction that prohibits, renders illegal or enjoins the consummation of the Merger that remains in effect.

The obligation of Parent and Merger Sub to consummate the Merger is also subject to the satisfaction (or waiver by Parent and Merger Sub) of the following conditions:

•        Adams having complied with and performed in all material respects all of its obligations and covenants under the Merger Agreement contemplated to be performed by it at or prior to the effective time of the Merger;

•        subject to certain qualifications, the accuracy of representations and warranties made by Adams in the Merger Agreement (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties);

•        there having not occurred a Company Material Adverse Effect (as described in the section entitled “The Merger Agreement — Definition of Company Material Adverse Effect” beginning on page 67 of this proxy statement) on Adams;

•        receipt by Parent and Merger Sub of a certificate signed by an executive officer of the Adams certifying that the above-listed conditions have been satisfied; and

•        Adams having delivered to Parent and Merger Sub a properly completed certificate stating that the Company is not and has not been a United States real property holding corporation (as defined in the Internal Revenue Code of 1986 (the “Code”)).

The obligation of Adams to consummate the Merger is also subject to the satisfaction (or waiver by Adams) of the following conditions:

•        Each of Parent and Merger Sub having complied with and performed in all material respects all of its obligations and covenants under the Merger Agreement contemplated to be performed by it at or prior to the effective time of the Merger;

•        subject to certain qualifications, the accuracy of representations and warranties made by Parent and Merger Sub in the Merger Agreement (subject generally to a material adverse effect standard); and

•        receipt by Adams of a certificate signed by an executive officer of Parent certifying that the above-listed conditions have been met.

Regulatory Matters (see page 61)

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the completion of the Merger, other than the filing of the certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware.

Restrictions on Solicitation of Acquisition Proposals (see page 72)

Subject to certain exceptions, Adams has agreed that from the date of the Merger Agreement until the receipt of the Adams stockholder approval, except as otherwise set forth below, Adams will not, and will cause its subsidiaries and each of its and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives not to, and use reasonable best efforts to cause its subsidiaries and its subsidiaries’ respective representatives not to, directly or indirectly:

•        solicit or take any action to knowingly facilitate or encourage the submission of any “acquisition proposal” (as described in the section entitled “The Merger Agreement — Restrictions on Solicitation of Acquisition Proposals” beginning on page 72 of this proxy statement);

•        initiate, solicit, facilitate, participate in or enter into any discussions or negotiations with, furnish any nonpublic information relating to Adams or any of its subsidiaries or afford access to the business, properties, assets, personnel, books or records of Adams or any of its subsidiaries to, otherwise knowingly cooperate with any third party relating to an acquisition proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to an acquisition proposal (as described in the section entitled “The Merger Agreement — Restrictions on Solicitation of Acquisition Proposals” beginning on page 72 of this proxy statement);

•        make an adverse recommendation change (as described in the section entitled “The Merger Agreement  —  Restrictions on Solicitation of Acquisition Proposals” beginning on page 72 of this proxy statement) with regard to the Merger;

•        grant a waiver, amendment or release under a standstill or confidentiality agreement, provided that Adams or any of its subsidiaries shall not be prohibited from amending, modifying or granting any waiver or release under any standstill, confidentiality or similar agreement of Adams or any of its subsidiaries to the extent necessary to permit the applicable person to make, on a confidential basis to the Adams Board of Directors, an acquisition proposal, in each case solely to the extent the Adams Board of Directors determines, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties;

•        allow, authorize or cause Adams or any of its subsidiaries to enter into any agreement in principle, letter of intent, memorandum of understanding, acquisition agreement or contract providing for or relating to an acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal other than an Acceptable Confidentiality Agreement (as described below) (an “Alternative Acquisition Agreement”) or announce the intention to do so; or

•        resolve, or agree to do any of the foregoing.

Notwithstanding the restrictions described above, at any time prior to obtaining the Adams stockholder approval, in the event Adams receives a bona fide unsolicited acquisition proposal from a third party that has not resulted from a breach of the restrictions set forth above, if the Adams Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that (i) such acquisition proposal constitutes, or would reasonably be expected to lead to a superior proposal and (ii) the failure to take such action would be inconsistent with its fiduciary duties under applicable law, then the Adams Board of Directors may provide information to and engage in discussions or negotiations with the third party.

Changes in Board Recommendation (see page 74)

Under the Merger Agreement, under certain circumstances and subject to certain requirements described in the section entitled “The Merger Agreement — Changes in Board Recommendation” beginning on page 74 of this proxy statement, the Adams Board of Directors is entitled to make an adverse recommendation change prior to obtaining the Adams stockholder approval, if the Adams Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that an acquisition proposal is, or would reasonably be expected to lead to, a superior proposal (as described in the section entitled “The Merger Agreement — Changes in Board Recommendation” beginning on page 74 of this proxy statement), if the Adams Board of Directors determines that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:

•        Adams notifies Parent in writing at least four (4) business days before taking such action, that Adams intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches the unredacted copies of all proposed agreements for the superior proposal;

•        Parent has not made, within four (4) business days after receipt of such notice, an offer that the Adams Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, obviates the need to effect the adverse recommendation change, or is at least as favorable from a financial point of view to Adams stockholders, taking into consideration the identity of the counterparty, the expected timing, conditionality and likelihood of consummation of the contemplated transactions, any legal, financial and regulatory aspects, and such other factors determined by the Adams Board of Directors to be relevant, in the case of any such superior proposal, as applicable; and

•        during such time, Adams and its Representatives negotiate in good faith with Parent and its Representatives to make adjustments to the terms and conditions of the Merger Agreement in response to such superior proposal and the Adams Board of Directors takes into account any changes to the terms of the Merger Agreement proposed by Parent (provided that any material revision to any acquisition proposal requires a new written notification from Adams, during which notice period Adams will be required to comply with the foregoing requirements anew, except that such new notice period will be for two (2) business days (as opposed to four (4) business days)).

In the event that the Adams Board of Directors is permitted to change its recommendation with respect to the Merger Agreement following the receipt of an acquisition proposal that it determines to be a superior proposal, Adams may also terminate the Merger Agreement to enter into a definitive written agreement for such superior proposal if concurrently with such termination, Adams pays to Parent a termination fee of $4 million in immediately available funds (the “Termination Fee”) as described in the section entitled “The Merger Agreement — Termination Fee Payable by Adams” beginning on page 82 of this proxy statement.

In addition, at any time prior to obtaining the Adams stockholder approval, the Adams Board of Directors is permitted to effect an adverse recommendation change in response to an “intervening event” (as described in the section entitled “The Merger Agreement — Changes in Board Recommendation” beginning on page 74 of this proxy statement) if the Adams Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:

•        Adams notifies Parent in writing of its intention to take such action at least four (4) business days before taking such action, that Adams intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches a reasonably detailed description of the intervening event; and

•        during such time, Adams and its Representatives negotiate in good faith with Parent and its Representatives to make adjustments to the terms and conditions of the Merger Agreement in response to such intervening event and the Adams Board of Directors takes into account any changes to the terms of the Merger Agreement proposed by Parent (provided that any material revision to any acquisition proposal requires a new written notification from Adams, during which notice period Adams will be required to comply with the foregoing requirements anew, except that such new notice period will be for two (2) business days (as opposed to four (4) business days)).

In addition, if the Adams Board of Directors changes its recommendation with respect to the Merger Agreement, Parent may terminate the Merger Agreement and collect the Termination Fee (i.e., a termination fee of $4 million in immediately available funds) as described in the section entitled “The Merger Agreement — Termination Fee Payable by Adams” beginning on page 82 of this proxy statement.

Termination of the Merger Agreement (see page 81)

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger (notwithstanding the Adams stockholder approval):

•        by mutual written agreement of Adams and Parent;

•        by either Adams or Parent if:

•        the Merger has not been consummated on or before May 11, 2025 (the “End Date”); provided that this termination right will not be available to any party whose breach (including, in the case of Parent, a breach by Merger Sub) of any provision of the Merger Agreement has been the primary cause of, or primarily resulted in, the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger by such time;

•        there is in effect any injunction or other order issued by a governmental authority of competent jurisdiction prohibiting or preventing the consummation of the Merger and such injunction or other order shall have become final and non-appealable; provided that this termination right will not be available to any party whose breach of any provision of the Merger Agreement is the primary cause of, or primarily resulted in, such injunction or other order; or

•        at the Special Meeting (including any adjournment or postponement thereof), the Adams stockholder approval is not obtained; provided that this termination right will not be available to Adams if the failure to obtain the Adams stockholder approval was primarily caused by any action or failure to act by Adams that constitutes a breach of Adams’s obligations under the Merger Agreement.

•        by Parent if:

•        an adverse recommendation change has occurred prior to the receipt of the Adams stockholder approval; or

•        Adams has breached any representation or warranty or failed to perform any covenant or agreement on the part of Adams set forth in the Merger Agreement that would cause the closing conditions not to be satisfied and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, Adams shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from Parent stating Parent’s intention to terminate the Merger Agreement pursuant to the terms set forth therein; provided that, at the time at which Parent would otherwise exercise such termination right, neither Parent nor Merger Sub shall be in material breach of its or their obligations under the Merger Agreement so as to cause any of the closing conditions not to be capable of being satisfied;

•        by Adams if:

•        prior to the receipt of the Adams stockholder approval, (a) Adams received a superior proposal, (b) the Adams Board of Directors authorizes Adams to enter into a definitive Alternative Acquisition Agreement providing for the consummation of the transactions contemplated by the superior proposal, and (c) Adams has complied in all material respects with the restrictions on solicitation of acquisition proposals and related covenants; provided that concurrently with such termination, Adams pays to Parent the Termination Fee (i.e., a termination fee of $4 million in immediately available funds) as described in the section entitled “The Merger Agreement — Termination Fee Payable by Adams” beginning on page 82 of this proxy statement and enters into the Alternative Acquisition Agreement with respect to such superior proposal;

•        Parent or Merger Sub has breached any representation or warranty or failed to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement that would cause the closing conditions not to be satisfied, and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, Parent or Merger Sub shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from Adams stating Adams’s intention to terminate the Merger Agreement pursuant to the terms set forth therein; provided that, at the time at which Adams would otherwise exercise such termination right, Adams shall not be in material breach of its obligations under the Merger Agreement so as to cause any of the closing conditions not to be capable of being satisfied; or

•        (a) all of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger, each of which is capable of being satisfied assuming a closing of the Merger would occur), (b) Parent, in violation of the terms of the Merger Agreement, fails to consummate the Merger by the time the closing of the Merger should have occurred, (c) following such failure by Parent to consummate the Merger, Adams has provided irrevocable written notice to Parent that Adams is ready, willing and able to consummate the closing of the Merger on such date of notice and at all times during the three (3) business days immediately thereafter and (d) Parent fails to consummate the Merger within such three (3) business day period after the delivery of Adams’s notice of termination.

Termination Fee Payable by Adams (see page 82)

Adams has agreed to pay Parent a Termination Fee (i.e., a termination fee of $4 million in immediately available funds):

•        immediately prior to termination, if Adams terminates the Merger Agreement because the Adams Board of Directors authorizes Adams to enter into a definitive written agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of acquisition proposals;

•        within three (3) business days of termination, if Parent terminates the Merger Agreement because an adverse recommendation change occurred; or

•        concurrently with the earlier of the execution of a definitive agreement and the consummation of an acquisition proposal, if Parent or Adams (as applicable) terminates the Merger Agreement because (i) the Merger has not been consummated by the End Date, (ii) of any breach by Adams that would cause or result in any closing conditions not being satisfied or being incapable of being satisfied by the End Date, or (iii) Adams stockholders did not approve the Merger at the stockholder meeting and:

•        prior to such termination an acquisition proposal was publicly announced (or, solely in the case of (ii) above, made to the Adams Board of Directors) and not withdrawn; and

•        within twelve (12) months after the date of such termination an acquisition proposal (whether or not the same one) is consummated or Adams or its subsidiaries has entered into a definitive agreement relating to an acquisition proposal (whether or not the same one) (provided that all references to “20%” in the definition of acquisition proposal will be deemed to be a reference to “50%”).

Remedies (see page 82)

The Merger Agreement provides that, upon any termination of the Merger Agreement under circumstances where the Termination Fee (i.e., a termination fee of $4 million in immediately available funds) is payable by Adams and the Termination Fee is paid in full, except in the case of willful breach or fraud, Parent and Merger Sub will be precluded from any other remedy against Adams, at law or in equity or otherwise and neither Parent nor Merger Sub will seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Adams or any of Adams’s subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders or affiliates or their respective representatives in connection with the Merger Agreement or the transactions contemplated thereby.

In addition, the Merger Agreement provides that, upon any termination of the Merger Agreement under circumstances where the Termination Fee is not payable by Adams, the Merger Agreement will become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party), except in the case of willful breach or fraud.

Specific Performance (see page 83)

The Merger Agreement provides that the parties will be entitled to an injunction to prevent breaches of the Merger Agreement and to specifically enforce the performance of the terms and provisions of the Merger Agreement.

Appraisal Rights (page 61)

If the Merger is consummated, Adams stockholders who continuously hold shares of Adams Common Stock (other than shares of Adams Common Stock held by Adams as treasury stock or owned by Parent that will be canceled pursuant to the Merger Agreement) through the effective time of the Merger, do not vote in favor of the adoption of the Merger Agreement or consent thereto in writing and properly exercise appraisal rights for their shares of Adams Common Stock and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares of Adams Common Stock in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”).

This means that Adams stockholders who perfect their appraisal rights, do not thereafter withdraw their demand for appraisal and follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares of Adams Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Adams Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this proxy statement titled “Appraisal Rights of Stockholders,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each Adams stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Adams stockholders who wish to seek appraisal of their shares of Adams Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Adams stockholders considering seeking appraisal should be aware that the fair value of their shares of Adams Common Stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (a) submit a written demand for appraisal to Adams before the vote is taken on the adoption of the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (c) continue to hold your shares of Adams Common Stock of record through the Effective Time; and (d) strictly comply with all other procedures for exercising appraisal rights under Section 262. Your failure to follow exactly the procedures specified under Section 262 may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the Adams stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement titled “Appraisal Rights of Stockholders,” which is qualified in its entirety by Section 262 of the DGCL. The text of Section 262 of the DGCL, is reproduced in its entirety as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. If you hold your shares of Adams Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares of Adams Common Stock for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares of Adams Common Stock confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified listed required by Section 262(f) of the DGCL. The procedures for exercising appraisal rights is further described in the section entitled “Appraisal Rights of Stockholders” beginning on page 86 of this proxy statement.

The Special Meeting (see page 27)

The Special Meeting of Adams stockholders is scheduled to be held exclusively online via live webcast on [•], 2025, at [•] a.m., Central Time. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/AE2025SM (the “Virtual Meeting Website”) and using the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials. Instructions on how to attend and participate online are also posted online at the Virtual Meeting Website.

The Special Meeting is being held in order to consider and vote on the following:

•        a proposal to approve and adopt the Merger Agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement” beginning on pages 33 and 63, respectively, of this proxy statement;

•        a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger, discussed under the sections entitled “The Merger (Proposal 1) — Interests of Adams’s Directors and Executive Officers in the Merger” and “Advisory Vote on Merger-Related Compensation Arrangements (Proposal 2)” beginning on pages 56 and 91, respectively, of this proxy statement; and

•        a proposal to approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Only holders of record of Adams Common Stock at the close of business on [•], 202[•], the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. At the close of business on the record date, [•] shares of Adams Common Stock were issued and outstanding, approximately [•] of which were held by Adams’s directors and executive officers. We currently expect that all of Adams’s directors and executive officers will vote their shares in favor of the proposal to approve and adopt the Merger Agreement and the other proposals to be considered at the Special Meeting, although no director or executive officer is obligated to do so.

The presence at the Special Meeting, by attendance, via the Virtual Meeting Website or by proxy, of the holders of a majority of the shares of Adams Common Stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the Special Meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the Special Meeting. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement and will subject Adams to additional expense.

You may cast one vote for each share of Adams Common Stock that you own at the close of business on the record date. Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the shares of Adams Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal in accordance with Delaware law. The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger requires that a quorum be present and the affirmative vote of a majority in voting power of the shares of Adams Common Stock which are present via the Virtual Meeting Website or represented by proxy and entitled to vote on the Merger-related compensation proposal. The proposal to adjourn the Special Meeting, including if necessary to permit further solicitation of proxies, requires the affirmative vote of a majority in voting power of the shares of Adams Common Stock which are present via the Virtual Meeting Website or represented by proxy and entitled to vote on the adjournment proposal. Notwithstanding the inclusion of the proposal to adjourn the Special Meeting, Adams’s bylaws provide that a special meeting may be adjourned by a lesser number (than required to establish a quorum) without further notice until a quorum is secured.

An abstention occurs when a stockholder attends a meeting, via the Virtual Meeting Website or by proxy, but abstains from voting. At the Special Meeting, abstentions will be counted in determining whether a quorum is present. Because under Delaware law the approval and adoption of the Merger Agreement requires the affirmative vote of at least a majority of the shares of Adams Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal, both abstentions and a failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement (Proposal 1). Abstentions will also have the same effect as a vote “AGAINST” both the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger (Proposal 2), and the proposal to approve the adjournment of the Special Meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement (Proposal 3). However, assuming a quorum is present, a failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have no effect on the outcome of either Proposal 2 or Proposal 3.

If no instruction as to how to vote is given in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) the proposal to approve and adopt the Merger Agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger; and (iii) the proposal to approve the adjournment of the Special Meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Interests of Adams’s Directors and Executive Officers in the Merger (see page 56)

In considering the recommendation of the Adams Board of Directors to approve and adopt the Merger Agreement, you should be aware that Adams’s directors and executive officers have certain interests in the Merger that may be different from, or in addition to, those of Adams stockholders generally. The Adams Board of Directors was aware of these interests and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, in reaching its decision to approve the Merger Agreement and in recommending to Adams stockholders that the Merger Agreement be approved and adopted. These interests are described in further detail and quantified below under “The Merger (Proposal 1) — Interests of Adams’s Directors and Executive Officers in the Merger” beginning on page 56 and “Advisory Vote on Merger-Related Compensation Arrangements (Proposal 2)” beginning on page 91 of this proxy statement.

Directors’ and Officers’ Indemnification and Insurance (see page 60)

For six (6) years after the effective time of the Merger, Parent has agreed to cause the Surviving Corporation to indemnify and hold harmless the present and former directors and officers of Adams, exclusively in their capacity as such in respect of acts or omissions occurring at or prior to the effective time of the Merger on terms no less advantageous than those provided under Adams’s certificate of incorporation and bylaws in effect on November 11, 2024 and, if neither the Company nor Parent has obtained a “tail” insurance policy as of the Effective Time, to maintain in effect the directors’ and officers’ insurance in effect as of the Effective Time or another policy with no less favorable coverage.

Market Prices of Adams Common Stock (see page 85)

The closing price of Adams Common Stock on the NYSE American on November 11, 2024, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $27.32 per share of Adams Common Stock. The Merger Consideration represents a 39% premium to the closing price of Adams Common Stock on the NYSE American on November 11, 2024, and a 53% premium to the volume-weighted average price per share of Adams Common Stock on the NYSE American for the three-month period ended November 11, 2024. The closing price of Adams Common Stock on the NYSE American on [•], 202[•], the most recent practicable date prior to the date of this proxy statement, was $[•] per share. You are encouraged to obtain current market quotations for Adams Common Stock in connection with voting your shares of Adams Common Stock.

Litigation Related to the Merger (see page 62)

As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger.

Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Adams, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is the absence of any order, injunction, decree or law issued by any governmental authority of competent jurisdiction that prohibits, renders illegal or enjoins the consummation of the Merger whether on a temporary, preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.

For additional information regarding any potential litigation, please see the section entitled “The Merger (Proposal 1) — Litigation Related to the Merger” beginning on page 62 of this proxy statement.

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of Adams, may have regarding the Merger and the Special Meeting and the answers to those questions. Adams urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Merger and the Special Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.

Q:     Why am I receiving this proxy statement and proxy card or voting instruction form?

A:     You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Adams Board of Directors for use at the Special Meeting because you have been identified as a holder of Adams Common Stock as of the close of business on the record date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Adams Common Stock with respect to such matters.

Q:     What is the purpose of the Special Meeting?

A:     At the Special Meeting, stockholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:

•        a proposal to approve and adopt the Merger Agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement” beginning on pages 33 and 63, respectively, of this proxy statement;

•        a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger, discussed under the sections entitled “The Merger (Proposal 1) — Interests of Adams’s Directors and Executive Officers in the Merger” and “Advisory Vote on Merger-Related Compensation Arrangements (Proposal 2)” beginning on pages 56 and 91, respectively, of this proxy statement; and

•        a proposal to approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Q:     Where and when is the Special Meeting?

A:     The Special Meeting is scheduled to be held exclusively online via live webcast on [•], 2025 at [•] a.m., Central Time. There will not be a physical meeting location. You will be able to attend the Special Meeting by visiting the Virtual Meeting Website and using the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials.

Q:     What do I need in order to be able to attend the Special Meeting online?

A:     The Special Meeting will be held via live webcast only. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/AE2025SM and using the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials. Please note you will not be able to attend the Special Meeting in person.

The webcast will start at [•] a.m., Central Time on [•], 2025. We encourage you to allow ample time for online check-in, which will open at [•] a.m., Central Time. Please be sure to check in by [•] a.m., Central Time on [•], 2025 (fifteen (15) minutes prior to the start of the meeting is recommended), so that any technical difficulties may be addressed before the Special Meeting live webcast begins.

Even if you plan to virtually attend the Special Meeting, please vote by proxy in advance so that your vote will be counted if you later decide not to or become unable to virtually attend the Special Meeting.

If you hold your shares in “street name,” you may virtually attend and vote at the Special Meeting only if you obtain a specific control number from your bank, broker or other nominee giving you the right to vote such shares. This information is typically included on the voting instruction form accompanying your proxy materials.

Q:     How does the Adams Board of Directors recommend that I vote on the proposals?

A:     The Adams Board of Directors unanimously determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Adams and its stockholders and approved the Merger Agreement. Accordingly, the Adams Board of Directors unanimously recommends that you vote as follows:

•        “FOR” the approval and adoption of the Merger Agreement;

•        “FOR” the approval, on a non-binding, advisory basis, of certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger; and

•        “FOR” the approval of an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Q:     What will happen in the Merger?

A:     If the Merger is completed, Merger Sub will merge with and into Adams, whereupon the separate existence of Merger Sub will cease and Adams will be the Surviving Corporation and a wholly owned subsidiary of Parent. As a result of the Merger, Adams Common Stock will no longer be publicly traded, and you will no longer have any interest in Adams’s future earnings or growth. In addition, Adams Common Stock will be delisted from the NYSE American and subsequently deregistered under the Exchange Act, and Adams will no longer be required to file periodic reports with the SEC with respect to Adams Common Stock.

Q:     Who will own Adams after the Merger?

A:     Immediately following the Merger, Adams will be a wholly owned subsidiary of Parent.

Q:     What will I receive in the Merger?

A:     If the Merger is completed, at the effective time of the Merger, each share of Adams Common Stock that is issued and outstanding immediately prior to the effective time of the Merger (other than any shares held by Adams (as treasury stock), Parent, Merger Sub or any other subsidiary of Parent or Adams, or any stockholder who has properly demanded and perfected and not validly withdrawn appraisal rights in accordance with Delaware law) will be automatically converted into the right to receive the Merger Consideration (i.e. $38.00 in cash, without interest).

Q:     How does the Merger Consideration compare to the recent trading price of Adams Common Stock?

A:     The closing price of Adams Common Stock on the NYSE American on November 11, 2024, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $27.32 per share of Adams Common Stock. The Merger Consideration represents a 39% premium to the closing price of Adams Common Stock on the NYSE American on November 11, 2024, and a 53% premium to the volume-weighted average price per share of Adams Common Stock on the NYSE American for the three-month period ended November 11, 2024. The closing price of Adams Common Stock on the NYSE American on [•], 202[•], the most recent practicable date prior to the date of this proxy statement, was $[•] per share.

Q:     What will happen in the Merger to Adams equity awards?

A:     The Merger Agreement provides that, at the effective time of the Merger, the outstanding equity awards of Adams will be treated as follows:

Each Adams RSA will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares subject to such Adams RSA.

Each Adams PSA will automatically become fully vested at target performance (as set forth in the applicable award agreement) and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Adams Common Stock issued and outstanding under the Adams PSA immediately prior to the effective time of the Merger.

Q:     Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares of Adams Common Stock?

A:     If the Merger is consummated, Adams stockholders who continuously hold shares of Adams Common Stock (other than shares of Adams Common Stock held by Adams as treasury stock or owned by Parent that will be canceled pursuant to the Merger Agreement) through the effective time of the Merger, do not vote in favor of the adoption of the Merger Agreement or consent thereto in writing and properly exercise appraisal rights for their shares of Adams Common Stock and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares of Adams Common Stock in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”).

This means that Adams stockholders who perfect their appraisal rights, do not thereafter withdraw their demand for appraisal and follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares of Adams Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Adams Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this proxy statement titled “Appraisal Rights of Stockholders,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each Adams stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Adams stockholders who wish to seek appraisal of their shares of Adams Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Adams stockholders considering seeking appraisal should be aware that the fair value of their shares of Adams Common Stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (a) submit a written demand for appraisal to Adams before the vote is taken on the adoption of the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (c) continue to hold your shares of Adams Common Stock of record through the Effective Time; and (d) strictly comply with all other procedures for exercising appraisal rights under Section 262. Your failure to follow exactly the procedures specified under Section 262 may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the Adams stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement titled “Appraisal Rights of Stockholders,” which is qualified in its entirety by Section 262 of the DGCL. The text of Section 262 of the DGCL, is reproduced in its entirety as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. If you hold your shares of Adams Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares of Adams Common Stock for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares of Adams Common Stock confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified listed required by Section 262(f) of the DGCL. The procedures for exercising appraisal rights is further described in the section entitled “Appraisal Rights of Stockholders” beginning on page 86 of this proxy statement.

Q:     What vote is required to approve and adopt the Merger Agreement?

A:     Assuming a quorum is present, the proposal to approve and adopt the Merger Agreement requires the affirmative vote of at least a majority of the shares of Adams Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal. In addition, under the Merger Agreement, the receipt of such required vote is a condition to the consummation of the Merger. Assuming a quorum is present, a failure to vote your shares of Adams Common Stock or an abstention from voting will have the same effect as a vote against the Merger proposal.

Q:     What vote is required to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger?

A:     The proposal to approve, on a non-binding, advisory basis, the compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger requires the affirmative vote of a majority in voting power of the shares of Adams Common Stock which are present via the Virtual Meeting Website or represented by proxy and entitled to vote on the Merger-related compensation proposal; however, such vote is advisory (non-binding) only. If your shares of Adams Common Stock are represented at the Special Meeting but are not voted on the Merger-related compensation proposal, or if you vote to abstain on the Merger-related compensation proposal, this will have the same effect as a vote “AGAINST” the non-binding Merger-related compensation proposal. If you fail to submit a proxy and fail to attend and vote in person at the Special Meeting, or if you do not instruct your bank, broker or other nominee how to vote your shares of Adams Common Stock, your shares of Adams Common Stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the Merger-related compensation proposal except to the extent that it results in there being insufficient shares present at the Special Meeting to establish a quorum.

Q:     What vote is required to approve the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement?

A:     The proposal to adjourn the Special Meeting, the approval of which is not required to complete the Merger, requires the affirmative vote of a majority in voting power of the shares of Adams Common Stock which are present via the Virtual Meeting Website or represented by proxy and entitled to vote on the adjournment proposal. Notwithstanding the inclusion of the proposal to adjourn the Special Meeting, Adams’s bylaws provide that a meeting of the stockholders (including the Special Meeting) may be adjourned by a lesser number (than required to establish a quorum) without further notice until a quorum is secured.

Q:     Do any of Adams’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A:     In considering the recommendation of the Adams Board of Directors with respect to the Merger proposal, you should be aware that our directors and executive officers have certain interests in the Merger that may be different from, or in addition to, the interests of Adams stockholders generally. The Adams Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, in reaching its decision to approve the Merger Agreement and in recommending that the Merger Agreement be approved by the stockholders of Adams. See “The Merger (Proposal 1) — Interests of Adams’s Directors and Executive Officers in the Merger” beginning on page 56 and “Advisory Vote on Merger-Related Compensation Arrangements (Proposal 2)” beginning on page 91 of this proxy statement.

Q:     When do you expect the Merger to be completed?

A:     In order to complete the Merger, Adams must obtain the Adams stockholder approval regarding the proposal to adopt the Merger Agreement described in this proxy statement and the other closing conditions under the Merger Agreement must be satisfied or waived. The parties to the Merger Agreement currently expect to complete the Merger in the first calendar quarter of 2025, although Adams cannot assure completion by any particular date, if at all. Because the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Q:     What conditions must be satisfied to complete the Merger?

A:     There are several conditions which must be satisfied to complete the Merger. In addition to the Adams stockholder approval, the obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties) and the other party having complied with and performed in all material respects its obligations under the Merger Agreement required to be performed by it at or prior to the effective time of the Merger. Consummation of the Merger is not subject to any financing condition.

Q:     Why am I being asked to consider and act upon a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger?

A:     SEC rules require Adams to seek a non-binding, advisory vote to approve any agreements or understandings and compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger. Approval of this proposal by Adams stockholders is not required to complete the Merger. Furthermore, because the vote to approve such compensation is advisory only, it will not be binding on either Adams or Parent. Accordingly, if the Merger is approved by Adams stockholders and the Merger is completed, the compensation will be payable regardless of the outcome of the advisory vote to approve such compensation.

Q:     Do you expect the Merger to be taxable to Adams stockholders?

A:     The exchange of Adams Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, if you are a U.S. Holder, you will recognize gain or loss equal to the difference between (i) the Merger Consideration you receive and (ii) the adjusted tax basis of the shares of Adams Common Stock you surrender in the Merger. If you are a Non-U.S. Holder, your exchange of shares of Adams Common Stock for the Merger Consideration generally will not result in U.S. federal income tax unless you have certain connections with the United States. For a more complete description of the U.S. federal income tax consequences of the Merger, you should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 95 of this proxy statement. This description does not address any non-income tax consequences, nor does it address state, local, non-U.S. or other tax consequences of the Merger or consequences to holders who are subject to special tax treatment under U.S. federal income tax law. Consequently, you are urged to consult your tax advisor to determine the particular tax consequences of the Merger.

Q:     Are there any other risks to me from the Merger that I should consider?

A:     Yes. There are risks associated with all business combinations, including the Merger. See the section entitled “Caution Regarding Forward-Looking Statements” beginning on page 24 of this proxy statement.

Q:     Who is entitled to vote at the Special Meeting?

A:     The record date for the Special Meeting is [•], 202[•]. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Special Meeting or any adjournment or postponement thereof. The only class of stock that can be voted at the meeting is Adams Common Stock. Each outstanding share of Adams Common Stock is entitled to one vote on all matters that come before the Special Meeting. At the close of business on the record date, there were [•] shares of Adams Common Stock issued and outstanding, approximately [•]% of which were held by Adams’s directors and executive officers. We currently expect that all of Adams’s directors and executive officers will vote their shares in favor of the proposal to approve and adopt the Merger Agreement and the other proposals to be considered at the Special Meeting, although no director or executive officer is obligated to do so.

Q:     How many votes do I have?

A:     Each holder of Adams Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Adams Common Stock that such holder owned as of the record date.

Q:     Who may attend the Special Meeting?

A:     Only stockholders as of the close of business on [•], 202[•], or their duly appointed proxies, and invited guests of Adams may attend the meeting via the Virtual Meeting Website. “Street name” holders (those whose shares are held through a broker, bank or other nominee) who wish to vote at the Special Meeting must obtain the control number from the voting instruction form accompanying these proxy materials or submit a legal proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your shares at the Special Meeting.

Q:     Who is soliciting my vote?

A:     The Adams Board of Directors is soliciting your proxy, and Adams will bear the cost of soliciting proxies. Sodali has been retained to assist with the solicitation of proxies. Sodali will be paid a solicitation fee of approximately $20,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the Special Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of Adams Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Sodali or, without additional compensation, by certain of Adams’s directors, officers and employees.

Q:     What do I need to do now?

A:     Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Whether or not you expect to attend the Special Meeting, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Special Meeting.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:     If your shares of Adams Common Stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Adams. If your shares of Adams Common Stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Adams Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares of Adams Common Stock, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares of Adams Common Stock by following their instructions for voting. You may virtually attend and vote at the Special Meeting only if you obtain a specific control number from your bank, broker or other nominee giving you the right to vote such shares.

Q:     How do I vote if my shares are registered directly in my name?

A:     If you are a stockholder of record, there are four methods by which you may vote at the Special Meeting:

•        Internet:    To vote over the internet, log on to the voting site indicated on your enclosed proxy card and follow the instructions. If you vote over the internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the Internet, you must do so prior to 11:59 p.m., Eastern Time, on [•], 2025 (the day before the Special Meeting).

•        Telephone:    To vote by telephone, call the toll-free number indicated on your enclosed proxy card and follow the instructions. If you vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on [•], 2025 (the day before the Special Meeting).

•        Mail:    To vote by mail, complete, sign and date the enclosed proxy card and return it by mail promptly in the postage paid, pre-addressed envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If we receive your validly executed proxy card before polls close at the Special Meeting, we will vote your shares as you direct.

•        Virtually During Meeting:    To vote your shares during the Special Meeting, follow the instructions at www.virtualshareholdermeeting.com/AE2025SM. On the day of the Special Meeting, Broadridge may be contacted at +1 (844) 986-0822 (US) or +1 (303) 562-9302 (International) to answer any questions regarding how to virtually attend the Special Meeting or if you encounter any technical difficulty accessing or during the Special Meeting.

Whether or not you plan to attend the meeting, we urge you to vote by proxy, whether by internet, by telephone or by mail, to ensure your vote is counted. You may still attend the meeting and vote your shares via the Virtual Meeting Website, even if you have already voted by proxy. If you later decide to vote at the Special Meeting, your previously submitted proxy will be automatically revoked. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet, which is a convenient, cost-effective and reliable alternative to returning a proxy card by mail.

Q:     How do I vote if my shares are held in the name of my broker (street name)?

A:     If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a voting instruction form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions. You may also virtually attend and vote at the Special Meeting if you obtain a specific control number from your bank, broker or other nominee giving you the right to vote such shares, which is typically included on the voting instruction form provided by your broker, bank or other nominee.

Q:     What is a proxy?

A:     A proxy is your legal designation of another person to vote your shares of Adams Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Adams Common Stock is called a “proxy card.”

Q:     If an Adams stockholder gives a proxy, how are the shares voted?

A:     The individuals named on the enclosed proxy card, or your proxies, will vote your shares of Adams Common Stock in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your shares of Adams Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares of Adams Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted: (i) “FOR” the approval and adoption of the Merger Agreement; (ii) “FOR” the approval, on a non-binding, advisory basis, of certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger; and (iii) “FOR” the approval of an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve the Merger Agreement.

Q:     Can I change my vote after I submit my proxy?

A:     Yes. You can change or revoke your proxy at any time before the polls close at the Special Meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

•        you may submit another validly executed proxy bearing a later date, whether over the internet, by telephone or by mail;

•        you may send a written notice that is received before the polls close at the Special Meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Corporate Secretary, Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 101, Houston Texas 77027, Attention: Corporate Secretary; or

•        you may attend the Special Meeting (or any adjournment or postponement thereof) and vote via the Virtual Meeting Website.

If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.

If you have questions about how to vote or change your vote, please contact Sodali, the firm assisting us in the solicitation of proxies, toll-free at +1 (800) 662-5200 (in North America) or +1 (203) 658-9400 (outside of North America).

Q:     How can I obtain a proxy card?

A:     If you lose, misplace or otherwise need to obtain a proxy card, please follow the applicable procedure below.

•        For Adams stockholders of record:    Please call Sodali toll free at +1 (800) 662-5200 (in North America) or +1 (203) 658-9400 (outside of North America).

•        For holders in “street name”:    Please contact your account representative at your broker, bank or other similar institution.

Q:     What happens if I sell my shares of Adams Common Stock before the Special Meeting?

A:     The record date for the Special Meeting is earlier than the expected date of the Merger. If you own shares of Adams Common Stock as of the close of business on the record date but transfer your shares prior to the date of the Special Meeting, you will retain your right to vote at the Special Meeting, but the right to receive the Merger Consideration will pass to the person who holds your shares immediately prior to the effective time of the Merger.

Q:     What happens if I sell my shares of Adams Common Stock after the Special Meeting but before the effective time of the Merger?

A:     If you transfer your shares after the Special Meeting but before the effective time of the Merger, you will have transferred the right to receive the Merger Consideration to the person to whom you transfer your shares. In order to receive the Merger Consideration, you must hold your shares of Adams Common Stock through completion of the Merger.

Q:     Should I surrender my book-entry shares or send in my stock certificates now?

A:     No. If the Merger is completed, the exchange agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares of Adams Common Stock for the Merger Consideration. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY OR OTHERWISE SEND THEM TO ADAMS, PARENT OR SODALI.

Q:     If I do not know where my stock certificates are, how will I get the Merger Consideration for my shares of Adams Common Stock?

A:     If the Merger is consummated, the transmittal materials you will receive after the closing of the Merger will include the procedures that you must follow if you cannot locate your stock certificate(s). This will include an affidavit that you will need to sign attesting to the loss of your stock certificates.

Q:     How many shares must be present to constitute a quorum for the meeting?

A:     The presence at the Special Meeting, by attendance via the Virtual Meeting Website or by proxy, of the holders of a majority of the shares of Adams Common Stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the Special Meeting. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement and will subject Adams to additional expense.

Q:     What if I abstain from voting?

A:     If you attend the Special Meeting or send in your validly executed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists. Assuming a quorum is present, if you abstain from voting on the proposal to approve and adopt the Merger Agreement at the Special Meeting, it will have the same effect as a vote “AGAINST” such proposal. If you abstain from voting on the other two proposals, it will also have the same effect as a vote “AGAINST” such proposals.

Q:     Will my shares be voted if I do not sign and return my proxy card or vote over the internet, by mail, by telephone or by attendance via the Virtual Meeting Website?

A:     If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone, by mail or by voting during the meeting via the Virtual Meeting Website, your shares will not be voted at the Special Meeting and if you do not sign and return your proxy card or vote over the internet, by telephone or attend the Special Meeting via the Virtual Meeting Website, your shares will not be counted for purposes of determining whether a quorum exists.

If your shares are held in street name and you do not issue instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. Under applicable New York Stock Exchange rules, all of the proposals in this proxy statement are non-routine matters. Accordingly, if your shares are held in “street name” and you do not issue instructions to your broker, bank or other nominee, your shares will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

If you fail to complete, sign, date and return your proxy card by mail, or vote via the internet, by telephone or by attendance via the Virtual Meeting Website, it will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement assuming a quorum is present, but will have no effect on the other proposals.

Q:     What is a broker non-vote?

A:     Broker non-votes are shares held by brokers and other record holders that are present or represented by proxy at the Special Meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Adams Common Stock held in “street name” does not give voting instructions to the broker or other holder of record, then those shares will not be present or represented by proxy at the Special Meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement. However, a failure to instruct your broker, bank or other nominee to vote on the non-binding proposal regarding Merger-related compensation for Adams’s named executive officers (assuming a quorum is present) or the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies for the approval and adoption of the Merger Agreement (regardless of whether a quorum is present), will have no effect on the outcome of such proposals.

Q:     Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:     No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:     What does it mean if I receive more than one set of proxy materials?

A:     This means you own shares of Adams Common Stock that are registered under different names or are in more than one account. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign and date all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own postage-paid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:     Who will count the votes?

A:     A representative from Broadridge will serve as the inspector of election.

Q:     Can I participate if I am unable to attend the Special Meeting?

A:     If you are unable to attend the Special Meeting, we encourage you to complete, sign, date and return your proxy card or to vote over the internet or by telephone in advance of the Special Meeting.

Q:     Where can I find the voting results of the Special Meeting?

A:     Adams intends to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that Adams files with the SEC are publicly available when filed.

Q:     What happens if the Merger is not completed?

A:     If the Adams stockholder approval is not obtained or if the Merger is not completed for any other reason, Adams stockholders will not receive any payment for their shares of Adams Common Stock in connection with the Merger. Instead, Adams will remain an independent public company and shares of Adams Common Stock will continue to be listed and traded on the NYSE American.

The Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, Adams will be required to pay to Parent the Termination Fee (i.e., a termination fee of $4 million in immediately available funds).

See the sections entitled “The Merger Agreement — Termination Fee Payable by Adams” and “The Merger Agreement — Remedies beginning on pages 82 and 82, respectively, of this proxy statement, respectively, for a discussion of the circumstances under which such the Termination Fee will be required to be paid and Parent, Merger Sub or its affiliates may be liable to Adams for monetary damages, as described above.

Q:     What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:     If Adams experiences technical difficulties during the Special Meeting (e.g., a temporary or prolonged power outage), it will determine whether the Special Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Special Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, Adams will promptly notify stockholders of the decision via the virtual meeting website. There will be technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting live webcast. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please call Broadridge at +1 (844) 986-0822 (US) or +1 (303) 562-9302 (International).

Q:     How can I obtain additional information about Adams?

A:     Adams will provide copies of this proxy statement and its 2024 Annual Report to Adams stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, without charge to any stockholder who makes a written request to our Corporate Secretary at Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 101, Houston, Texas 77027. Adams’s Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on Adams’s website at https://www.adamsresources.com/investor-relations. Adams’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to our website provided in this proxy statement.

Q:     How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?

A:     The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Adams and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Adams if you are a stockholder of record. You can notify us by sending a written request to Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 101, Houston Texas 77027, Attn: Corporate Secretary, or calling +1 (713) 881-3600. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Adams at the telephone and address set forth in the prior sentence. In addition, Adams will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

Q:     Whom should I contact if I have any questions?

A:     If you have questions about the Merger or the other matters to be voted on at the Special Meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

Sodali & Co
430 Park Avenue, 14th Floor
New York, NY 10022
Call toll-free at +1 (800) 662-5200 (in North America)
or +1 (203) 658-9400 (outside of North America)
Email: AE@info.sodali.com

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act. Any statements contained in this proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, that are not statements of historical fact may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of Adams based on current assumptions relating to Adams’s business, the economy and future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “intends,” “targets,” “prospects,” “potential,” “strategy,” “signs” and other words of similar meaning in connection with the discussion of future operating or financial performance, plans, actions or events. Forward-looking statements may include, among other things, statements relating to financial estimates and projections and statements as to the expected timing, completion and effects of the Merger, and the future business, performance and opportunities of Adams. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, Adams’s actual results may differ materially from those contemplated by the forward-looking statements. You, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. These risks and uncertainties include, but are not limited to, the risks detailed in Adams’s filings with the SEC, including in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•        the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination of the Merger Agreement under circumstances that could require Adams to pay a termination fee;

•        the failure to receive, on a timely basis or otherwise, the required approvals by Adams stockholders pursuant to the Merger Agreement;

•        the risk that other closing conditions to the Merger Agreement may not be satisfied;

•        the Merger may involve unexpected costs, liabilities or delays;

•        Adams’s and Parent’s ability to complete the proposed Merger on a timely basis or at all;

•        the risks that Adams’s business may suffer as a result of uncertainties surrounding the Merger;

•        the risk that any announcements relating to the Merger could have adverse effects on the market price of the Adams Common Stock;

•        the ability of Adams to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the consummation of the Merger;

•        the possibility of disruption to Adams’s business from the proposed Merger, including increased costs and diversion of management time and resources;

•        limitations placed on Adams’s ability to operate its business under the Merger Agreement;

•        general economic, business and political conditions;

•        if the Merger is completed, Adams stockholders will forego realization of any long-term value potential based on current strategy as an independent public company;

•        stock prices may decline if the Merger is not completed;

•        the inherent uncertainties involved in the estimates and assumptions used in the preparation of financial projections;

•        the outcome of any legal proceedings that may be instituted against Adams or others relating to the Merger Agreement or the Merger; and

•        other financial, operational and legal risks and uncertainties detailed from time to time in Adams’s SEC reports.

All forward-looking statements are inherently subject to a number of risks and uncertainties that could cause the actual results of Adams to differ materially from those reflected in forward-looking statements made in this proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, as well as in press releases and other statements made from time to time by Adams’s authorized officers. There can be no assurance that the Merger or any other transaction described above will in fact be consummated in the expected time frame, on the expected terms or at all. For a further discussion of other important factors that could impact Adams’s future results, performance or transactions, see the risk factors included in Item 1A of Adams’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and under Part II, Item 1A of Adams’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024. Adams does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANIES

Adams Resources & Energy, Inc.

Adams, a Delaware corporation organized in 1973, and its subsidiaries are primarily engaged in crude oil marketing, truck and pipeline transportation of crude oil, and terminalling and storage in various crude oil and natural gas basins in the lower 48 states of the United States (“U.S.”). In addition, Adams conducts tank truck transportation of liquid chemicals and dry bulk primarily in the lower 48 states of the U.S. with deliveries into Canada and Mexico, and with sixteen terminals across the U.S. Adams also recycles and repurposes off-specification fuels, lubricants, crude oil and other chemicals from producers in the U.S. Adams operates and reports in four business segments: (i) crude oil marketing, transportation and storage; (ii) tank truck transportation of liquid chemicals and dry bulk; (iii) pipeline transportation, terminalling and storage of crude oil; and (iv) interstate bulk transportation logistics of crude oil, condensate, fuels, oils and other petroleum products and recycling and repurposing of off-specification fuels, lubricants, crude oil and other chemicals.

Adams’s principal executive office is located at 17 South Briar Hollow Lane, Suite 100 Houston, Texas 77027. Following January 1, 2025, Adams’s principal executive office will be located at Wortham Tower Building, 2727 Allen Parkway, 9th Floor Houston, Texas 77019. Adams’s telephone number is +1 (713) 881-3600. Adams’s internet website address is www.adamsresources.com. The information provided on the Adams website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.

Shares of Adams Common Stock are listed and traded on the NYSE American under the symbol “AE.”

Tres Energy LLC

Parent is a Texas limited liability company that invests in and operates strategic energy assets across the U.S. The principal executive offices of Parent are located at 6702 Broadway, Galveston, Texas 77554 and its telephone number is +1 (713) 880-9888. Parent’s internet website address is www.tres-energy.com. The information provided on the Parent website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.

ARE Acquisition Corporation

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent and was formed on October 31, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist with Adams continuing as the Surviving Corporation. The principal executive offices of Merger Sub are located at 6702 Broadway, Galveston, Texas 77554 and its telephone number is +1 (713) 880-9888.

THE SPECIAL MEETING

This proxy statement is being provided to the stockholders of Adams as part of a solicitation of proxies by the Adams Board of Directors for use at the Special Meeting to be held at the time specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of Adams with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place

The Special Meeting is scheduled to be held exclusively online via live webcast on [•], 2025 at [•] a.m., Central Time. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/AE2025SM and using the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials. Please note you will not be able to attend the Special Meeting in person.

The webcast will start at [•] a.m., Central Time on [•], 2025. We encourage you to allow ample time for online check-in, which will open at [•] a.m., Central Time. Please be sure to check in by [•] a.m., Central Time on [•], 2025 (fifteen (15) minutes prior to the start of the meeting is recommended), so that any technical difficulties may be addressed before the Special Meeting live webcast begins.

We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual special meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving Adams and its stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication.

Both stockholders of record and street name stockholders will be able to attend the Special Meeting via live webcast and vote their shares electronically at the Special Meeting.

If you are a registered holder, your 16-digit control number will be included in the proxy materials.

If you hold your shares beneficially through a bank or broker, you may virtually attend and vote at the Special Meeting if you obtain a specific control number from your bank, broker or other nominee giving you the right to vote such shares, which is typically included on the voting instruction form provided by your bank or broker. Instructions on how to connect and participate via the Internet are posted at www.virtualshareholdermeeting.com/AE2025SM.

Technical Difficulties

There will be technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting live webcast. Please be sure to check in by [•] a.m., Central Time on [•], 2025 (fifteen (15) minutes prior to the start of the meeting is recommended), so that any technical difficulties may be addressed before the Special Meeting live webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please call Broadridge at +1 (844) 986-0822 (US) or +1 (303) 562-9302 (International).

Purpose of the Special Meeting

At the Special Meeting, Adams stockholders will be asked to consider and vote on the following:

•        a proposal to approve and adopt the Merger Agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement” beginning on pages 33 and 63, respectively, of this proxy statement;

•        a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger, discussed under the sections entitled “The Merger (Proposal 1) — Interests of Adams’s Directors and Executive Officers in the Merger” and “Advisory Vote on Merger-Related Compensation Arrangements (Proposal 2)” beginning on pages 33 and 91, respectively, of this proxy statement; and

•        a proposal to approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Adams stockholders holding at least a majority of the shares of Adams Common Stock outstanding as of the close of business on the record date must approve and adopt the Merger Agreement for the Merger to occur. If those stockholders fail to approve and adopt the Merger Agreement, the Merger will not occur. The advisory vote on compensation payable to our named executive officers in connection with the Merger is a vote separate and apart from the vote to approve and adopt the Merger Agreement. Accordingly, a stockholder may vote to approve the Merger Agreement and not vote to approve the executive compensation payable in connection with the Merger and vice versa. The vote with respect to executive compensation that will or may become payable by Adams to its named executive officers in connection with the Merger is advisory in nature and will not be binding on either Adams or Parent. If the Merger Agreement is adopted by the Adams stockholders and the Merger is completed, the executive compensation that will or may become payable by Adams to its named executive officers in connection with the Merger may be paid to Adams’s named executive officers even if stockholders do not approve the payment of that compensation.

Adams does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof. If any other matters are properly presented at the Special Meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters.

Recommendation of the Adams Board of Directors

After careful consideration, the Adams Board of Directors, by a unanimous vote, determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Adams and its stockholder and approved Merger Agreement. Certain factors considered by the Adams Board of Directors in reaching its decision to authorize and approve the Merger Agreement and the Merger can be found in the section entitled “The Merger (Proposal 1) — Adams’s Reasons for the Merger” beginning on page 44 of this proxy statement.

The Adams Board of Directors unanimously recommends that the Adams stockholders vote “FOR” the proposal to approve and adopt the Merger Agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger and “FOR” the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Record Date; Stockholders Entitled to Vote

Only holders of record of Adams Common Stock at the close of business on [•], 202[•], the record date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. At the close of business on the record date, [•] shares of Adams Common Stock were issued and outstanding and held by [•] holders of record.

Holders of record of Adams Common Stock are entitled to one vote for each share of Adams Common Stock they own at the close of business on the record date.

Quorum

The presence at the Special Meeting, by attendance via the Virtual Meeting Website or by proxy, of the holders of a majority of the shares of Adams Common Stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the Special Meeting. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement and will subject Adams to additional expense. Once a share is present or represented by proxy at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting, unless the stockholder attends solely to object to lack of notice, defective notice, or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the Special Meeting.

Required Vote

Approval and adoption of the Merger Agreement requires the affirmative vote of at least a majority of the shares of Adams Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal. The proposal to adjourn the Special Meeting, including if necessary to permit further solicitation of proxies, requires the affirmative vote of a majority in voting power of the shares of Adams Common Stock which are present via the Virtual Meeting Website or represented by proxy and entitled to vote on the adjournment proposal. Notwithstanding the inclusion of the proposal to adjourn the Special Meeting, Adams’s bylaws provide that a special meeting may be adjourned by a lesser number (than required to establish a quorum) without further notice until a quorum is secured. The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger requires that a quorum be present and the affirmative vote of a majority in voting power of the shares of Adams Common Stock which are present via the Virtual Meeting Website or represented by proxy and entitled to vote on the Merger-related compensation proposal.

Abstentions and Broker Non-Votes

An abstention occurs when a stockholder attends a meeting, either by attendance via the Virtual Meeting Website or by proxy, but abstains from voting on a particular proposal. At the Special Meeting, abstentions will be counted in determining whether a quorum is present, and will have the same effect as a vote “AGAINST” (i) the proposal to approve and adopt the Merger Agreement, (ii) the non-binding proposal regarding Merger-related compensation for Adams’s named executive officers and (iii) the proposal to adjourn the Special Meeting, including if necessary to permit further solicitation of proxies.

If no instruction as to how to vote is given in a validly executed, duly returned and unrevoked proxy, the proxy will be voted “FOR” (i) the proposal to approve and adopt the Merger Agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger; and (iii) the proposal to approve the adjournment of the Special Meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Broker non-votes are shares held by brokers and other record holders that are present or represented by proxy at the Special Meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Adams Common Stock held in “street name” does not give voting instructions to the broker or other holder of record, then those shares will not be present or represented by proxy at the Special Meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. Assuming a quorum is present, if you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement. However, a failure to instruct your broker, bank or other nominee to vote on the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies for the approval and adoption of the Merger Agreement or, assuming a quorum is present, the proposal regarding the advisory vote on Merger-related compensation, will have no effect on the outcome of such proposals.

Failure to Vote

If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone or by voting during the Special Meeting via the Virtual Meeting Website, your shares will not be voted at the Special Meeting and if you do not sign and return your proxy card or vote over the internet, by telephone or attend the Special Meeting via the Virtual Meeting Website, your shares will not be counted for purposes of determining whether a quorum exists. If you are the record owner of your shares and you fail to vote, it will have the same effect as a vote

“AGAINST” the proposal to approve and adopt the Merger Agreement assuming a quorum is present but will have no effect on the proposal to adjourn the Special Meeting, including if necessary to permit further solicitation of proxies, or on the advisory vote on Merger-related compensation.

Voting by Adams’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of Adams and their affiliates were entitled to vote [•] shares of Adams Common Stock, or approximately [•]% of the shares of Adams Common Stock issued and outstanding on that date. We currently expect that all of Adams’s directors and executive officers will vote their shares in favor of the proposal to approve the Merger Agreement and the other proposals to be considered at the Special Meeting, although no director or executive officer is obligated to do so.

Voting at the Special Meeting

To participate in the Special Meeting, please www.virtualshareholdermeeting.com/AE2025SM and enter the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials. If you hold your shares in “street name” and did not receive a voting instruction form from your bank or broker, you will need to obtain a specific control number from your bank, broker or other nominee giving you the right to vote such shares.

If we experience technical difficulties during the Special Meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via email notification. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please call Broadridge at +1 (844) 986-0822 (US) or +1 (303) 562-9302 (International).

Stockholders of record may also authorize the persons named as proxies on the proxy card to vote their shares by (i) signing, dating, completing and returning the proxy card by mail; (ii) via the internet; or (iii) by telephone, as described below. Adams encourages you to vote over the internet as Adams believes this is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed. The internet provides a convenient, cost-effective alternative to returning your proxy card by mail or voting by telephone. If you vote your shares over the internet, you may incur costs associated with electronic access, such as usage charges from internet access providers. If you choose to vote your shares over the internet, there is no need for you to mail back your proxy card.

If your shares are held by your broker, bank or other nominee, you will receive a voting instruction form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

If you hold shares in more than one account, you may receive more than one proxy or voting instruction form. To be sure that all of your shares are represented at the meeting, you must submit your proxy or voting instructions with respect to each proxy or voting instruction form you receive.

To Vote Over the Internet:

To vote over the internet, log on to the website indicated on your enclosed proxy card and follow the instructions. If you vote over the internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the Internet, you must do so prior to 11:59 p.m., Eastern Time, on [•], 2025 (the day before the Special Meeting).

To Vote By Telephone:

To vote by telephone, call the toll-free number indicated on your enclosed proxy card and follow the instructions. If you vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on [•], 2025 (the day before the Special Meeting).

To Vote By Mail:

To vote by mail, complete, sign, date and return the enclosed proxy card by mail in the pre-addressed, postage-paid envelope provided.

If you return your validly executed proxy card without indicating how you want your shares of Adams Common Stock to be voted with regard to a particular proposal, your shares of Adams Common Stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted.

Revocation of Proxies

You can revoke your proxy at any time before the polls close at the Special Meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•        you may submit another validly executed proxy bearing a later date, whether over the internet, by telephone or by mail that is received before the polls close at the Special Meeting (or any adjournment or postponement thereof);

•        you may send a written notice that is received before the polls close at the Special Meeting (or any adjournment or postponement thereof) indicating that you are revoking your proxy to the Office of the Corporate Secretary, Adams Resources & Energy, Inc.,17 South Briar Hollow Lane, Suite 101, Houston Texas 77027, Attention: Corporate Secretary; or

•        you may attend the Special Meeting (or any adjournment or postponement thereof) and vote via the Virtual Meeting Website.

If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to revoke your proxy.

If you have questions about how to vote or change your vote, you should contact the firm assisting us with the solicitation of proxies, Sodali, toll-free at +1 (800) 662-5200 (in North America) or +1 (203) 658-9400 (outside of North America).

Shares Held in Name of Broker

If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a voting instruction form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Tabulation of Votes

A representative from Broadridge will serve as the inspector of election.

Solicitation of Proxies

The Adams Board of Directors is soliciting your proxy, and Adams will bear the cost of soliciting proxies. Sodali has been retained to assist with the solicitation of proxies. Sodali will be paid a solicitation fee of approximately $20,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the Special Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of Adams Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Sodali or, without additional compensation, by certain of Adams’s directors, officers and employees.

Adjournment

In addition to the proposal to approve and adopt the Merger Agreement and the advisory vote on Merger-related compensation, Adams stockholders are also being asked to approve a proposal to adjourn the Special Meeting, as permitted under the terms of the Merger Agreement, for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement. If this proposal to adjourn the Special Meeting is approved, the Special Meeting could be adjourned by Adams as permitted under the terms of the Merger Agreement to a later date. In addition, Adams, as permitted under the terms of the Merger Agreement, could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting or any adjournment or postponement thereof. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal.

Notwithstanding the inclusion of the proposal to adjourn the Special Meeting, Adams’s bylaws provide that a meeting of the stockholders (including the Special Meeting) may be adjourned by a lesser number (than required to establish a quorum) without further notice until a quorum is secured.

The Adams Board of Directors recommends a vote “FOR” the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Other Information

You should not send documents representing Adams Common Stock with the proxy card. If the Merger is completed, the exchange agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares of Adams Common Stock for the Merger Consideration.

THE MERGER (PROPOSAL 1)

The discussion of the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the Merger Agreement carefully as it is the legal document that governs the Merger.

Effects of the Merger

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Merger Sub will be merged with and into Adams in accordance with the DGCL. As a result of the Merger, the separate existence of Merger Sub will cease, and Adams will survive the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger, each share of Adams Common Stock that is issued and outstanding immediately prior to the effective time of the Merger (other than any shares held by Adams (as treasury stock), Parent, Merger Sub or any other subsidiary of Parent or Adams, or any stockholder who has properly demanded and perfected and not validly withdrawn appraisal rights in accordance with Delaware law) will be automatically converted into the right to receive the Merger Consideration (i.e. $38.00 in cash, without interest).

Upon consummation of the Merger, your shares of Adams Common Stock will no longer be outstanding and will automatically be canceled and cease to exist in exchange for payment of the Merger Consideration described above unless you have properly demanded and perfected and not validly withdrawn appraisal rights in accordance with Delaware law. As a result, you will not own any shares of the Surviving Corporation, and you will no longer have any interest in its future earnings or growth. As a result of the Merger, Adams will cease to be a publicly-traded company and will be wholly owned by Parent. Following consummation of the Merger, Adams Common Stock will be delisted from the NYSE American and subsequently deregistered under the Exchange Act, and the Surviving Corporation will no longer be required to file periodic reports with the SEC with respect to Adams Common Stock.

At the effective time of the Merger, each Adams RSA will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares subject to such Adams RSA. In addition, each Adams PSA will automatically become fully vested at target performance (as set forth in the applicable award agreement) and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Adams Common Stock issued and outstanding under the Adams PSA immediately prior to the effective time of the Merger.

If, during the period between the date of the Merger Agreement and the effective time of the Merger, any change in the outstanding shares of capital stock of Adams occurs by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares or any stock dividend thereon with a record date during such period, excluding any change that results from the vesting or satisfaction of performance conditions applicable to any Adams RSAs or Adams PSAs, the Merger Consideration and any other amounts payable pursuant to the Merger Agreement will be appropriately adjusted.

Effects on Adams If the Merger Is Not Completed

If the Merger Agreement is not approved and adopted by Adams stockholders or if the Merger is not completed for any other reason, Adams stockholders will not receive any payment for their shares of Adams Common Stock in connection with the Merger. Instead, Adams will remain an independent public company and shares of Adams Common Stock will continue to be listed and traded on the NYSE American. In addition, if the Merger is not completed, Adams stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the industry in which Adams operates, the servicing of Adams’s debt, market volatility and adverse economic conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, it is likely that the price of Adams Common Stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Adams Common Stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Adams Common Stock. If the Merger Agreement is not approved and adopted by Adams stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Adams will be offered or that Adams’s business, prospects or results of operation will not be adversely impacted.

In addition, the Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, Adams will be required to pay to Parent the Termination Fee (i.e., a termination fee of $4 million in immediately available funds), upon the terms of the Merger Agreement. See the section entitled “The Merger Agreement — Termination Fee Payable by Adams” beginning on page 82 of this proxy statement, respectively, for a discussion of the circumstances under which such the Termination Fee will be required to be paid as described above.

Background of the Merger

The Adams Board of Directors, together with members of the Company’s senior management team, regularly reviews and assesses Adams’s operations, performance, future growth prospects, evolving industry landscape and strategic direction. In connection therewith, and with the assistance of legal and financial advisors, the Adams Board of Directors and Adams management have considered from time to time potential strategic alternatives for Adams, including potential business combinations or other transactions, to strengthen Adams business and maximize stockholder value. In addition, from time to time Adams has received unsolicited inquiries from third parties seeking to determine Adams’s interest in a business combination transaction. The Company had also, prior to 2022, held informal discussions with a representative of KSA Industries, Inc. (“KSAI”) about KSAI’s plans for the stake it had in the Company at the time in light of the Company’s understanding of KSAI’s other business operations and capital commitments. At the time, KSAI was the Company’s largest stockholder owning, together with affiliates including members of the family of the Company’s founder, the late Kenneth Adams, approximately 44% of the Adams Common Stock.

On December 9, 2021, a member of the Adams Board of Directors and Kevin Roycraft, Chief Executive Officer of Adams, met with a representative of the GulfStar Group (“GulfStar”) to discuss engaging GulfStar to serve as the Company’s financial advisor in reviewing multiple avenues to enhance stockholder value, including a potential business combination, sale, merger, recapitalization, consolidation, acquisition of other businesses, divestiture, stock repurchase or any other strategic initiative. GulfStar was selected based on its energy and infrastructure industry knowledge and middle market focus. Adams and GulfStar executed an initial engagement letter on December 23, 2021.

During January and February of 2022, at the direction of the Adams Board of Directors, GulfStar compiled information from the Company and performed an analysis on potential alternative strategies to enhance stockholder value available to the Company. Because one of the alternatives potentially available to the Company included a transaction with KSAI, and in light of the position of W.R. Scofield, then a member of the Adams Board of Directors, as the President and Chief Operating Officer of KSAI, the Adams Board of Directors determined in February 2022 to form a special committee, consisting of the remaining members of the Adams Board of Directors (each of whom was an independent director under applicable NYSE American rules) to review and evaluate the alternative strategies available to Adams.

On March 14, 2022, GulfStar presented its analysis to the special committee of the Adams Board of Directors. The analysis included a summary of Adams’s historical stock performance and the market’s reaction to news events, the limited interest of the public equity markets in Adams Common Stock reflected in its limited public float and low trading volumes, market perceptions of a large overhang held by KSAI, and limited equity research coverage. Among the options considered, alone or in combination, were a stock repurchase program, an increase to the cash dividend, a division into two separate publicly traded companies (primarily comprising the crude oil marketing business of GulfMark Energy, Inc. (“GulfMark”) and the transportation business of Service Transport Company (“STC”), respectively), the sale of either GulfMark or STC to a third party buyer, the acquisition of complementary assets and operations, a stock or debt offering, and a sale of the entire business. Given the Company’s cash balances, the Adams Board of Directors decided to prioritize the potential purchase of unregistered shares of common stock held by KSAI, on the basis that it would enhance per share value for the remaining stockholders by reducing the number of shares outstanding and eliminate the overhang, while reducing total dividend payments.

On March 31, 2022, Adams delivered a non-binding letter of intent to KSAI offering to acquire all of the shares of Adams Common Stock owned by KSAI at an approximate 33% discount to its market price at the time.

On April 27, 2022 and May 5, 2022, representatives of GulfStar met with the special committee of the Adams Board of Directors to discuss its recommendations as well as the anticipated and unrelated acquisition by the Company of Firebird Bulk Carriers, Inc. (“Firebird”), an interstate bulk motor carrier of crude oil, condensate, fuels, oils and other petroleum products, and Phoenix Oil, Inc. (“Phoenix”), which recycles and repurposes off-specification fuels, lubricants, crude oil and other chemicals from producers. Those acquisitions would later be consummated on August 12, 2022.

On May 6, 2022, KSAI met with and delivered a letter to Townes Pressler, the Chairman of the Adams Board of Directors, rejecting the Adams Board of Directors’ proposal to repurchase KSAI’s shares of Adams Common Stock. On the same date, KSAI filed an amendment to its beneficial ownership report on Schedule 13D with the SEC, in which KSAI stated that after a review of its investments, including its ownership of Adams Common Stock, KSAI had decided to pursue a potential sale of its Adams Common Stock, whether through open market sales or privately negotiated transactions, and that it intended to communicate with the Adams Board of Directors, management and/or other stockholders with respect to strategic, financial, operational and governance matters or otherwise work with Adams and the Adams Board of Directors. During the several months following KSAI’s Schedule 13D amendment, the Company and KSAI held various discussions, including through financial and legal advisors, about the degree, if any, to which the Company might be involved with such a sale. During those discussions, representatives of KSAI raised the possibility that the Company seek a sale of the Company through which KSAI might achieve its liquidity objectives. After discussion, the Adams Board of Directors communicated to KSAI representatives the Company’s position that it was not in the Company’s best interest at the time to seek a sale of the Company due to the pending potential acquisitions and the Adams Board of Directors’ belief that the Company was currently undervalued.

On July 18, 2022, the special committee of the Adams Board of Directors met to discuss making another offer to acquire KSAI’s shares. Following discussion, the special committee authorized GulfStar to engage in price discussions with KSAI. On July 21, 2022, GulfStar delivered a letter to representatives of KSAI indicating the Company’s willingness to consider repurchasing some or all of the shares of Adams Common Stock owned by KSAI and its affiliates at a price of $34.50 in cash, subject to negotiation of definitive documentation. Following discussion with and authorization by the special committee, on July 25, 2022, GulfStar and representatives of KSAI reached a verbal agreement that Adams would acquire all of KSAI’s and its affiliates shares of Adams Common Stock for $36 per share, which represented an approximate 6% premium over the market price at the time.

On August 9, 2022, the Adams Board of Directors received an unsolicited letter from Party A, a private investment firm, expressing an interest in acquiring all the Company’s shares for between $36 and $38 per share, representing a 17% to 45% premium over the 10-day volume weighted average price of the Adams Common Stock at the time. Party A’s letter indicated that it had been in contact with KSAI and its financial advisor in connection with KSAI’s exploration of strategic alternatives, but that it was potentially interested in buying the entire company.

On August 26, 2022, the special committee of the Adams Board of Directors met to discuss the status of the KSAI share repurchase and the expression of interest from Party A. The special committee reaffirmed that it was not then in the Company’s best interest to seek a sale of the Company at the time due to the just completed acquisition of Firebird and Phoenix and other anticipated growth prospects, and that proceeding with a repurchase of the Adams Common Stock owned by KSAI was the preferable option for the Company and its stockholders at the time.

On October 31, 2022, Adams completed the repurchase of KSAI’s and its affiliates’ shares of Adams Common Stock at $36 per share. Discussions occurring after October 2022 involving a potential transaction with third parties were conducted through the Adams Board of Directors rather than the special committee, in light of the absence of any potential conflict with any member of the Adams Board of Directors.

On April 28, 2023, a representative of Party B, a private equity firm, approached a representative of GulfStar after learning at an industry conference that GulfStar had represented Adams in the transaction with KSAI, and indicated verbally that Party B was considering making an unsolicited offer to the Adams Board of Directors to acquire all of the outstanding shares of Adams Common Stock. To the best of the Company’s knowledge, Party B had become familiar with Adams based on publicly available information after being approached in 2022 by KSAI as part of KSAI’s exploration of a potential sale of its Adams Common Stock prior to KSAI’s entry into a repurchase agreement with the Company.

Following that conversation, a representative of Party B arranged a meeting with Mr. Roycraft and a representative of GulfStar on June 1, 2023, for introductory purposes at which Mr. Roycraft gave a high-level overview of the Company’s business.

On August 4, 2023, Party B sent to the Adams Board of Directors, through a representative of GulfStar, a written non-binding expression of interest in acquiring Adams, suggesting a purchase price in the range of $55 to $60 per share subject to accounting, legal, operational, customer and other due diligence.

On August 7, 2023, Mr. Roycraft and a representative of Party B met at Adams’s office in Houston, along with a representative of GulfStar, to discuss the Adams operations further and the August 4 non-binding expression of interest. Party B also outlined its preliminary plans to use the Company as a platform for future acquisitions. Mr. Roycraft indicated that the Adams Board of Directors would discuss the proposal at its meeting scheduled the following day.

On August 8, 2023, at a regularly scheduled meeting of the Adams Board of Directors, the Adams Board of Directors determined it would be willing to further explore a potential transaction with Party B at the indicated price range, subject to Party B’s execution of a non-disclosure agreement. The Adams Board of Directors also determined to re-engage GulfStar to explore its strategic alternatives and conduct a limited and targeted outreach to other potential buyers as a market check, and authorized management to work with GulfStar to prepare a list of potential buyers and to contact those parties. The Company and GulfStar executed a new engagement letter on August 15, 2023.

On August 11, 2023, the Company received an unsolicited communication from Party C, a transportation company backed by a private equity sponsor, indicating an interest in purchasing STC, Adams’s wholly owned transportation subsidiary, with a preliminary valuation of approximately $60 to $70 million. To the best of the Company’s knowledge, Party C had become familiar with Adams based on publicly available information through a financial advisor who had been approached in connection with the potential financing of a transaction with KSAI in 2022, prior to KSAI’s entry into a repurchase agreement with the Company.

On August 18, 2023, Mr. Roycraft and representatives of GulfStar met with representatives of Party B to review the terms of a non-disclosure agreement and a potential due diligence process. At the meeting, the parties executed the proposed non-disclosure agreement, which included a customary standstill provision, which would not restrict Party B from making a confidential offer to participate in a potential business combination transaction with Adams and which terminated, in accordance with its terms, on the first anniversary of the non-disclosure agreement. After executing the non-disclosure agreement, Party B was provided certain high-level information related to weekly and monthly key performance indicators, and the parties discussed future due diligence parameters. Party B was not provided access to a virtual data room or detailed due diligence materials at the time.

On August 22, 2023, GulfStar provided a list to Adams management of approximately 25 potential purchasers that it believed were the most likely to have an interest in pursuing a transaction with Adams and to be capable of executing such a transaction. Of these, approximately seventeen were potential strategic buyers and eight were potential financial buyers. This list was subsequently narrowed to eight potential buyers of the entire Company, three of which (including Tres Energy) were strategic and five of which were financial buyers. Between September 1 and September 21, 2023, GulfStar contacted each of these potential purchasers, initially on a no-names basis. Five of these potential purchasers expressed no interest, and three (including Tres Energy on September 18, 2023) signed non-disclosure agreements, which in each case contained customary standstill provisions, which standstill provisions would not restrict the relevant party from making a confidential offer to participate in a potential business combination transaction with Adams and terminated, in accordance with their terms, either prior to or upon Adams’s entry into the Merger Agreement. Tres Energy was known to the Company, as an affiliate of Tres Energy had become a crude oil customer of GulfMark beginning in June 2023.

On September 6, 2023, Party B requested further information from Adams relating to its capital expenditures, which the Company provided.

On September 28, 2023, Party B informed the Company that primarily based on its further due diligence relating to the maintenance capital expenditures necessary to run the business, it would be unable to proceed with a proposed transaction at the $55 to $60 per share valuation that it had indicated in its initial indication of interest, and noted that it might be willing to proceed on the basis of a per share valuation in the low $40s, which the Company estimated would represent a premium of between approximately 19% to 30% over the closing price of the Adams Common Stock on that date. On instruction from the Adams Board of Directors, the Company responded that it was unwilling to proceed with further discussions on that basis.

On October 20, 2023, Party C and Party D, a privately-owned crude oil marketing company unrelated to Party C, delivered a joint letter to Mr. Roycraft expressing an interest in together acquiring 100% of the Company at an equity value of approximately $130 million (or approximately $51.50 per share), based on publicly available information, subject to additional due diligence. The letter outlined a plan in which Party C and Party D would separate STC and GulfMark after the acquisition, with Party C owning STC and Party D owning GulfMark (including Phoenix, Firebird and the VEX pipeline). The letter indicated that consummation of any acquisition would be contingent on acceptable debt financing being arranged, and proposed a 60-90 day exclusivity period, with automatic 30-day renewals unless terminated by the Company, in which the Company would be precluded from soliciting interest from or engaging in discussions with persons other than Party C and Party D.

On October 23, 2023 and October 26, 2023, Adams entered into non-disclosure agreements with Party D and Party C, respectively. Each non-disclosure agreement contained customary standstill provisions that would not restrict the relevant party from making a confidential offer to participate in a potential business combination transaction with Adams and that terminated, in accordance with its terms, upon Adams’s entry into the Merger Agreement. The non-disclosure agreements permitted Parties C and D to share certain confidential information with each other.

On October 26, 2023, at a special meeting of the Adams Board of Directors at which representatives of GulfStar and Locke Lord LLP (“Locke Lord”), counsel to Adams, were present, the Adams Board of Directors discussed the terms outlined in the letter from Parties C and D. A representative of GulfStar outlined the terms of the offer and the expected premium to the current share price it represented. A representative of Locke Lord outlined certain considerations for the Adams Board of Directors in entering into an exclusivity arrangement and presented a potential timeline for any transaction. The Adams Board of Directors concluded that a shorter exclusivity period would be unlikely to preclude a superior offer from being made by another potential bidder, but that it would not accept a financing contingency. The Adams Board of Directors also discussed the structuring risk posed by a joint bid by two unrelated parties.

On October 27, 2023, Party C and Party D delivered a revised letter of interest to Mr. Roycraft that, among other things, included an upward or downward adjustment of the proposed $130 million valuation for net debt, removed the proposed financing contingency, and shortened the proposed initial exclusivity period to 45 days.

On October 30, 2023, following confirmation from the Adams Board of Directors, the Company countersigned the October 27 letter of interest and entered into a 45-day exclusivity period.

On November 8, 2023, representatives of both Party C and Party D contacted representatives of GulfStar and the Company to provide a preliminary due diligence list. Both Party C and Party D were thereafter granted access to a virtual data room. Between November 9, 2023 and November 17, 2023, Parties C and D conducted due diligence on financial, tax and operational matters.

On or about November 17, 2023, the Company learned that Party D had removed itself from the joint bid with Party C, which to the best of the Company’s knowledge was due to its evaluation of the scope or potential complexity of the joint bid.

On December 5, 2023, Party C submitted a revised non-binding indication of interest to the Adams Board of Directors continuing to value the Company’s equity at $130 million, adjusted for net debt, subject to due diligence and subject to Party C identifying a suitable partner, to be identified, who would purchase the GulfMark business. The letter asked the Company for a new 60-day exclusivity period. Following a discussion of its terms, the Adams Board of Directors determined not to enter into the non-binding indication of interest or any new exclusivity period unless and until Party C removed any contingencies relating to finding a suitable partner to purchase GulfMark.

On December 13, 2023, the Company notified Party C and Party D that it was terminating the exclusivity arrangement in the October 30 letter.

On February 27, 2024, Party C’s financial advisor communicated to a representative of GulfStar that Party C was no longer actively interested in pursuing a transaction, as both Party C and its most likely joint bidder were pursuing other transactions.

On March 18, 2024, a representative of GulfStar reached out to a representative of Party B to give an update on the Company’s recent performance and to gauge whether Party B had any interest in revisiting an acquisition of the Company. The representative of Party B indicated an interest in meeting again with Adams management. On April 1, 2024, Mr. Roycraft and a representative of Party B met in Houston, along with a representative of GulfStar, and discussed the Company’s recent developments and financial performance.

In addition to the material contacts described below, between April and May 2024, GulfStar contacted five additional potential purchasers of the entire Company on a no-names basis, each of whom responded that it was not interested in engaging in discussions at the time with companies in Adams’s industry. GulfStar also contacted Party A, who responded that it did not consider the Company a strategic fit.

On April 15, 2024, a representative of GulfStar contacted Party E, a privately held petroleum products marketing company, to explore whether it would have any interest in a transaction. A representative of Party E indicated an interest in learning more.

On May 2, 2024, Party B communicated to a representative of GulfStar that it had decided not to pursue a transaction with Adams further as it was not interested in pursuing a transaction with the Company at a significant premium to the current market price of the Adams Common Stock (which was trading at approximately $29 per share at the time).

On May 8, 2024, Mr. Roycraft met with a representative of Tres Energy in GulfStar’s offices for a high-level conversation about the Company’s business.

On May 13, 2024, the Company received, through a representative of GulfStar, an updated indication of interest from Party C alone to acquire STC, but not the entire Company. The letter referred to a potential purchase price of $60 million. The Company communicated to Party C the Adams Board of Directors’ position that it would only be interested in a sale of the entire Company, as a sale of only one subsidiary would have adverse tax consequences to the Company, and would leave the Company with limited public equity market interest and a public company expense structure that would not be justified by the smaller size of the remaining company. The Adams Board of Directors also believed that arranging a simultaneous sale of Adams’s remaining assets to a third party would present an unacceptable execution risk.

On May 24, 2024, Mr. Roycraft and Michael Leggio, Adams’s Chief Operating Officer, held a follow-up meeting with representatives of Tres Energy at which they discussed the Company’s most recent publicly available investor presentation and fielded questions from the Tres Energy team, and the Tres Energy representatives presented certain information about Tres Energy.

On June 11, 2024, Mr. Roycraft and Greg Mills, President of GulfMark Energy, met by videoconference with Party F, a downstream energy company whose common stock is traded on the OTC Markets, and had a high level introductory conversation about both companies. Party F asked Adams to sign a mutual non-disclosure agreement, which it did on June 14, 2024. In light of the limited nature of the discussions, the mutual non-disclosure agreement did not contain a “standstill” provision. On July 29, 2024, Party F met in person with Messrs. Roycraft and Mills over lunch, at which time Party F discussed certain business opportunities it saw relating to the VEX pipeline, and indicated that it would outline in writing other ideas of how the companies might work together in the future. Party F did not communicate any further interest to the Company until its September 24, 2024 letter described below.

On June 13, 2024, a representative of Party E communicated to a representative of GulfStar that it was not interested in pursuing a transaction with the Company at a significant premium to the current market price of the Adams Common Stock (which had a closing price of $26.38 on that date).

On June 20, 2024, Tres Energy sent a letter addressed to the Adams Board of Directors indicating an interest in acquiring 100% of the Company at a price within a range of $35 to $37 per share, subject to continued due diligence. On the same date, a representative of GulfStar informed a representative of Tres Energy verbally that the Adams Board of Directors would be unlikely to view that price range favorably and urged Tres Energy to increase its offer price.

On June 27, 2024, Tres Energy sent a revised indication of interest to the Adams Board of Directors, increasing its proposed price range to $38 to $40 per share in cash, subject to satisfactory completion of due diligence and negotiation of definitive documentation.

On July 1, 2024, the Adams Board of Directors held a special meeting by videoconference to discuss the proposal from Tres Energy. A representative of GulfStar was also present at the meeting. The Adams Board of Directors discussed the possibility of making a counterproposal to Tres Energy but made no decisions at that meeting. The following day, July 2, 2024, the Adams Board of Directors reconvened by videoconference and authorized GulfStar to respond to Tres Energy that the Company would be willing to engage in further discussions and permit Tres Energy to conduct due diligence if it would raise its price range to between $42 to $44 per share. A representative of GulfStar communicated this position to Tres Energy on July 2, 2024, and followed up with an email to a representative of Tres Energy on July 4, 2024, reiterating the Adams Board of Directors’ counterproposal of a price within that range.

On July 12, 2024, Tres Energy advised a representative of GulfStar that it was not inclined to increase its offer range without conducting further due diligence. On July 17, 2024, the Adams Board of Directors convened by videoconference to discuss Tres Energy’s request for access to further due diligence information. The Adams Board of Directors determined to permit Tres Energy to move forward with limited due diligence in order to determine whether it would be willing to offer a price over $40 per share. Following the meeting, the Company gave Tres Energy access to certain material non-public information pursuant to the previously signed non-disclosure agreement.

On August 5, 2024, representatives of Adams met with representatives of Tres Energy at GulfStar’s offices to review an initial set of due diligence requests from Tres Energy and timing expectations.

On August 20, 2024, as part of Tres Energy’s due diligence exercise, GulfStar arranged a videoconference among representatives of Tres Energy, Adams, and Party C in order for Tres Energy to ask questions of Party C about its previously expressed interest in purchasing only a portion of the assets of the Company. On the same date, representatives of Adams management met by videoconference with representatives of Tres Energy to discuss Adams’s outlook for the remainder of fiscal 2024 and capital expenditure expectations for the year. Mr. Roycraft expressed a view that GulfMark and VEX pipeline cashflows should remain steady for the year and noted that barge deliveries were beginning for Phoenix, while the parties discussed challenges facing STC.

On August 21, 2024, a representative of GulfStar contacted Party E to determine if it had any further interest in pursuing a transaction with Adams. Party E responded that its interest would be in considering only a transaction involving GulfMark, not the entire company, and only if it could become comfortable with a number of concerns, including fleet age and customer concentration.

On August 30, 2024, Tres Energy sent a revised non-binding indication of interest in writing to the Adams Board of Directors, for a proposal to acquire 100% of the capital stock of Adams in an all-cash transaction at a price of $40 per share based on its initial due diligence. The letter indicated that Tres Energy anticipated funding the transaction through its existing cash resources and/or committed debt financing and that the transaction would not be subject to any financing contingency. The letter requested that Adams agree to a 45-day exclusivity period by signing a form of exclusivity agreement attached to the indication of interest. The letter also indicated that Tres Energy would expect the definitive agreement to contain a customary “no shop” provision with exceptions that would permit the Adams Board of Directors to comply with its fiduciary duties, but would not expect any definitive agreement to contain a “go shop” provision permitting the Company to actively seek alternative transactions after the execution of a definitive agreement.

On September 4, 2024, the Adams Board of Directors held a special meeting to consider the terms of the Tres Energy proposal. Representatives of GulfStar and Locke Lord were present at the meeting. A representative of GulfStar summarized the history of discussions as to potential alternative transactions with other parties, including the current state of discussions with Parties C and E, and expressed a view that neither was likely to make a credible offer at a greater price for the entire Company that was capable of being executed. The representative of GulfStar also reviewed the history of discussions with Tres Energy and the increase in its proposed per share valuation compared to its June 20 expression of interest. A representative of Locke Lord reviewed the fiduciary duties of the Adams Board of Directors in considering a transaction and in deciding whether to enter into exclusive negotiations with a third party. Following a discussion of the terms proposed by Tres Energy, the Adams Board of Directors concluded that the proposed 45-day exclusivity period was reasonable under the circumstances and would be unlikely to preclude a superior offer from being made by another potential bidder. The Adams Board of Directors thus determined that it was willing to negotiate with Tres Energy on an exclusive basis for 45 days and instructed Locke Lord to provide comments on the draft exclusivity agreement to Tres Energy and its legal counsel, King & Spalding LLP (“King & Spalding”). The Adams Board of Directors also requested GulfStar to clarify with Tres Energy certain matters relating to the fully diluted share count referred to in the letter and confirming the $40 price per share, each of which were confirmed over the course of the next day. Also at the meeting, the Adams Board of Directors considered a proposal to engage Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) as financial advisor to analyze the fairness of a potential transaction with Tres Energy, from a financial point of view, to Company stockholders. Following a discussion of Houlihan Lokey’s qualifications, national reputation, familiarity with the industry and independence, the Adams Board of Directors authorized the Company to engage Houlihan Lokey to deliver a fairness opinion with respect to any transaction with Tres Energy. One director, who had disclosed to the Adams Board of Directors that his brother was employed by Houlihan Lokey in its insolvency practice, abstained from the approval of the engagement of Houlihan Lokey.

Later on September 4, 2024, Locke Lord delivered comments to King & Spalding on the draft exclusivity agreement, including adding a provision that the agreement could be terminated by the Company in the event that Tres Energy were to communicate a reduction in its proposed offer price. The following day, the parties finalized the terms of the exclusivity agreement, which was executed by the parties as of September 6, 2024.

On September 5, 2024, the Company entered into an engagement letter with Houlihan Lokey to deliver a fairness opinion with respect to a potential sale of the Company. Between September 6 and late October 2024, in addition to the activity discussed in more detail below, Houlihan Lokey delivered certain information requests to the Company and met with Company management in order to discuss factors it considered relevant in analyzing whether the Merger Consideration to be received by the holders of Adams Common Stock pursuant to the Merger Agreement was fair to the holders of Adams Common Stock, from a financial point of view. On September 9, 2024, Locke Lord was instructed to begin drafting a definitive Merger Agreement.

On September 9, 2024, Mr. Pressler received an unsolicited telephone call from a representative of Party E informing Mr. Pressler that contrary to its prior position, Party E might be interested in exploring a transaction for 100% of the Company. Party E did not express any valuation, financing or other details. After notifying Tres Energy of the contact, as required under the Company’s exclusivity agreement with Tres Energy, a representative of GulfStar responded on the following day to inform Party E that the Company was unable to engage in discussions at that time.

On September 10, 2024, Adams received an initial due diligence request list from King & Spalding, including a number of identified priority items. On September 12, 2024, Tres Energy and King & Spalding were granted access to a virtual data room where responses to the due diligence requests were posted over the following days and weeks.

Also on September 12, 2024, Mr. Roycraft held a lunch meeting with a representative of Tres Energy at which they discussed progress in organizing the due diligence exercise and progress on construction at Adams’s Dayton, Texas location. The representative of Tres Energy also provided additional due diligence questions for which responses were subsequently added to the virtual data room.

On September 17, 2024, the Adams Board of Directors met with a representative of Locke Lord present to review the terms of a draft Merger Agreement and gave comments on the draft.

On September 18, 2024, Adams senior management provided certain projections to Houlihan Lokey. For more information, see the section entitled “The Merger (Proposal 1) — Projected Financial Information” beginning on page 54 of this proxy statement.

On September 20, 2024, Locke Lord delivered an initial draft of the Merger Agreement to King & Spalding. The initial draft Merger Agreement provided, among other things, for a cash merger with no financing condition, an ability of Adams to continue paying regular quarterly dividends in accordance with past practice through the closing date, an ability of Adams to pursue lost premium damages on behalf of its stockholders, no cap on damages for a willful breach of the agreement by either party (including, with respect to Tres Energy, the failure for any reason to pay the Merger Consideration if and when required), a termination fee of $2.5 million payable under certain circumstances, vesting of outstanding equity awards, and an “end date” nine months from the execution of the definitive agreement. The draft proposed that the equity owners of Tres Energy guarantee the obligations of Tres Energy under the agreement.

On September 24, 2024, the Company received an unsolicited letter from Party F expressing a non-binding interest in a business combination, subject to further due diligence, in which stockholders of Adams would receive newly issued shares in Party F’s common stock at an unspecified exchange ratio to be determined after completion of a due diligence exercise, and requesting an exclusivity period of indeterminate duration. The offer was conditioned, among other things, on Party F’s common stock being listed on a national securities exchange. Party F’s public filings indicated that certain of its debt was currently in default. A representative of GulfStar responded on behalf of Adams that the Company was not in a position to engage in any discussions at the time.

On September 25, 2024, King & Spalding sent a number of follow-up due diligence requests to Adams and its counsel.

On September 26, 2024, King & Spalding delivered a “key issues” list outlining Tres Energy’s response to certain terms in the draft Merger Agreement. This list included, among other things, a proposal that there be no ultimate parent guaranty; restrictions on ongoing equity awards to employees; provisions for debt financing, including a reverse termination fee to be paid in lieu of a damage claim if the debt were not funded at closing; a $4.3 million termination fee, including additional conditions under which such fee would become payable; certain changes to closing conditions and interim operating covenants; a six month “end date;” and a proposed “inside date” under which Tres Energy would not be required to close prior to mid-January. The Adams Board of Directors, with representatives of GulfStar and Locke Lord attending, met by videoconference on September 27, 2024, to discuss the issues raised in the list.

On October 1, 2024, Mr. Roycraft, Mr. Pressler and a representative of GulfStar met with representatives of Tres Energy over lunch in Houston. The parties discussed, among other topics, some of the high-level deal terms that had been raised in the key issues list, Tres Energy’s financing plans and timing considerations regarding a transaction.

On the same date, Locke Lord provided to King & Spalding the Adams Board of Directors’ response to the September 26 issues list. Among other things, the response agreed to forego an ultimate parent guaranty subject to receiving certain information (later provided) from Tres Energy demonstrating financial wherewithal, reiterated the Company’s position that a reverse termination fee was not appropriate as a limitation on damages, and proposed a termination fee of approximately $3.25 million.

On October 3, 2024, representatives of Locke Lord and King & Spalding met by videoconference to discuss the identified key issues. Among other things, the parties discussed the treatment of equity awards and employee matters, agreed to a six month end date with no “inside date” and agreed not to include additional triggers for the termination fee. King & Spalding reiterated its position that a $4.3 million termination fee was appropriate in light of the size of the transaction. The parties discussed the interim operating covenants, including the Company’s capital expense budget, and due diligence matters, including Tres Energy’s proposal to conduct limited Phase I assessments of certain identified owned and leased property, in addition to a limited review of other properties, prior to signing a definitive agreement.

Also on October 3, 2024, representatives of Adams and Tres Energy toured the Phoenix and Firebird location in Humble, Texas and toured the Dayton, Texas yard under construction. The following day, the parties toured the Company’s truck and barge loading docks in Victoria, Texas and the VEX truck loading facility in Cuero, Texas.

Throughout the weeks of September 30 and October 7, 2024, counsel for Tres Energy submitted additional due diligence requests, relating among other things to key contracts, certain tax issues, owned and leased real estate and environmental issues, and Adams responded to such requests.

On October 9, 2024, King & Spalding circulated a revised draft of the Merger Agreement to Locke Lord, incorporating the terms discussed the prior week and proposing changes to certain representations and warranties and interim operating covenants, among other things. The markup included a termination fee of $4.3 million, and included a provision that would permit Tres Energy or Merger Sub to assign their respective rights and obligations under the Merger Agreement to an affiliate of Tres Energy, provided that the assignment would not relieve the assigning party of any of its obligations under the Merger Agreement if the assignee did not perform such obligations. The markup also included a “force the vote” provision under which Adams’s obligation to call and hold the stockholder’s meeting would not be affected by a change in the Adams Board of Directors’ recommendation that the stockholders vote in favor of the transaction.

Beginning October 10, 2024, and continuing through November 1, 2024, the parties held bi-weekly videoconferences at which legal counsel and representatives of GulfStar were also present in order to track progress in due diligence and documentation.

On October 11, 2024, representatives of King & Spalding sent Adams a list of owned and leased locations as to which Tres Energy proposed to conduct additional environmental due diligence, including Phase I environmental assessments. Tres Energy engaged consultants shortly thereafter to conduct site visits and prepare such assessments. Between October 12 and November 7, 2024, representatives of Tres Energy conducted in-person site visits at Adams facilities in Texas, Louisiana, Michigan and West Virginia.

On October 14, 2024, King & Spalding sent to Locke Lord a number of follow-up questions and comments relating to due diligence items and the confidential disclosure schedules. During this time, Tres Energy continued to conduct its due diligence review, including scheduling site visits and organizing Phase I environmental assessment reviews.

On October 17, 2024, Locke Lord provided King & Spalding with a revised draft of the Merger Agreement. Among other things, the revised draft suggested changes to the interim operating covenants regarding the entry into future material contracts and similar items, removed the “force the vote” provision, provided for the payment of certain earned but unpaid bonus amounts depending on the timing of the closing, and proposed a $4 million termination fee.

Also on October 17, 2024, representatives of Tres Energy requested that Adams extend the exclusivity period in its letter of intent from October 21, 2024 until November 4, 2024. At the direction of the Adams Board of Directors, and in light of the status of negotiations to date and the unlikelihood that a credible competing offer would materialize in the absence of an exclusivity period, including from Party C or Party E, Adams agreed to the extension of the exclusivity period on October 21, 2024.

On October 18, 2024, Adams management team members met with representatives of Tres Energy at Tres Energy’s offices for Adams to make a high-level presentation on GulfMark’s marketing business, including operational matters and potential growth opportunities.

Throughout the week of October 21, 2024, the parties continued to engage in discussions surrounding employee benefits matters, environmental matters and other due diligence items and exchanged drafts of the confidential disclosure schedules.

Between October 24, 2024 and November 1, 2024, Locke Lord and King & Spalding exchanged drafts of the Merger Agreement, addressing proposed changes to certain representations and warranties, employee matters, covenants relating to the operation of the business and entry into new or amended material contracts after the execution of the Merger Agreement, and the extent of Adams’s requirement to provide cooperation in connection with any financing by Tres Energy.

On October 25, 2024, Mr. Roycraft met with representatives of Tres Energy at Tres Energy’s office and discussed open due diligence items and a potential timeline for signing a definitive Merger Agreement. On October 30, 2024, representatives of Tres Energy visited the STC facility in Houston.

On October 31, 2024, the Company began discussions with the administrative agent under its Credit Agreement, Cadence Bank, relating to proposed amendments to its financial covenants, including a reduction in its minimum fixed charge coverage ratio for the quarters ending September 30, 2024 and December 31, 2024.

On November 1, 2024, Locke Lord also provided updated confidential disclosure schedules, including environmental schedules. The parties also participated in an update call to discuss environmental due diligence results to date and remediation or mitigation plans for a limited number of identified sites.

On the same date, the Adams Board of Directors held a special meeting, at which representatives of GulfStar and Locke Lord were also present. During the meeting, representatives of GulfStar and Locke Lord provided an update on the progress of negotiations to date and summarized the terms of the most recent Merger Agreement draft, and representatives of Locke Lord provided an overview of the Adams Board of Directors fiduciary duties.

On November 2, 2024, representatives of King & Spalding and Locke Lord held a call, along with Mr. Roycraft, regarding environmental due diligence matters, and King & Spalding followed up the following day with a list of supplemental due diligence questions.

On November 4, 2024, the audit committee of the Adams Board of Directors held a meeting at which the committee approved the Company’s third quarter financial statements and related earnings release.

Also on November 4, 2024, Tres Energy requested that the Company extend the exclusivity period until November 15, 2024. At the direction of the Adams Board of Directors, and in light of the status of negotiations to date and the unlikelihood that a credible competing offer would materialize in the absence of an exclusivity period, the Adams Board of Directors authorized the Company to extend the period until November 12, 2024, and the parties thereafter signed an extension to that date. During the week of November 4, 2024, Adams and Locke Lord responded to outstanding due diligence items.

On November 5, 2024, the Company shared its third quarter results with Tres Energy, including expected net losses of $4.5 million and $7.3 million for the three and nine-month periods ended September 30, 2024, compared to net profit of $2.3 million and $1.0 million in the comparable periods of the prior year, and Adjusted EBITDA (a non-GAAP financial measure for which reconciliation to the closest comparable GAAP measure is presented in the Company’s Current Report on Form 8-K filed November 12, 2024) of $2.2 million and $10.8 million for the three and nine-month periods ended September 30, 2024 compared to $6.0 million and $21.4 million for the comparable prior year periods. The preliminary balance sheet also reflected an approximate $13.4 million reduction in the Company’s cash balances compared to the end of the Company’s second fiscal quarter.

On November 7, 2024, King & Spalding provided Locke Lord with a further markup of the draft Merger Agreement with suggested changes to certain environmental representations and warranties and to the interim covenants.

Also on November 7, 2024, Tracy Ohmart, the Adams Chief Financial Officer, communicated to a representative of Tres Energy that the Company had substantially finalized an amendment to its credit facility in order to reduce its minimum fixed charge coverage ratio. The amendment was signed on November 8, 2024.

Between November 8 and November 11, 2024, the parties continued to exchange drafts of the disclosure schedules, a draft press release and other public statements. Representatives of King & Spalding and Locke Lord held a videoconference in the afternoon of November 10, 2024 to discuss remaining open items on the Merger Agreement.

On November 9, 2024, representatives of Tres Energy informed Adams that in light of the Company’s recent financial performance, including its lower cash balances, Tres Energy would be unable to support a transaction price of $40 per share, and proposed a reduction in the price to $36 per share. The parties held a number of telephone calls to discuss the proposed change in price, including with Mr. Roycraft, Mr. Pressler and a representative of GulfStar. Following a discussion with the Adams Board of Directors, and discussion with Houlihan Lokey regarding the revised price, a representative of GulfStar indicated to Tres Energy that the Adams Board of Directors could support a Merger Consideration of $38 per share if the remaining issues on the Merger Agreement and related schedules could be quickly resolved and if the Merger Agreement could be signed by the evening of November 11, 2024. Tres Energy and the Company orally agreed to the revised Merger Consideration of $38 per share.

On November 10, 2024, King & Spalding returned a markup of the Merger Agreement to Locke Lord. Representatives of King & Spalding and Locke Lord held a videoconference in the afternoon of November 10, 2024 to discuss remaining open items on the Merger Agreement.

On November 11, 2024, after the close of business, the Adams Board of Directors held a special meeting by videoconference. At the invitation of the Adams Board of Directors, members of Adams senior management and representatives of each of GulfStar, Houlihan Lokey and Locke Lord also attended the meeting. The proposed final form of Merger Agreement was provided to the Adams Board of Directors in advance of the meeting. At the meeting, at the request of the Adams Board of Directors, Houlihan Lokey reviewed and discussed its financial analyses. Thereafter, at the request of the Adams Board of Directors, Houlihan Lokey verbally rendered its opinion to the Adams Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Adams Board of Directors dated November 11, 2024), as to whether, as of the date thereof, the Merger Consideration to be received by the holders of Adams Common Stock pursuant to the Merger Agreement was fair to the holders of Adams Common Stock, from a financial point of view. Houlihan Lokey’s opinion is more fully described in the section of this proxy statement entitled “The Merger — Opinion of Adams’s Financial Advisor”.

Also at that meeting, representatives of Locke Lord provided an update on the material terms of the Merger Agreement, including a review of the Merger Consideration to be received; the structure of the transaction; the material conditions to closing of the Merger (including the lack of any financing condition); the timing of the proposed transaction; the representations and warranties of the Company under the Merger Agreement; the covenants of the Company relating to the operation of the business prior to the Effective Time; the grounds for termination of the Merger

Agreement and process for the Company to respond to unsolicited acquisition proposals and potentially terminate the Merger Agreement in order to accept a superior proposal; the amount of the termination fee and circumstances under which it would be payable by the Company; and the Company’s remedies in the event of a breach of the Merger Agreement by Tres Energy. Representatives of Locke Lord also provided an update on the resolution of key open items and reviewed with the Adams Board of Directors its fiduciary duties in the context of the proposed transaction.

Also at that meeting, following further discussion and consideration of the Merger Agreement and the transactions contemplated by the Merger Agreement (including the factors described in the section entitled “The Merger — Recommendation of the Adams Board of Directors”), the Adams Board of Directors unanimously determined that it was advisable, fair to and in the best interests of Adams and its stockholders to enter into the Merger Agreement and to consummate the Merger and the other transactions contemplated thereby, and unanimously approved, authorized, and adopted the Merger Agreement and the transactions contemplated thereby, directed that the Merger Agreement be submitted to the stockholders of the Company for adoption, and recommended that the stockholders of the Company vote in favor of approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement.

Later in the evening on November 11, 2024, Adams and Tres Energy executed the Merger Agreement. On November 12, 2024, prior to commencement of trading on the NYSE American, Adams issued a press release announcing the proposed transaction.

On November 12, 2024, “return or destroy” letters were sent to parties, other than Tres Energy, that had signed non-disclosure agreements, including Party B and Party C, requesting such parties, under the terms of such agreements, to return or destroy any non-public information received from Adams.

Also on November 12, 2024, the Company issued its earnings release for the quarter ended September 30, 2024, and filed its Quarterly Report on Form 10-Q for the same quarter.

Adams’s Reasons for the Merger

At a meeting duly called and held on November 11, 2024, the Adams Board of Directors determined, after careful consideration, by unanimous vote, that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of Adams and its stockholders and approved the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement. The Adams Board of Directors also resolved that the Merger Agreement be submitted for consideration by the Adams stockholders at a special meeting of stockholders and to recommend that the Adams stockholders vote to adopt the Merger Agreement.

The Adams Board of Directors consulted with Adams’s senior management and outside legal and financial advisors and considered a number of factors, including the following principal factors (not in any relative order of importance) that the Adams Board of Directors believed supported their decision:

•        the Adams Board of Directors’ belief that the Merger Consideration of $38.00 per share in cash provides Adams stockholders with attractive and compelling value for their shares of Adams Common Stock. The Adams Board of Directors considered the current and historical market prices of Adams Common Stock, including the market performance of the Adams Common Stock, in light of current industry conditions, the competitive landscape, publicly available analyst expectations, and other factors. The Adams Board of Directors noted that the aggregate Merger Consideration represents an implied multiple of 6.3x Adams’s 2024 estimated Adjusted EBITDA based on the Management Projections, 4.2x Adams’s 2025 estimated Adjusted EBITDA based on Management Projections, 5.6x Adams’s Adjusted EBITDA for the last-twelve months ended September 30, 2024 and the fact that these multiples compare favorably to EBITDA multiples in precedent transactions;

•        the Adams Board of Directors’ belief that the Merger was more favorable to Adams stockholders than the alternative of remaining a standalone public company, which belief was based on and informed by consideration of a number of factors, risks and uncertainties, including:

•        general industry, economic and market conditions, both on a historical and on a prospective basis;

•        current information regarding (i) Adams’s business, prospects, financial condition, operations, products, services, competitive position and strategic business goals and objectives, (ii) geopolitical conditions and changing regulatory environment, which could affect Adams’s business, and (iii) opportunities and competitive factors within Adams’s industry;

•        the perspective that Adams’s stock price was not likely to trade at or above the Merger Consideration for any extended period in the future based on a consideration of all of the factors enumerated herein;

•        the uncertain returns to Adams stockholders if Adams were to remain independent, taking into account, in particular, management’s financial projections of the future financial performance and earnings of Adams, including those set forth below under the section entitled “The Merger (Proposal 1) — Projected Financial Information” beginning on page 54 of this proxy statement and the risks involved in achieving those returns;

•        the Adams Board of Directors’ belief that the risks and challenges to Adams’s business described above, and in Adams’s SEC filings, create substantial execution risks relative to the $38.00 per share all-cash price in the Merger;

•        the fact that, during a more than twenty-four month period leading up to the execution of the Merger Agreement, the Adams Board of Directors explored and evaluated various potential strategic alternatives, including a sale of the whole Company, a sale of constituent business lines, growth through mergers and acquisitions, and remaining as a standalone public company, none of which alternatives was deemed more favorable to Adams stockholders than the Merger;

•        the fact that Adams’s exploration of potential strategic alternatives involved a third-party solicitation process involving the group of potentially interested parties that Adams and its advisors believed were capable of delivering an executable proposal, in addition to Parent, which included both strategic and financial potential acquirors, five of which, in addition to Parent, entered into confidentiality agreements with Adams and received information related to Adams, and that Parent submitted the overall most compelling offer with the lowest execution risk to Adams in connection with such process after active negotiations;

•        the fact that Adams and its advisors approached seven strategic bidders within the industry, but all of those bidders except Parent and one other indicated that the diversified nature of the Adams’s business units meant that a whole company acquisition was not something they wished to pursue;

•        the fact that a portfolio breakup was not attractive due to separation complexity, potential tax leakage, loss of key personnel, additional execution risk and the disadvantages of remaining as a much smaller standalone public company without a robust trading market if not all of the Company was sold at the same time;

•        the relatively high administrative and third-party costs of being a microcap standalone public company;

•        the fact that the Adams Board of Directors was aware of the results of Adams’s conversations with the other interested parties, and none of which indicated a willingness, after consideration of price, financing certainty of closing and other matters, to propose a transaction competitive with the deal terms and Merger Consideration proposed by Parent;

•        the risk that continuing with the solicitation process was unlikely to result in a transaction on more attractive terms than offered by Parent and the risk that if Adams did not accept Parent’s offer as provided for in the Merger Agreement, it may not have had another opportunity to do so;

•        current and historical market prices and low trading volume of Adams Common Stock, including the market performance of Adams Common Stock relative to other participants in Adams’s industry and general market indices, and the fact that the Merger Consideration represented a premium of approximately 39% to Adams’s closing stock price on November 11, 2024, the last trading day prior to the public announcement of the Merger, and a 53% premium to the volume-weighted average price per share of Adams Common Stock on the NYSE American for the three-month period ended November 11, 2024;

•        the fact that Adams’s legal and financial advisors assisted Adams throughout the process and negotiations and updated the Adams Board of Directors directly and regularly, which provided the Adams Board of Directors with additional perspectives on the negotiations in addition to those of Adams management;

•        the opinion, dated November 11, 2024, of Houlihan Lokey to the Adams Board of Directors as to the fairness, from a financial point of view and as of that date, of the Merger Consideration to be received by holders of Adams Common Stock, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, as more fully described under the section entitled “The Merger (Proposal 1) — Opinion of Adams’s Financial Advisor” beginning on page 47 of this proxy statement;

•        the fact that the Merger Consideration is all cash, so that the transaction will allow Adams stockholders to realize a fair value, in cash, for their investment and provides such stockholders certainty of value for their shares; and

•        the material terms and conditions of the Merger Agreement, including:

•        the conditions to the consummation of the Merger, including the requirement that the Merger Agreement be adopted by Adams stockholders;

•        the Adams Board of Directors’ “fiduciary out” with respect to unsolicited third-party acquisition proposals likely to result in superior proposals, the Adams Board of Directors’ ability to negotiate with another party regarding a superior proposal and, subject to paying the Termination Fee (i.e., a termination fee in the amount of $4.0 million in immediately available funds) to Parent, to accept a superior proposal;

•        the Adams Board of Directors’ belief that, if triggered, the Termination Fee payable by Adams to Parent is consistent with fees payable in comparable transactions and would not be likely to preclude another party from making a competing proposal;

•        the fact that the Merger Agreement is not subject to a financing condition and, in particular, that Parent has committed to provide all of the financing necessary for the consummation of the Merger;

•        Adams’s general entitlement to specifically enforce Parent’s obligation to cause the completion of the Merger; and

•        the fact that Adams and Parent agreed to use their respective reasonable best efforts to consummate the Merger, including preparing and filing as promptly as practicable any necessary filings in connection with the Merger or the consummation of the Merger, as described in the section entitled “The Merger Agreement — Regulatory Undertakings” beginning on page 76 of this proxy statement.

The Adams Board of Directors also considered various potentially countervailing factors in its deliberations related to the Merger, including the following principal factors (not in any relative order of importance):

•        the fact that holders of Adams Common Stock will not have an opportunity to participate in any future earnings or growth of the combined company following the Merger;

•        the possibility that the Merger might not be completed and the effect the pendency or the termination of the transaction may have on the trading price of Adams Common Stock and Adams’s business, operating results, prospects, employees, customers and suppliers, which effect is likely to be exacerbated the longer the time period between the signing and any termination of the Merger Agreement;

•        that Adams cannot solicit other acquisition proposals, and must pay Parent the Termination Fee if the Merger Agreement is terminated under certain circumstances, including if the Adams Board of Directors changes its recommendation to Adams stockholders to adopt the Merger Agreement or exercises its right to enter into a transaction that constitutes a superior proposal (as defined below), which although such termination fee is consistent with fees payable in comparable transactions could deter others from proposing an alternative transaction that may be more advantageous to Adams stockholders;

•        that the restrictions imposed by the Merger Agreement on the conduct of Adams’s business prior to completion of the Merger, requiring Adams to conduct its business only in the ordinary course and imposing additional specific restrictions, may delay, limit or prevent Adams from undertaking business opportunities that may arise during that period;

•        the fact that if the Merger is not consummated, Adams will be required to pay its own expenses associated with the Merger Agreement;

•        the fact that the receipt of cash in exchange for shares of Adams Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes;

•        the fact that Adams is subject to various remedies available to Parent should it breach the Merger Agreement or fail to complete the Merger; and

•        that if Parent fails to complete the Merger as a result of a breach of the Merger Agreement, depending upon the reason for not closing the Merger, Adams’s rights and remedies may be expensive and difficult to enforce through litigation, and the success of any such action may be uncertain.

The foregoing discussion of the information and factors considered by the Adams Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Adams Board of Directors. The Adams Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Adams Board of Directors based its recommendation on the totality of the information it considered.

In considering the recommendation of the Adams Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. The Adams Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of Adams. See the section entitled “The Merger (Proposal 1) — Interests of Adams’s Directors and Executive Officers in the Merger” beginning on page 56 of this proxy statement.

Recommendation of the Adams Board of Directors

After careful consideration, the Adams Board of Directors, by a unanimous vote, approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Adams Board of Directors unanimously recommends that the Adams stockholders vote “FOR” the proposal to approve and adopt the Merger Agreement.

Opinion of Adams’s Financial Advisor

Adams retained Houlihan Lokey to act as its financial advisor in connection with the Merger. Adams selected Houlihan Lokey based on its qualifications, expertise and reputation and its knowledge of the business and affairs of Adams and the industry in which Adams conducts its businesses. Houlihan Lokey, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and other transactions as well as for corporate and other purposes.

On November 11, 2024, Houlihan Lokey verbally rendered its opinion to the Adams Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Adams Board of Directors dated November 11, 2024), as to whether, as of the date thereof, the Merger Consideration to be received by the holders of Adams Common Stock pursuant to the Merger Agreement was fair to the holders of Adams Common Stock, from a financial point of view.

Houlihan Lokey’s opinion was directed to the Adams Board of Directors (in its capacity as such) and only addressed whether, as of the date thereof, the Merger Consideration to be received by the holders of Adams Common Stock pursuant to the Merger Agreement was fair to the holders of Adams Common Stock, from a financial point of view and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Adams Board of Directors, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Merger.

In arriving at its opinion, Houlihan Lokey, among other things:

1.      reviewed the Merger Agreement, dated as of November 11, 2024;

2.      reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant, including certain publicly available research analyst estimates with respect to the future financial performance of the Company;

3.      reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including financial projections (and adjustments thereto) prepared by the management of the Company relating to the Company for the fiscal years ending 2024 through 2029 as further described in the section entitled “The Merger (Proposal 1) — Projected Financial Information” beginning on page 54 of this proxy statement (the “Company Projections”);

4.      spoke with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters;

5.      compared the financial and operating performance of the Company with that of other public companies that Houlihan Lokey deemed to be relevant;

6.      considered publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

7.      reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

8.      conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised Houlihan Lokey, and Houlihan Lokey has assumed, that the Company Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and the other matters covered thereby, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to Houlihan Lokey’s analyses or its opinion, and that there is no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Merger

Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or the Company that would be material to Houlihan Lokey’s analyses or its opinion. Houlihan Lokey also relied upon and assumed, without independent verification, at the direction of the Company, that any adjustments to the Merger Consideration pursuant to the Merger Agreement will not be material to Houlihan Lokey’s analyses or its opinion.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

Houlihan Lokey has not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, business or operations of the Company or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Merger, or (c) advise the Company or any other party with respect to alternatives to the Merger. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date thereof. Houlihan Lokey did not undertake, and was under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date thereof. Houlihan Lokey relied upon, without independent verification, the assessment of management as to the potential impact on the Company of certain market, cyclical and other trends in and prospects for, and governmental and regulatory matters relating to, the oil and gas industry, which are subject to significant volatility and which, if different than as assumed, could have a material impact on Houlihan Lokey’s analyses or its opinion.

Houlihan Lokey’s opinion was furnished for the use of the Adams Board of Directors (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the Adams Board of Directors, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

Houlihan Lokey was not requested to opine as to, and its opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Adams Board of Directors, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents, (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Adams Board of Directors, on the assessments by the Adams Board of Directors, the Company and its advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company and the Merger or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company or the proposed Merger and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the financial forecasts prepared by the management of the Company and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Adams Board of Directors in evaluating the proposed Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Adams Board of Directors or management with respect to the Merger or the Merger Consideration. Under the terms of its engagement by the Company, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the proposed Merger or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Adams Board of Directors, the Company, Parent, any security holder or creditor of the Company or Parent or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the Merger were determined through negotiation between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Adams Board of Directors.

Financial Analyses

In preparing its opinion to the Adams Board of Directors, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Adams Board of Directors on November 11, 2024. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics, including:

•        Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

•        Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items for a specified time period.

Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of Adams Common Stock and the common stock of the selected companies listed below as of November 8, 2024, and transaction values for the selected transactions analysis described below were calculated on an enterprise value basis based on the announced transaction equity price and other public information available at the time of the announcement. The estimates of the future financial and operating performance of the Company relied upon for the financial analyses described below were based on the Company Projections. The estimates of the future financial and operating performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.

Selected Companies Analysis.    Houlihan Lokey reviewed certain data for selected companies, with publicly traded equity securities, that Houlihan Lokey deemed relevant.

The financial data reviewed included:

•        Enterprise value as a multiple of latest twelve months, or LTM, Adjusted EBITDA;

•        Enterprise value as a multiple of estimated Calendar Year (“CY”) 2024 Adjusted EBITDA; and

•        Enterprise value as a multiple of estimated CY 2025 Adjusted EBITDA.

The selected companies and resulting low, high, median and mean financial data included the following:

Specialized Carrier Companies:

•        Ardmore Shipping Corporation

•        Marten Transport, Ltd.

•        Mullen Group Ltd.

•        Navios Maritime Partners L.P.

•        Tsakos Energy Navigation Limited

•        World Kinect Corporation

Dry Van Truckload Companies:

•        Covenant Logistics Group, Inc.

•        Heartland Express, Inc.

•        P.A.M. Transportation Services, Inc.

•        Schneider National, Inc.

Specialized Carrier Companies	Enterprise Value to Adjusted EBITDA
	LTM	CY 2024E	CY 2025E
Low	3.0x	3.1x	3.7x
High	9.2x	9.8x	8.3x
Median	5.6x	5.3x	4.7x
Mean	5.9x	5.7x	5.1x
Dry Van Truckload Companies	Enterprise Value to Adjusted EBITDA
	LTM	CY 2024E	CY 2025E
Low	7.1x	6.9x	5.0x
High	9.9x	9.5x	8.0x
Median	7.9x	7.3x	5.9x
Mean	8.2x	7.8x	6.2x
All Selected Companies	Enterprise Value to Adjusted EBITDA
	LTM	CY 2024E	CY 2025E
Low	3.0x	3.1x	3.7x
High	9.9x	9.8x	8.3x
Median	7.0x	6.5x	5.3x
Mean	6.8x	6.5x	5.6x

Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of (i) 4.50x to 5.50x LTM Adjusted EBITDA, (ii) 4.50x to 5.50x estimated CY 2024 Adjusted EBITDA and (iii) 3.50x to 4.50x estimated CY 2025 Adjusted EBITDA to corresponding financial data for the Company. The selected companies analysis indicated implied per share value reference ranges of (i) $31.08 to $38.93 per share of Adams Common Stock based on the selected range of multiples of LTM Adjusted EBITDA, (ii) $26.92 to $33.85 per share of Adams Common Stock based on the selected range of multiples of estimated CY 2024 Adjusted EBITDA and (iii) $32.35 to $42.81 per share of Adams Common Stock based on the selected range of multiples of estimated CY 2025 Adjusted EBITDA, in each case as compared to the proposed Merger Consideration of $38.00 per share of Adams Common Stock.

Selected Transactions Analysis.    Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant.

The financial data reviewed included:

•        Transaction value as a multiple of LTM Adjusted EBITDA.

The selected transactions included the following:

Date Announced	Target	Acquiror
10/03/24	Martin Midstream Partners L.P.	Martin Resource Management Corporation
06/03/24	Navig8 TopCo Holdings Inc.	ADNOC Logistics & Services plc
05/20/24	Overseas Shipholding Group, Inc.	Saltchuk Resources, Inc.
03/20/24	Buckshot Trucking LLC	Enservco Corporation
12/22/23	Daseke, Inc.	TFI International Inc.
11/01/23	Patriot Transportation Holding, Inc.	Blue Horizon Partners, Inc.
04/27/23	Lew Thompson & Son Trucking, Inc.	Covenant Logistics Group, Inc.
03/21/23	U.S. Xpress Enterprises, Inc.	Knight-Swift Transportation Holdings Inc.
08/22/22	Transportation Resources, Inc.	Heartland Express, Inc.
06/24/22	USA Truck, Inc.	Schenker, Inc.

Date Announced	Target	Acquiror
06/15/22	Substantially All Assets of Metropolitan Trucking, Kiwi Leasing, Hoya Leasing, Metropolitan Freight	Costar Equipment, Inc; Met Express, Inc
06/01/22	Smith Transport, Inc.	Heartland Express, Inc.
02/10/22	Aat Carriers, Inc.	Covenant Logistics Group, Inc.
08/26/21	Navios Maritime Acquisition Corporation	Navios Maritime Partners L.P.
01/25/21	UPS Ground Freight, Inc. (nka:TForce Freight, Inc.)	TFI International Inc.
05/18/20	Delek US Holdings Inc	Delek Logistics Partners
07/13/18	Three Star Trucking Ltd.	Vertex Resources Group Ltd.
07/05/18	Landair Holdings, Inc.	Covenant Transportation Group, Inc. (nka:Covenant Logistics Group, Inc.)
02/04/18	Higman Marine Services, Inc.	Kirby Corporation
05/25/17	Estenson Logistics, LLC (nka:Hub Group Dedicated)	Hub Group Trucking, Inc.
04/10/17	Swift Transportation Company	Knight Transportation, Inc. (nka:Knight-Swift Transportation Holdings Inc.)
Enterprise Value
LTM Adjusted EBITDA
Low	2.2x
High	7.0x
Median	5.3x
Mean	5.2x

Taking into account the results of the selected transactions analysis, Houlihan Lokey applied selected multiple ranges of 4.50x to 5.50x estimated LTM Adjusted EBITDA to corresponding financial data for the Company. The selected transactions analysis indicated implied per share value reference ranges of $31.08 to $38.93 per share of Adams Common Stock based on the selected range of multiples of estimated LTM Adjusted EBITDA, as compared to the proposed Merger Consideration of $38.00 per share of Adams Common Stock.

Discounted Cash Flow Analysis.    Houlihan Lokey performed a discounted cash flow analysis of the Company by calculating the estimated present value of the projected unlevered, after-tax free cash flows of the Company based on the Company Projections. Houlihan Lokey calculated terminal values for the Company by applying a range of perpetuity growth rates of 1.0% to 3.0% to the Company’s estimated terminal unlevered free cash flow.

The present values of the Company’s projected future cash flows and terminal values were then calculated using discount rates ranging from 14.0% to 16.0%. The discounted cash flow analysis indicated an implied per share value reference range of $30.03 to $40.37 per share of Adams Common Stock, as compared to the proposed Merger Consideration of $38.00 per share of Adams Common Stock.

Miscellaneous

Houlihan Lokey was engaged by the Company to provide an opinion to the Adams Board of Directors as to whether, as of the date thereof, the Merger Consideration to be received by the holders of Adams Common Stock pursuant to the Merger Agreement was fair to the holders of Adams Common Stock, from a financial point of view. The Company engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. Pursuant to its engagement by the Company, Houlihan Lokey is entitled to a fee of $300,000 for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion. No portion of Houlihan Lokey’s fee is contingent upon the successful completion of the Merger. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.

Houlihan Lokey has not provided investment banking, financial advisory and/or other financial or consulting services to the Company or Tres in the two years preceding the date hereof. Houlihan Lokey and certain of its affiliates may provide such services to the Company, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Projected Financial Information

Adams does not, as a matter of course, publicly disclose projections as to its future financial performance due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty, unpredictability and subjectivity of underlying assumptions and estimates. However, in connection with the Adams Board of Directors’ evaluation of the Merger, management prepared the Management Projections, which were provided to the Adams Board of Directors, Houlihan Lokey and Parent. The Management Projections included prospective financial information for Adams on a standalone basis.

The Management Projections were not prepared with a view to public disclosure and are included in this proxy statement only because the Management Projections were reviewed by the Adams Board of Directors in connection with its consideration and evaluation of the Merger and provided to Houlihan Lokey for use in connection with its financial analyses presented to the Adams Board of Directors as discussed in the section of the proxy statement entitled “— Opinion of Adams’s Financial Advisor”, and provided to Parent. The Management Projections were not prepared with a view to compliance with (i) generally accepted accounting principles in the U.S. (“GAAP”) or any other jurisdiction, (ii) the published guidelines of the SEC regarding projections and forward-looking statements; or (iii) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Adams’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, examined, or performed any procedures with respect to the Management Projections or expressed any opinion or given any form of assurance with respect thereto or their achievability. The report of Adams’s independent registered public accounting firm incorporated by reference relates to Adams’s historical audited financial information only and does not extend to the prospective financial information and should not be read to do so. The summary of the Management Projections is included solely to give stockholders of Adams access to certain financial projections that were made available to the Adams Board of Directors, Houlihan Lokey and Parent.

Although a summary of the Management Projections is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by Adams’s management that management believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to Adams’s management at the time. However, this information should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Management Projections not to be achieved include general economic conditions, regulatory conditions, financial market conditions, oil and natural gas prices, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures and changes in tax laws or accounting treatment. The Management Projections also reflect assumptions as to certain business decisions that are subject to change. In addition, the Management Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. The Management Projections cover multiple years, and such information by its nature becomes less reliable with each successive year.

The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that the Adams Board of Directors, Adams, Parent or any of their respective affiliates or representatives, including Houlihan Lokey, or any other recipient of this information considered, or now considers, the Management Projections to be predictive of actual future results. The summary of the Management Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the Merger proposal or any of the other proposals to be voted on at the Special Meeting or for any other purpose. Adams does not intend to update or otherwise revise the Management Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Management Projections are shown to be in error or no longer appropriate, except as otherwise required by law. In light of the foregoing factors and the uncertainties inherent in the Management Projections, Adams stockholders are cautioned not to place undue, if any, reliance on the projections included in this proxy statement.

None of Adams, Parent or any of their respective affiliates, advisors, officers, directors or representatives, including Houlihan Lokey, has made or makes any representation to any Adams stockholder or other person regarding the ultimate performance of Adams compared to the information contained in the Management Projections or that the Management Projections will be achieved. Adams has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Management Projections.

The Management Projections and the accompanying tables contain Adjusted EBITDA and unlevered free cash flow, each of which may be considered a non-GAAP financial measure within the meaning of applicable rules and regulations of the SEC. Adams believes these measures are helpful in understanding its past financial performance and future results. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with Adams’s consolidated financial statements prepared in accordance with GAAP. While Adams believes that these non-GAAP financial measures provide meaningful information to help investors understand the operating results and to analyze Adams’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of Adams’s competitors and may not be directly comparable to similarly titled measures of Adams’s competitors due to potential differences in the exact method of calculation. The SEC rules that would otherwise require a reconciliation of an adjusted financial measure to a GAAP financial measure do not apply to adjusted financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of adjusted financial measures were not relied upon by the Adams Board of Directors or the members of management or Houlihan Lokey in connection with their respective evaluation of the Merger. Accordingly, Adams has not provided a reconciliation of the non-GAAP financial measures included in the Management Projections to the relevant GAAP financial measures.

Adams management prepared the Management Projections with respect to Adams’s business, as a standalone public company, for fiscal year 2024 through fiscal year 2029. The following table summarizes the Management Projections (figures are in millions). The Management Projections are forward-looking statements. For information on factors that may cause the Adams’s future results to materially vary, see the information under the section entitled “Caution Regarding Forward-Looking Statements” beginning on page 24 of this proxy statement.

	Year Ended December 31,
	2024E	2025E	2026E	2027E	2028E	2029E
Revenue	$2,523.7	$2,808.8	$2,844.1	$2,880.6	$2,922.2	$2,959.6
Cost of Sales	$2,352.6	$2,602.0	$2,629.6	$2,657.5	$2,685.9	$2,714.7
Operating and G&A Expenses	$178.6	$179.7	$181.8	$186.9	$196.2	$202.8
Adjusted EBITDA(1)	$17.9	$27.1	$32.7	$36.2	$40.0	$42.1
Depreciation and Amortization	$23.5	$22.9	$26.7	$26.6	$24.6	$25.1
Capital Expenditures	$12.8	$14.7	$20.9	$11.6	$15.7	$22.5
Decrease (Increase) in Net Working Capital	$(6.9)	$(0.3)	$(0.2)	$(0.4)	$(1.3)	$(1.2)
Unlevered Free Cash Flows(2)	$(1.8)	$11.2	$10.3	$22.2	$19.8	$14.8

____________

(1)      For purposes of the Management Projections, Adams defines Adjusted EBITDA as net earnings (or losses) before interest income or expense, income tax and depreciation and amortization expense, after removing the effects of inventory liquidation gains and valuation losses. This measure should not be considered as an alternative to net earnings (losses), Adams’s most directly comparable financial measure calculated and presented in accordance with GAAP.

(2)      For purposes of the Management Projections, Adams defines unlevered free cash flow as Adjusted EBITDA less unlevered taxes, capital expenditures, and changes in net working capital. This measure should not be considered as an alternative to net earnings (losses), Adams’s most directly comparable financial measure calculated and presented in accordance with GAAP. The unlevered free cash flow was arithmetically calculated by Houlihan Lokey, with the approval of Adams management, solely using information provided by Adams management for such use.

As noted above, the Management Projections reflect numerous estimates and assumptions made with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Adams’s business, all of which are difficult to predict and many of which are beyond Adams’s control.

GulfStar Fees

Pursuant to its engagement agreement with Adams, at the Effective Time of the Merger and conditional thereon, GulfStar will be entitled to a success fee of one percent (1%) of the consideration to be paid by Parent in the Merger, or approximately $1.0 million. Adams has also agreed to reimburse GulfStar for reasonable and documented expenses and to indemnify GulfStar and certain related parties against certain liabilities and expenses arising out of or related to GulfStar’s engagement. GulfStar was not engaged to, and did not, render an opinion on the fairness, from a financial point of view, of the Merger Consideration to be received by holders of Adams Common Stock. For more information on GulfStar’s role in the contacts and negotiations leading to the execution of the Merger Agreement, see “The Merger (Proposal 1) — Background of the Merger” beginning on page 34 of this proxy statement.

Interests of Adams’s Directors and Executive Officers in the Merger

In considering the recommendation of the Adams Board of Directors to approve the Merger Agreement, you should be aware that some of the directors and executive officers of Adams have interests in the Merger that may be different from, or in addition to, those of Adams stockholders generally. The Adams Board of Directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement, in reaching its unanimous decision to approve the Merger Agreement and in unanimously recommending to our stockholders that the Merger Agreement be adopted. These interests are described and quantified below.

Treatment of Adams Equity Awards

Adams’s executive officers currently hold unvested Adams RSAs and Adams PSAs granted under the Adams Resources & Energy, Inc. 2018 Long-Term Incentive Plan (the “2018 LTIP”) or, in one case, as an inducement award at the time of his hiring. In addition, members of the Adams Board of Directors hold unvested Adams RSAs in the form of restricted stock units. These awards are granted to the non-employee members of the Adams Board of Directors on an annual basis, and vest on the first anniversary of the date of grant. On March 1, 2024, Adams issued 817 Adams RSAs to each non-employee director.

The Merger Agreement provides that at the effective time of the Merger, the outstanding equity awards of Adams will be treated as follows:

•        Each Adams RSA will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares subject to such Adams RSA.

•        Each Adams PSA will automatically become fully vested at target performance (as set forth in the applicable award agreement) and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Adams Common Stock issued and outstanding under the Adams PSA immediately prior to the effective time of the Merger.

The table below sets forth the number of outstanding and unvested Adams RSAs and Adams PSAs that have been awarded to and held by our named executive officers, or “NEOs”, and directors as of December 5, 2024, and an estimate of the value of such awards (on a pre-tax basis) using a price per share of $38.00 (i.e., the Merger Consideration). Our NEOs consist of the following persons:

•        Kevin J. Roycraft — Chief Executive Officer and President

•        Tracy E. Ohmart — Executive Vice President, Chief Financial Officer and Treasurer

•        Wade M. Harrison — President, Service Transport Company

•        Greg L. Mills — President, GulfMark Energy, Inc.

Adams PSAs granted in March 2022 are reflected in the table below as Adams RSAs, as the performance period has ended and the awards remain subject only to continued service conditions. Adams PSAs granted in March 2023 are not reflected in the table below as the awards were canceled due to the Company not meeting the applicable performance thresholds. Adams PSAs granted in March 2024 remain subject to performance conditions that could lead to a performance factor (or multiple) between 0% and 200% depending on adjusted pre-tax cash flow and adjusted pre-tax earnings of the Company. In accordance with the terms of the Merger Agreement, the values set forth in the table below assume achievement of the target performance levels applicable to such awards, calculated by using the value of the Merger Consideration. Depending on the date upon which the closing of the Merger actually occurs, the Adams PSAs that are unvested as of the date of this proxy statement may vest and settle pursuant to their terms, without regard to the Merger. In such event, the number of shares deliverable under the Adams PSAs may be greater than or less than the number of shares deliverable at the target levels.

Name	Number of Shares Subject to Adams RSAs (#)	Value of Shares Subject to Adams RSAs ($)	Target Number of Shares Subject to Adams PSAs (#)	Estimated Value of Adams PSAs ($)	Total Value ($)
Named Executive Officers
Kevin J. Roycraft	9,214	$350,132	5,942	$225,796	$575,928
Tracy E. Ohmart	5,171	$196,498	3,090	$117,420	$313,918
Wade M. Harrison	3,964	$150,632	2,344	$89,072	$239,704
Greg L. Mills	5,863	$222,794	3,466	$131,708	$354,502
Non-Employee Directors
Murray E. Brasseux	817	$31,046	—	—	$31,046
Dennis E. Dominic	817	$31,046	—	—	$31,046
Michelle A. Earley	817	$31,046	—	—	$31,046
Richard C. Jenner	817	$31,046	—	—	$31,046
John O. Niemann, Jr.	817	$31,046	—	—	$31,046
Townes G. Pressler	817	$31,046	—	—	$31,046

For an estimate of the total amounts that may become payable to each NEO in connection with the Merger, please see the section entitled “Interests of Adams’ Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Adams’ Named Executive Officers in Connection with the Merger” beginning on page 56 of this proxy statement.

Change of Control Plan

Each NEO is a participant in the Adams Change of Control Plan (the “COC Plan”) that provides for certain severance benefits upon a termination of employment without “cause,” or by resignation of a named executive officer for “good reason” following a “change of control” of Adams (each of which we refer to as a “qualifying termination”). The NEOs that participate in the COC Plan become eligible to receive the severance benefits if the qualifying termination occurs within the 90-day period preceding a change of control or within the 24-month period commencing on a change of control. The Merger will constitute a change of control under the COC Plan.

In the event of a qualifying termination, the COC Plan provides the following benefits to the participating executive officers, subject to certain exceptions as described more fully in the COC Plan:

•        A cash lump sum payment equal to the sum of (i) the participating executive officer’s base salary and (ii) any target bonus established for that year under any plan, program, agreement or arrangement that the Company has entered into with the participant (the “Target Bonus”), or if there is no Target Bonus, the average annual bonuses received over the two preceding years, in each case multiplied by two for the Chief Executive Officer, and by 1.5 for the other participating executive officers;

•        A cash lump sum payment of the participating executive officer’s bonus amount for any prior fiscal year not yet paid at the date of termination, if any, paid at the greater of his or her Target Bonus or actual performance; and

•        A cash lump sum payment equal to a pro rata portion of the participating executive officer’s Target Bonus for the year of termination through the date of termination.

In addition, if a participating executive officer timely elects to continue health insurance coverage with the Company under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will subsidize the employer portion of such COBRA coverage for the lesser of twelve months or the participating executive officer’s first day of eligibility for a successor employer-provided group health plan.

Under the COC Plan, all outstanding and unvested Adams PSAs and Adams RSAs held by participating executive officers under our 2018 LTIP, subject solely to time-based vesting shall vest in full in connection with a qualifying termination, notwithstanding the provisions of any equity incentive plan or any award agreement between such participating executive officer and the Company. Equity awards which vest in whole or part on achievement of performance criteria shall vest based on the assumption of performance at target as defined in any award agreement. If the participating executive officer’s employment is terminated by the Company other than for cause within ninety (90) days preceding a change of control, any acceleration of vesting for time-based awards shall occur at the time of change of control.

Pursuant to the Section 280G “net-better” cutback provisions included in the COC Plan, if the severance payments under the COC Plan would trigger an excise tax under Sections 280G and 4999 of the Code, the severance payments would be reduced to a level at which the excise tax is not triggered, unless the executive officer would receive a greater amount without such reduction after applicable excise, federal, and/or state taxes.

For an estimate of the value of the payments and benefits described above that would be payable to the NEOs upon a qualifying termination in connection with the Merger, see “— Golden Parachute Compensation” below.

Arrangements with Parent

As of the date of this proxy statement, no executive officer of Adams has entered into any agreement with Parent or any of its affiliates regarding individual employment arrangements with, or the right to participate in any equity or benefit plans of, the Surviving Corporation or one or more of its affiliates following the consummation of the Merger. Prior to and following the Closing, however, Parent intends to have discussions with certain executive officers of Adams regarding employment with the Surviving Corporation or one or more of its affiliates and certain executive officers of Adams may enter into agreements with, Parent or Merger Sub, their subsidiaries or their respective affiliates regarding employment with the Surviving Corporation or one or more of its affiliates.

Continuing Employee Benefits

For information regarding the continuing employee benefits provided under the Merger Agreement to employees of Adams (including executive officers) see the section entitled “The Merger Agreement — Employee Matters” beginning on page 76 of this proxy statement.

Indemnification and Insurance

For information regarding indemnification of Adams’ directors and executive officers, se the section entitled “The Merger Agreement — Directors’ and Executive Officers’ Indemnification and Insurance beginning of page 77 of this proxy statement.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K under the Exchange Act, the table below sets forth the compensation for each NEO that is based on, or that otherwise relates to the Merger or that will or may become payable to each NEO in connection with, the Merger. The Merger-related compensation payable to these individuals is subject to a non-binding advisory vote of Adams stockholders, as described in the section titled “Advisory Vote on Merger-Related Compensation Arrangements (Proposal 2).” For additional details regarding the terms of the payments and benefits described below, see the discussion above under the headings “— Treatment of Adams Equity Awards” which is incorporated herein. The table below sets forth, for the purposes of this Merger-related compensation disclosure, the amount of payments and benefits that each NEO would receive, using the following assumptions:

•        the effective time of the Merger occurs on March 1, 2025 (which is used solely for purposes of this golden parachute compensation disclosure);

•        each NEO experiences a qualifying termination under the COC Plan immediately following the effective time of the Merger;

•        each NEO’s base salary and target annual cash incentive compensation is that in effect on the date hereof; and

•        a price per share of Adams Common Stock of $38.00, which is the Merger Consideration.

The amounts in the table do not include amounts that NEOs were already entitled to or vested in as of the assumed date of the Merger without regard to the occurrence of a change in control (including, without limitation, annual bonuses earned and payable for the year ended December 31, 2024 to the extent not paid by the Company prior to the effective time of the Merger), and do not reflect any possible reductions under the Section 280G “net-better” cutback provisions included in the COC Plan. These amounts also do not reflect compensation actions that may occur after the date of this proxy statement but before the Effective Time, which actions may require the consent of Parent or be otherwise restricted under the terms of the Merger Agreement.

As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by an NEO may materially differ from the amounts set forth below.

Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the Merger (i.e., without regard to whether a qualifying termination occurs). For purposes of the footnotes to the table below, “single trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double trigger” refers to payments and benefits that require two conditions, which are the completion of the Merger and a qualifying termination.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Kevin J. Roycraft	1,491,949	575,928	32,183	9,655	2,109,715
Tracy E. Ohmart	829,132	313,918	32,183	9,655	1,184,888
Wade M. Harrison	629,021	239,704	26,421	7,926	903,072
Greg L. Mills	930,115	354,502	32,183	9,655	1,326,455

____________

(1)      This amount represents the “double trigger” cash severance payments that each NEO may receive under the COC Plan. Payment of these amounts is contingent upon the executive signing and not revoking a release of claims, and upon the executive’s continued compliance with certain confidentiality and non-solicitation covenants, in each case set forth in the COC Plan. As noted above in the section entitled “— Change of Control Plan” on page 57 of this proxy statement, the cash severance payable under the COC Plan becomes payable if the NEO’s employment is terminated without cause within the 90-day period preceding a change of control or within the 24-month period commencing on a change of control, or if the NEO resigns for “good reason” as defined in the COC Plan within such 24-month period. The individual components of this column are quantified in the table immediately below:

Name	Severance Based on Applicable Multiple of Base Salary and Target Bonus ($)	Prorated Annual Bonus for 2025 ($)	Total ($)
Kevin J. Roycraft	1,442,001	49,948	1,491,949
Tracy E. Ohmart	795,367	33,765	829,132
Wade M. Harrison	603,405	25,616	629,021
Greg L. Mills	892,238	37,877	930,115

____________

(2)      This amount represents the “single trigger” acceleration and settlement of unvested equity awards in the Merger more fully described in the section entitled “— Treatment of Adams Equity Awards” on page 65 of this proxy statement.

(3)      This amount represents the “double trigger” benefits relating to the employer portion of continued health coverage under COBRA for an assumed twelve month period.

(4)      This amount represents the “double trigger” tax gross-up for the COBRA payments described in footnote (3).

Adams stockholders are being asked to approve, on a non-binding, advisory basis, the compensation that will or may be paid by Adams or the Surviving Corporation to these NEOs that is based on or otherwise relates to the Merger (see the section entitled “Advisory Vote on Merger-Related Compensation Arrangements (Proposal 2)” in this proxy statement). Because the vote to approve such compensation is advisory only, it will not be binding on either Adams or Parent. Accordingly, if the Merger is adopted by Adams stockholders and the Merger is completed, the compensation will be payable regardless of the outcome of the advisory vote to approve such compensation.

Directors’ and Officers’ Indemnification and Insurance

For information regarding indemnification of Adams’s directors and executive officers, see the section entitled “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance” beginning on page 77 of this proxy statement.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of Adams Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. Holder (as described in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 95 of this proxy statement) whose shares of Adams Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. With respect to a stockholder that is a “Non-U.S. Holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 95 of this proxy statement), the exchange of shares of Adams Common Stock for the Merger Consideration pursuant to the Merger generally will not result in U.S. federal income tax to such Non-U.S. Holder unless such Non-U.S. Holder has certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the Merger unless the stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9, Form W-8 or applicable successor form).

For a more complete description of the U.S. federal income tax consequences of the Merger, you should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 95 of this proxy statement. This description does not address any non-income tax consequences, nor does it address state, local, non-U.S. or other tax consequences of the Merger or consequences to holders who are subject to special tax treatment under U.S. federal income tax law. Consequently, you are urged to consult your tax advisor to determine the particular tax consequences of the Merger.

Regulatory Matters (see page 61)

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the completion of the Merger, other than the filing of the certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware.

Delisting and Deregistration of Adams Common Stock

Upon completion of the Merger, the Adams Common Stock currently listed on the NYSE American will be delisted from the NYSE American and subsequently deregistered under the Exchange Act.

Appraisal Rights

If the Merger is consummated, Adams stockholders who continuously hold shares of Adams Common Stock (other than shares of Adams Common Stock held by Adams as treasury stock or owned by Parent that will be canceled pursuant to the Merger Agreement) through the effective time of the Merger, do not vote in favor of the adoption of the Merger Agreement or consent thereto in writing and properly exercise appraisal rights for their shares of Adams Common Stock and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares of Adams Common Stock in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”).

This means that Adams stockholders who perfect their appraisal rights, do not thereafter withdraw their demand for appraisal and follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares of Adams Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Adams Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this proxy statement titled “Appraisal Rights of Stockholders,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each Adams stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Adams stockholders who wish to seek appraisal of their shares of Adams Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Adams stockholders considering seeking appraisal should be aware that the fair value of their shares of Adams Common Stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (a) submit a written demand for appraisal to Adams before the vote is taken on the adoption of the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (c) continue to hold your shares of Adams Common Stock of record through the Effective Time; and (d) strictly comply with all other procedures for exercising appraisal rights under Section 262. Your failure to follow exactly the procedures specified under Section 262 may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the Adams stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement titled “Appraisal Rights of Stockholders,” which is qualified in its entirety by Section 262 of the DGCL. The text of Section 262 of the DGCL, is reproduced in its entirety as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. If you hold your shares of Adams Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares of Adams Common Stock for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares of Adams Common Stock confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified listed required by Section 262(f) of the DGCL. The procedures for exercising appraisal rights is further described in the section entitled “Appraisal Rights of Stockholders” beginning on page 86 of this proxy statement.

Litigation Related to the Merger

As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger.

Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Adams, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is the absence of any order, injunction, decree or law issued by any governmental authority of competent jurisdiction that prohibits, renders illegal or enjoins the consummation of the Merger whether on a temporary, preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

The following summary of the Merger Agreement, a copy of which is attached hereto as Annex A to this proxy statement, is intended to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Adams in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Adams or any of its subsidiaries or affiliates. The Merger Agreement contains representations and warranties by Adams, Parent and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by the disclosure schedules to the Merger Agreement; were made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Adams’s public disclosures.

Additional information about Adams may be found elsewhere in this proxy statement and Adams’s other public filings. See the section entitled “Where You Can Find More Information,” beginning on page 100 of this proxy statement.

Structure of the Merger

At the effective time of the Merger, Merger Sub will be merged with and into Adams in accordance with the DGCL. As a result of the Merger, the separate existence of Merger Sub will cease, and Adams will be the Surviving Corporation. At the effective time of the Merger and by virtue of the Merger, the certificate of incorporation of Adams in effect at the effective time of the Merger will be the certificate of incorporation of the Surviving Corporation, until amended in accordance with applicable law. The bylaws of Adams in effect at the effective time of the Merger will be the bylaws of the Surviving Corporation, until amended in accordance with applicable law. From and after the effective time of the Merger, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub at the effective time of the Merger will be the directors of the Surviving Corporation and the officers of Merger Sub at the effective time of the Merger will be the officers of the Surviving Corporation.

Closing and Effective Time of the Merger

Unless another time, date or place is mutually agreed in writing by Adams and Parent, the closing of the Merger will take place as soon as possible, but in any event no later than ten (10) business days after the date the closing conditions set forth in the Merger Agreement and described in the section entitled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 79 of this proxy statement (other than conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions. The Merger will become effective at such time as a certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as may be agreed upon by Adams and Parent, and specified in the certificate of merger in accordance with the relevant provisions of the DGCL. As of the date of this proxy statement, we expect to complete the Merger in the first calendar quarter of 2025. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to the completion of the Merger, which are described below, and it is possible that factors outside the control of Adams or

Parent could delay the completion of the Merger, or prevent it from being completed at all. There may be a substantial amount of time between the Special Meeting and the completion of the Merger. We expect to complete the Merger promptly following the receipt of all required approvals.

Effect of the Merger on Adams Common Stock

At the effective time of the Merger, each share of Adams Common Stock that is issued and outstanding immediately prior to the effective time of the Merger (other than any shares held by Adams (as treasury stock), Parent, Merger Sub or any other subsidiary of Parent or Adams, or any stockholder who has properly demanded and perfected and not validly withdrawn appraisal rights in accordance with Delaware law) will be automatically converted into the right to receive the Merger Consideration (i.e. $38.00 in cash, without interest). As of the effective time of the Merger, all such shares of Adams Common Stock will no longer be outstanding and will automatically be canceled and retired and cease to exist and will thereafter represent only the right to receive the Merger Consideration to be paid in accordance with the terms of the Merger Agreement.

At the effective time of the Merger, each share of Adams Common Stock held by Adams as treasury stock or owned by Parent immediately prior to the effective time of the Merger will be canceled without payment of any consideration. At the effective time of the Merger, each share of Adams Common Stock held by any subsidiary of Adams or Parent will be canceled and extinguished without any conversion thereof or consideration paid therefor. In addition, shares of Adams Common Stock outstanding immediately prior to effective time of the Merger and held by a stockholder who has not voted in favor of adopting the Merger Agreement or consented thereto in writing and who has properly exercised appraisal rights with respect thereto in accordance with, and who has complied with, Section 262 of the DGCL, shall be canceled and cease to exist and will not be converted into the right to receive the Merger Consideration, but such stockholder shall be entitled to receive payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL, if available, as further described in the section entitled “Appraisal Rights” beginning on page 61 of this proxy statement.

Each share of common stock of Merger Sub outstanding immediately prior to the effective time of the Merger will be converted into one share of common stock of the Surviving Corporation.

Procedures for Surrendering Shares for Payment

Prior to the effective time of the Merger, Parent will appoint a nationally recognized exchange agent reasonably acceptable to Adams for the purpose of exchanging for the Merger Consideration certificates representing shares of Adams Common Stock or uncertificated shares of Adams Common Stock. Prior to the effective time of the Merger, Parent will make available to the exchange agent the aggregate Merger Consideration to be paid in respect of the certificates representing shares of Adams Common Stock or uncertificated shares of Adams Common Stock.

As promptly as practicable after the effective time of the Merger (but no later than two (2) business days thereafter), Parent will send, or cause the exchange agent to send, to each holder of shares of Adams Common Stock at the effective time of the Merger a letter of transmittal and instructions (which will be in a form reasonably acceptable to Adams and finalized prior to the effective time of the Merger and which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of certificates representing shares of Adams Common Stock or transfer of uncertificated shares of Adams Common Stock to the exchange agent) for use in such exchange.

Each holder of shares of Adams Common Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon (i) surrender to the exchange agent of a certificate, together with a properly completed letter of transmittal in customary form reasonably acceptable to Parent, or (ii) receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, in each case of clauses (i) or (ii), the Merger Consideration payable for each share of Adams Common Stock represented by a certificate or for each uncertificated share. Until so surrendered or transferred, as the case may be, each such certificate or uncertificated share will represent after the effective time of the Merger for all purposes only the right to receive such Merger Consideration.

If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, it will be a condition to such payment that (i) either such certificate be properly endorsed or otherwise be in proper form for transfer or such uncertificated share be properly transferred and (ii) the person requesting such payment pay to the exchange agent any transfer or other taxes required as a result of such payment or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

After the effective time of the Merger, there will be no further registration of transfers of shares of Adams Common Stock. If, after the effective time of the Merger, certificates representing shares of Adams Common Stock or uncertificated shares of Adams Common Stock are presented to the Surviving Corporation or the exchange agent, they will be canceled and exchanged for the Merger Consideration.

Any portion of the Merger Consideration made available to the exchange agent for payment to the stockholders that remains unclaimed by the holders of Adams Common Stock twelve (12) months after the effective time of the Merger will be returned to Parent, upon demand, and any such holder who has not exchanged shares of Adams Common Stock will thereafter look only to Parent for payment of the Merger Consideration in respect of such shares without any interest thereon.

Withholding

Adams, Parent, the Surviving Corporation, the exchange agent and their affiliates are entitled to deduct and withhold from the amounts otherwise payable to any person pursuant to the Merger Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 (the “Code”) or any provision of state, local or foreign tax law. Any amounts so deducted or withheld will be paid over to the applicable governmental authority, and, to the extent so paid over, shall be treated for all purposes of the Merger Agreement as having been paid to the person in respect of whom such deduction or withholding was made.

Treatment of Adams Equity Awards

The Merger Agreement provides that, at the effective time of the Merger, the outstanding equity awards of Adams will be treated as follows:

Each Adams RSA will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Adams Common Stock subject to such Adams RSA.

Each Adams PSA will automatically become fully vested at target performance (as set forth in the applicable award agreement) and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Adams Common Stock issued and outstanding under the Adams PSA immediately prior to the effective time of the Merger.

Representations and Warranties

Adams’s representations and warranties to Parent in the Merger Agreement relate to, among other things:

•        the organization, good standing and qualification of Adams and its subsidiaries;

•        the corporate power and authority to execute, deliver and perform the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•        the unanimous determination by the Adams Board of Directors to approve and declare advisable the Merger Agreement and the transactions contemplated by the Merger Agreement and to recommend the approval and adoption of the Merger Agreement by the Adams stockholders;

•        required regulatory filings and authorizations, consents or approvals of governmental authorities;

•        assuming receipt of the Adams stockholder approval, the absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the Merger Agreement;

•        the capitalization of Adams and its subsidiaries, including the number of outstanding shares of Adams Common Stock, Adams preferred stock, Adams RSAs and, Adams PSAs;

•        the existence of any other securities convertible or exchangeable into or exercisable for, or having the right to vote with respect to, Adams Common Stock;

•        the existence of any cash retention or severance awards;

•        the absence of voting agreements, stockholder agreements or other agreements related to the Adams Common Stock, including any agreements requiring the registration or resale of any Adams securities;

•        the authorization of previously issued distributions or dividends;

•        the reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC and other regulatory agencies and the accuracy of the information contained in those documents;

•        the financial statements of Adams and Adams’s internal system of disclosure controls and procedures concerning financial reporting;

•        the existence of any communications with respect to Section 608 of the Sarbanes-Oxley Act;

•        the disclosure documents required to be filed with the SEC in connection with the Merger (including this proxy statement);

•        the absence of certain changes or events since June 30, 2024 or December 31, 2023, as applicable;

•        the absence of certain undisclosed material liabilities;

•        compliance with laws and permits by Adams and its subsidiaries;

•        the absence of certain actions, claims, suits, charges, audits, complaints, investigations or proceedings;

•        real property owned or leased by Adams and its subsidiaries;

•        ownership of, or rights with respect to, the intellectual property of Adams and its subsidiaries;

•        the security of Adams’s and its subsidiaries’ information technology assets;

•        Adams’s and its subsidiaries’ compliance with data protection laws and privacy policies and its and their use and protection of personal data;

•        the payment of taxes, the filing of tax returns and other tax matters related to Adams and its subsidiaries;

•        compensation and benefits plans, agreements and arrangements with or concerning employees of Adams and its subsidiaries;

•        compliance with laws related to labor and employment by Adams and its subsidiaries;

•        compliance with environmental laws and permits by Adams and its subsidiaries and other environmental matters;

•        certain material contracts of Adams and its subsidiaries;

•        certain matters related to the insurance policies and arrangements of Adams and its subsidiaries;

•        brokers’ and finders’ fees and other expenses payable by Adams;

•        receipt of the opinion of Adams’s financial advisor;

•        the applicability of, and Adams’s compliance with, certain state takeover statutes;

•        certain related party transactions involving Adams and its subsidiaries;

•        certain material customers and suppliers of Adams and its subsidiaries; and

•        the acknowledgement that there are no further representations and warranties made by or on behalf of Parent and Merger Sub, other than in the Merger Agreement or in any certificate delivered in connection therewith.

Parent’s and Merger Sub’s representations and warranties to Adams in the Merger Agreement relate to, among other things:

•        the corporate organization, good standing and qualification of each of Parent and Merger Sub;

•        the corporate power and authority to execute, deliver and perform the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•        required regulatory filings and authorizations, consents or approvals of governmental authorities;

•        the absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the Merger Agreement;

•        the accuracy of information supplied by Parent to be included in this proxy statement;

•        the availability to Parent of sufficient funds to consummate the Merger and the other transactions contemplated by the Merger Agreement that require payment on the Closing Date;

•        brokers’ and finders’ fees and other expenses payable by Parent;

•        the absence of knowledge by Parent of facts or circumstances which would cause Adams’s representations to be untrue in any material respect or otherwise reasonably be expected to impede or delay the consummation of the transactions contemplated by the Merger Agreement;

•        beneficial ownership of shares of Adams Common Stock by Parent, Merger Sub or any of their respective subsidiaries or affiliates;

•        the absence of certain arrangements between Parent or Merger Sub and any director or beneficial owner of Adams Common Stock (a) which relate to the capital stock of Adams or its subsidiaries, the transactions contemplated by the Merger Agreement or the management of the Surviving Corporation after the effective time of the Merger or (b) pursuant to which a stockholder of Adams would be entitled to receive consideration in respect of such stockholder’s shares of an amount different than the Merger Consideration or a stockholder agrees to vote in favor of the Merger Agreement and the transactions contemplated by the Merger Agreement or agrees to vote against or otherwise oppose any acquisition proposal; and

•        the acknowledgement that there are no further representations and warranties made by or on behalf of Adams, other than in the Merger Agreement or in any certificate delivered in connection therewith.

None of the representations and warranties in the Merger Agreement survive the effective time of the Merger.

Definition of “Company Material Adverse Effect”

Many of Adams’s representations and warranties in the Merger Agreement are qualified by a “company material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect). For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any event, change, effect, state of facts, development, occurrence or circumstance that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business or results of operations of Adams and its subsidiaries, taken as a whole or (ii) would, or would reasonably be expected to, prevent, materially impair or delay the ability of Adams and its subsidiaries to perform their obligations under or to consummate the Merger and the other transactions contemplated by the Merger Agreement, but with respect to clause (i) only, excluding any effect resulting, directly or indirectly, from the following:

•        changes (after the date of the Merger Agreement’s execution) in GAAP;

•        changes in general economic, political, regulatory, legal or tax conditions in the United States or any other country or region including changes in financial, credit, securities or currency markets (including changes in interest or exchange rates);

•        changes in conditions generally affecting any of the industries in which Adams and its subsidiaries operate;

•        changes (after the date of the Merger Agreement’s execution) in applicable law or the official interpretation thereof;

•        changes in geopolitical conditions, (including the current dispute and conflict between the Russian Federation and Ukraine and in Israel and Gaza and any evolutions thereof and any sanctions or other applicable laws, directives, policies, guidelines or recommendations promulgated by any governmental authority in connection therewith), the outbreak or escalation of hostilities, acts of war, sabotage, terrorism, broad-based cyberattacks, cyberterrorism, natural disasters, acts of god, demonstrations, public disaster, epidemics, pandemics or other diseases (including COVID-19) including any deterioration or worsening thereof;

•        the negotiation, execution or delivery of, or performance of the express obligations set forth in the Merger Agreement or the announcement, pendency or consummation of the transactions contemplated by the Merger Agreement or the identity of Parent or any of its subsidiaries or the announcement of Parent’s plans or intentions with respect to the conduct of the business of Adams following the closing of the Merger, including the impact of the foregoing on the relationships, contractual or otherwise, of Adams and any of its subsidiaries with customers, suppliers, service providers, governmental authorities, or any other persons relating to the execution, delivery and performance of the Merger Agreement or the announcement or consummation of the transactions contemplated by the Merger Agreement;

•        any failure by Adams and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance or integration synergies for any period (it being understood that any underlying facts giving rise or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect);

•        any action taken (or omitted to be taken) at the express written request of Parent or Merger Sub;

•        changes in the price and/or trading volume of shares of Adams Common Stock or any other securities of Adams on the NYSE American or any other market on which such securities are quoted for purchase and sale or changes in the credit ratings of Adams (it being understood that any underlying facts giving rise or contributing to such changes that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect); or

•        any actions taken (or omitted to be taken) by Adams or any of its subsidiaries that are expressly required to be taken (or omitted to be taken) pursuant to the Merger Agreement.

Notwithstanding these exclusions, to the extent any event, change, effect, state of facts, development, occurrence or circumstance referred to in bullets one, two, three, four and five has had a disproportionate adverse effect on Adams and its subsidiaries relative to other companies in the same industry or industries in which Adams and its subsidiaries conducts business, the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a company material adverse effect.

Certain of Parent’s representations and warranties in the Merger Agreement are qualified by a “parent material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a parent material adverse effect). For purposes of the Merger Agreement, a “Parent Material Adverse Effect” means any event, change, effect, development or occurrence that would reasonably be expected to prevent, or materially impair or delay the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or prevent, or materially impair or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

Conduct of the Business Pending the Merger

Adams has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the effective time of the Merger. Except as consented to in writing in advance by Parent (not to be unreasonably withheld, conditioned or delayed), as expressly required by the Merger Agreement, as set forth on the disclosure schedules to the Merger Agreement, as required by applicable law, including the rules and regulations of the NYSE American, Adams (i) will, and will cause each of its subsidiaries to (a) use reasonable best efforts to conduct its business in the ordinary course and (b) use reasonable best efforts to (A) preserve intact its present business organization in all material respects, (B) keep available the services of its directors, officers and key service providers (including employees and contractors), and (C) maintain satisfactory relationships with its customers, suppliers, landlords, governmental authorities and others having material business relationships with it (provided that in the case of clause (i), no action with respect to the matters specifically permitted by any subclause of the following clause (ii) shall constitute a breach of clause (a) unless any such action would constitute a breach of such subclause of the following clause (ii)) and (ii) shall not, and shall not permit any of its subsidiaries to.

•        amend or modify its certificate of incorporation, bylaws or other similar organizational documents;

•        (i) split, combine or reclassify any shares of its capital stock, (ii) declare, accrue, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except (1) regular quarterly cash dividends paid by Adams on Adams Common Stock in an amount not to exceed $0.24 per share with usual record and payment dates and consistent with Adams’s past dividend policy, and (2) dividends or other such distributions by any of its wholly owned subsidiaries to Adams or to another wholly owned subsidiary of Adams or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any company securities or any company subsidiary securities, except for the acquisition of or repurchase of Adams Common Stock required or permitted by the terms of any award agreements under the Adams Stock Plans in order to effectuate a vesting, net exercise or net settlement of Adams RSAs or Adams PSAs, as applicable, in each case, in accordance with the terms of the award agreement as of the date of the Merger Agreement;

•        (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any company securities or company subsidiary securities, other than the issuance of (a) any shares of Adams Common Stock in accordance with the terms of any award agreements under the Adams Stock Plans upon the vesting or satisfaction of service or performance conditions applicable to Adams RSAs or Adams PSAs that are outstanding on the date of the Merger Agreement, and (b) any subsidiary securities to Adams or any other wholly-owned subsidiary of Adams or (ii) amend any term of any company security or any company subsidiary security;

•        adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, merger, recapitalization or other reorganization of Adams or any of its subsidiaries;

•        acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses having a value in excess of $100,000 individually or $250,000 in the aggregate, other than the acquisition of inventory, supplies or materials in the ordinary course;

•        sell, lease, license or otherwise transfer, abandon or dispose of or create a lien (other than permitted liens) on any of its assets, securities, properties, interests or businesses having a value in excess of $100,000 individually or $250,000 in the aggregate, other than sales of inventory for fair consideration in the ordinary course of business;

•        other than in connection with actions permitted by the third bullet point, make any loans, advances or capital contributions to, or investments in, any other person having a value in excess of $100,000 individually or $250,000 in the aggregate (except as described in the disclosure schedules);

•        (i) enter into any collective bargaining agreement or other contract with a union, works council, labor organization, or other employee representative (each a “Labor Agreement”), or (ii) recognize or certify any labor union, labor organization, works council, other employee representative or group of employees as the bargaining representative for any employees of Adams or any of its subsidiaries;

•        implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate the WARN Act;

•        waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former service providers of Adams or its subsidiaries;

•        (i) incur any indebtedness for borrowed money or guarantees thereof in excess of $100,000 in the aggregate, other than (a) borrowings under the Credit Agreement in the ordinary course for settlement in Adams’s marketing business in the ordinary course, so long as any such borrowings are repaid within ten (10) business days, and (b) guarantees by Adams on behalf of its wholly owned subsidiaries in the ordinary course of business; or (ii) amend, supplement or otherwise modify the Credit Agreement in any manner that would impede the ability of Parent to effectuate the payoff or release of the Credit Agreement or otherwise prepay borrowings and terminate commitments thereunder at the closing of the Merger;

•        engage in any sale-leaseback or similar transaction with respect to the real property owned by Adams or its subsidiaries;

•        amend in any material respect or waive any of its material rights under any material contract, or enter into any contract that would, if entered into prior to the date hereof, constitute a material contract (except (1) for entry into material contracts relating to matters specifically permitted by any other subclause of this subclause (b) and (2) as described in the disclosure schedules);

•        settle any litigation, arbitration or other proceeding involving or against Adams or any of its subsidiaries, other than settlements or waivers that (a) involve only cash payments by Adams or any of its subsidiaries not in excess of $100,000 individually or $250,000 in the aggregate (after taking into account insurance coverage maintained by Adams or its subsidiaries that will cover such settlement, release or compromise) and (b) do not involve any injunctive relief against Adams or any of its subsidiaries, admission of guilt or wrongdoing or other restrictions on business activities that could be expected to limit Adams or any of its subsidiaries in the conduct of their business in any respect;

•        except for non-exclusive licenses granted in the ordinary course of business, sell, lease, license, sublicense, modify, terminate, abandon or permit to lapse, transfer or dispose of create or incur any lien (other than a permitted lien) on, or otherwise fail to take any action necessary to maintain, enforce or protect intellectual property or personal data;

•        abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any material permits of Adams and its subsidiaries in a manner adverse to the business of Adams and its subsidiaries;

•        cancel, materially reduce, terminate or fail to maintain in effect without replacing material insurance policies covering Adams and its subsidiaries and their respective properties, assets and businesses;

•        except as required under the terms of any benefit plan of Adams or any Labor Agreement in effect on the date of the Merger Agreement, (i) increase the compensation or benefits to be paid or provided to any former employee or other individual service provider of Adams, (ii) increase the compensation or benefits to be paid or provided to any current employee or other individual service provider of Adams; provided that the compensation or benefits paid or provided to any employee or other individual service provider of Adams (other than certain executive-level service providers described in the disclosure schedules) may be increased by an amount set forth in the Merger Agreement and disclosure schedules, consistent with past practice (iii) grant or award any bonus or incentive compensation to any current or former employee or other individual service provider of Adams, (iv) enter into, establish, adopt, terminate, modify or amend any benefit plan of Adams, (v) take any action for the purpose of accelerating any payment, vesting, or funding of any compensation or benefits, payable, or to become payable, to any current or former employee or other individual service provider of Adams, (vi) hire, engage or terminate (other than for cause) any employee or other individual service provider of Adams (or any individual who would become an employee or other individual service provider of Adams) with annual compensation in excess of $125,000, or (vii) commence an obligation to contribute to a multiemployer or multiple employer benefit plan;

•        change Adams’s fiscal year or change Adams’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act, as agreed to by its independent public accountants;

•        make, change or revoke any material tax election, make any material change in its method of tax accounting, settle or compromise any material tax claim, audit or assessment, file an amended tax return, surrender any right to claim a material refund of taxes, enter into any closing agreement with any taxing authority regarding any material tax, request or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment in respect of material taxes (other than pursuant to customary extensions of the due date to file a tax return obtained in the ordinary course of business) or apply for any private letter ruling or similar guidance from any taxing authority;

•        enter into any new commitments to make, or make, any capital expenditures, or acquisitions of real or personal property, other than amounts of which that are not in the aggregate in excess of 110% of the amounts estimated for the applicable period calculated using the budget disclosed to Parent;

•        enter into any new commitments to make, or make, any capital expenditures in connection with the remediation of any hazardous material or similar corrective actions that would reasonably be expected to be required by environmental laws to address releases of hazardous material or violations of environmental laws, in each case that individually or in the aggregate are in excess of $25,000, without providing Parent notice of such event promptly (and in any event within two (2) calendar days of such event);

•        engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Adams or other person covered by Item 404 of Regulation S-K promulgated by the SEC, in each case, that would be required to be disclosed pursuant to Item 404;

•        enter into any new line of business outside of Adams’s and its subsidiaries’ existing businesses on the date of the Merger Agreement other than any line of business that is reasonably ancillary to and a reasonably foreseeable extension of an existing line of business, or change its material operating policies in any material respects; or

•        agree or commit to do any of the foregoing.

Board Obligation to Call a Stockholders’ Meeting

Adams has agreed under the Merger Agreement to, as soon as reasonably practicable following the date on which the SEC staff advises that it has no further comments on this proxy statement or that Adams may commence mailing this proxy statement, in accordance with the certificate of incorporation and bylaws of Adams and applicable law, duly call and give notice of, and commence mailing of this proxy statement to the holders of Adams Common Stock as of the record date established for, a meeting of holders of the shares of Adams Common Stock to consider and vote upon the adoption of the Merger Agreement and as soon as reasonably practicable following the commencement of the mailing of this proxy statement, convene and hold the stockholder meeting, provided that Adams may (and on no more than two occasions, if requested by Parent, shall) adjourn or postpone the stockholder meeting to a later date with Parent’s consent or to the extent Adams believes in good faith that such adjournment or postponement is reasonably necessary to ensure that any required supplement or amendment to this proxy statement (which the Adams Board of Directors has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable law) is provided to the holders of shares of Adams Common Stock within a reasonable amount of time in advance of the stockholder meeting, to allow reasonable additional time to solicit additional proxies necessary to obtain approval by Adams stockholders, to ensure that there are sufficient shares of Adams Common Stock represented (either via the Virtual Meeting Website or by proxy) and voting to constitute a quorum necessary to conduct the business of the stockholder meeting or otherwise where required to comply with applicable law, provided that, in no event (i) shall the stockholder meeting be adjourned or postponed beyond the date that is five (5) business days prior to the End Date or (ii) once it is fixed by the Adams Board of Directors, shall the record date for the stockholder meeting change (whether or not in connection with such adjournment or postponement), without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). Subject to the restrictions on solicitation described below, the Adams Board of Directors shall recommend that the holders of the shares of Adams Common Stock approve and adopt the Merger Agreement, Adams shall use its reasonable best efforts to obtain the approval by Adams stockholders and Adams shall otherwise comply in all material respects with all legal requirements applicable to the stockholder meeting. The record date of the stockholder meeting and the date of the stockholder meeting shall be selected by Adams after reasonable consultation with Parent. Adams shall advise Parent on a daily basis during each of the last five (5) Business Days prior to the date of the stockholder meeting as to the aggregate tally of proxies received by Adams with respect to the stockholder meeting.

Restrictions on Solicitation of Acquisition Proposals

Adams has agreed that from the date of the Merger Agreement until the receipt of the Adams stockholder approval, except as otherwise set forth below, Adams will not, and will cause its subsidiaries and each of its and their respective directors and officers and will direct each of its or their financial advisors and will use reasonable best efforts to cause each of its and their other employees, investment bankers, attorneys, accountants and other advisors (collectively, “Representatives”) not to, directly or indirectly:

•        solicit or take any action to knowingly facilitate or encourage the submission of any “acquisition proposal” (as described below);

•        initiate, solicit, facilitate, participate in, or enter into any discussions or negotiations with, furnish any nonpublic information relating to Adams or any of its subsidiaries or afford access to the business, properties, assets, personnel, books or records of Adams or any of its subsidiaries to, otherwise knowingly cooperate with any third party relating to an acquisition proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to an acquisition proposal;

•        make an adverse recommendation change (as described below) with regard to the Merger;

•        grant a waiver or amendment or release under a standstill or confidentiality agreement, provided that Adams or any of its subsidiaries shall not be prohibited from amending, modifying or granting any waiver or release under any standstill, confidentiality or similar agreement of Adams or any of its subsidiaries to the extent necessary to permit the applicable person to make, on a confidential basis to the Adams Board of Directors, an acquisition proposal, in each case solely to the extent the Adams Board of Directors determines, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties;

•        allow, authorize or cause Adams or any of its subsidiaries to enter into an Alternative Acquisition Agreement (i.e., any agreement in principle, letter of intent, memorandum of understanding, acquisition agreement or contract providing for or relating to an acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal other than an Acceptable Confidentiality Agreement (as described below)) or announce the intention to do so; or

•        resolve, or agree to do any of the foregoing.

If any director, officer or Representative of Adams or any of its subsidiaries breaches these restrictions, then Adams will be deemed to have breached such restrictions.

Adams also agreed in the Merger Agreement to (and agreed to cause its subsidiaries and its and their respective Representatives to) (i) cease immediately and cause to be terminated any and all existing activities, discussions, negotiations or solicitations of the foregoing, if any, with any third party and its Representatives conducted prior to the date of the Merger Agreement with respect to any acquisition proposal and (ii) promptly (and in any event, within one (1) business day of the signing of the Merger Agreement) terminate any data room access of such third party or any of its Representatives and request in writing that each third party that has executed a confidentiality or similar agreement in connection with any transaction or proposal involving Adams that could reasonably be expected to lead to an acquisition proposal or that relates to a potential acquisition proposal promptly return to Adams or destroy all non-public information previously furnished or made available to such third party or any of its Representatives by or on behalf of Adams or its Representatives. If at any time Adams provides any non-public information to a third party, in compliance with exceptions set forth below and the Adams Board of Directors subsequently determines that the acquisition proposal made by such third party is not, or would not reasonably be expected to lead to, a superior proposal, then Adams shall promptly (and in any event within two (2) business days after the date thereof) terminate any data room access of such third party or any of its Representatives and request in writing that each third party promptly return to Adams or destroy all non-public information previously furnished or made available to such third party or any of its Representatives by or on behalf of Adams or its Representatives.

Notwithstanding the restrictions described above, at any time prior to obtaining the Adams stockholder approval, in the event Adams receives a bona fide unsolicited acquisition proposal from a third party that did not result from a breach of the restrictions set forth above, if the Adams Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that (i) such acquisition proposal constitutes, or would reasonably be expected to lead to a superior proposal and (ii) the failure to engage in negotiations or discussions with such third party would be inconsistent with its fiduciary duties, then Adams may:

•        engage in negotiations or discussions with such third party and its Representatives; and

•        furnish to such third party or its Representatives non-public information relating to Adams or any of its subsidiaries and afford access to the business, properties, assets, books or records of Adams or any of its subsidiaries pursuant to a confidentiality agreement no less favorable in any material respect to Adams than the confidentiality agreement with Parent (an “Acceptable Confidentiality Agreement”); provided that, (x) to the extent that any nonpublic information relating to Adams or its subsidiaries is provided to any such third party or any such third party is given access which was not previously provided to or made available to Parent, such nonpublic information or access is provided or made available to Parent promptly after (and in any event within 24 hours of) its being shared with such third party.

The Adams Board of Directors may, (i) in response to the receipt of a bona fide unsolicited written acquisition proposal from a third party which did not result from a breach of the foregoing and that the Adams Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a superior proposal, make an adverse recommendation change or terminate the Merger Agreement in order to enter into a definitive agreement for a superior proposal, or (ii) in response to an intervening event, make an adverse recommendation change of the type described in clause (i) or (v) of the definition thereof, if and only if, in each case, the Adams Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties.

In addition, prior to obtaining the approval of Adams stockholders, Adams is required to notify Parent promptly (and in any event within twenty-four (24) hours) after receipt by Adams of any acquisition proposal or indication by any person that it is considering making an acquisition proposal, or any request for nonpublic information relating to Adams or any of its subsidiaries or for access to the business, properties, personnel, assets, books or records of Adams or any of its subsidiaries by any third party, in each case, that could reasonably be expected to make, or has made, an acquisition proposal (which notice shall include the identity of the third party making such acquisition proposal and unredacted copies of the acquisition proposal and all related documents (including all financing commitments and other documents relating to the financing), and if such acquisition proposal or any portion thereof was not provided in writing, a summary of the material terms and conditions thereof). Adams is required to keep Parent reasonably informed, on a prompt basis, of the status and material terms and conditions of any such acquisition proposal and any developments which are not immaterial related thereto and the status of any discussions or negotiations, including promptly (but in no event later than twenty-four (24) hours after receipt) providing Parent summaries of all oral communications between Adams and unredacted copies of all material correspondence and written materials (including any amendments or modifications thereto) sent or provided to or by Adams or any of its subsidiaries or any of their respective Representatives in connection therewith. Adams further agreed that Adams and its subsidiaries would not enter into any Acceptable Confidentiality Agreement with any person subsequent to the date of the Merger Agreement that prohibits Adams from providing information to Parent as required by the foregoing.

For purposes of the Merger Agreement, “acquisition proposal” means, other than the transactions contemplated by the Merger Agreement, any third party offer or proposal relating to:

•        any acquisition, issuance or purchase, direct or indirect of 20% or more of the consolidated assets of Adams and its subsidiaries, or 20% or more of any class of equity or voting securities of Adams or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Adams (measured by the fair market value thereof as of the date of such purchase or acquisition);

•        any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of Adams or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Adams (measured by the fair market value thereof as of the date of such purchase or acquisition);

•        a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or similar transaction or series of related transactions involving Adams or any of its subsidiaries, whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Adams (measured by the fair market value thereof as of the date of such purchase or acquisition);

•        any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Adams pursuant to which Adams stockholders immediately preceding such transaction hold less than 80% of the equity interests of the surviving or resulting entity of such transaction; or

•        any combination of the foregoing.

For purposes of the Merger Agreement, “adverse recommendation change” means any action to (i) permit or fail to make, withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify the Adams Board of Directors’ recommendation of the Merger (or recommend an acquisition proposal), (ii) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, or otherwise declare advisable, any acquisition proposal or proposal that would reasonably be expected to lead to an acquisition proposal, (iii) fail to publicly recommend against any publicly disclosed acquisition proposal (other than a tender offer or exchange offer) within ten (10) business days after Parent so requests in writing, (iv) fail to publicly recommend against any acquisition proposal structured as a tender offer or exchange offer within ten (10) business days after the commencement thereof or take any public position in connection with a tender or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication by the Adams Board of Directors, or (v) fail to include the recommendation of the Adams Board of Directors in favor of approval and adoption of the Merger Agreement and the Merger in this proxy statement.

For purposes of the Merger Agreement, “superior proposal” means any bona fide, unsolicited written acquisition proposal (but substituting “50%” for all references to “20%” in the definition of such term) on terms that the Adams Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors are more favorable from a financial point of view to Adams’s stockholders (in their capacity as such) than the Merger (taking into account any changes to the terms of the Merger Agreement proposed by Parent to Adams in response to such acquisition proposal), and reasonably capable of being completed on the terms proposed, in each case, taking into consideration (i) the identity of the counterparty, (ii) the expected timing, conditionality and likelihood of consummation of the contemplated transaction(s), (iii) any legal, financial, financing and regulatory aspects of such acquisition proposal that are determined by the Adams Board of Directors in good faith to be relevant and (iv) any other factors determined by the Adams Board of Directors in good faith to be relevant.

Changes in Board Recommendation

Under the Merger Agreement, under certain circumstances and subject to certain requirements described in this section, the Adams Board of Directors is entitled to make an adverse recommendation change prior to obtaining the Adams stockholder approval, if the Adams Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that an acquisition proposal is, or would reasonably be expected to lead to, a superior proposal, if the Adams Board of Directors determines that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:

•        Adams notifies Parent in writing at least four (4) business days before taking such action, that Adams intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches the unredacted copies of all proposed agreements for the superior proposal;

•        Parent has not made, within four (4) business days’ after receipt of such notice, an offer that the Adams Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, obviates the need to effect the adverse recommendation change, or is at least as favorable from a financial point of view to Adams stockholders, taking into consideration the identity of the counterparty, the expected timing, conditionality and likelihood of consummation of the contemplated transactions, any legal, financial and regulatory aspects, and such other factors determined by the Adams Board of Directors to be relevant, in the case of any such superior proposal, as applicable; and

•        during such time, Adams and its Representatives negotiate in good faith with Parent and its Representatives to make adjustments to the terms and conditions of the Merger Agreement in response to such superior proposal and the Adams Board of Directors takes into account any changes to the terms of the Merger Agreement proposed by Parent (provided that any material revision to any acquisition proposal requires a new written notification from Adams, during which notice period Adams will be required to comply with the foregoing requirements anew, except that such new notice period will be for two (2) business days (as opposed to four (4) business days)).

In the event that the Adams Board of Directors is permitted to change its recommendation with respect to the Merger Agreement following the receipt of an acquisition proposal that it determines to be a superior proposal, Adams may also terminate the Merger Agreement to enter into a definitive written agreement for such superior proposal if concurrently with such termination, Adams pays to Parent the fee required to be paid to Parent as described in the section entitled “The Merger Agreement — Termination Fee Payable by Adams” beginning on page 82 of this proxy statement.

In addition, at any time prior to obtaining the Adams stockholder approval, the Adams Board of Directors is permitted to effect an adverse recommendation change in response to an “intervening event” if the Adams Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:

•        Adams notifies Parent in writing of its intention to take such action at least four (4) business days before taking such action, that Adams intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches a reasonably detailed description of the intervening event; and

•        during such time, Adams and its Representatives negotiate in good faith with Parent and its Representatives to make adjustments to the terms and conditions of the Merger Agreement in response to such intervening event and the Adams Board of Directors takes into account any changes to the terms of the Merger Agreement proposed by Parent (provided that any material revision to any acquisition proposal requires a new written notification from Adams, during which notice period Adams will be required to comply with the foregoing requirements anew, except that such new notice period will be for two (2) business days (as opposed to four (4) business days)).

Nothing in the Merger Agreement prevents Adams or the Adams Board of Directors (or any committee thereof), after consultation with its outside legal counsel, from:

•        taking and disclosing to Adams stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any legally required disclosure to stockholders with regard to the transactions contemplated by the Merger Agreement or an acquisition proposal provided that neither Adams nor the Adams Board of Directors may recommend any acquisition proposal unless permitted in accordance with the terms of the Merger Agreement;

•        issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; or

•        contacting and engaging in discussions with any person or group who has made an offer with respect to an acquisition proposal that was not solicited in breach of the Merger Agreement for the sole purpose of clarifying and understanding the terms of such offer.

For purposes of the Merger Agreement, “intervening event” means any material event, fact, circumstance, development or occurrence (other than any event, fact, circumstance, development or occurrence primarily resulting from a breach of the Merger Agreement by Adams) that was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, to the Adams Board of Directors as of the date of the Merger Agreement and does not relate to (i) an acquisition proposal or and inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an acquisition proposal, (ii) any changes after the date hereof in the market price or trading volume of Adams Common Stock (it being understood that the underlying cause of any of such changes may be considered and taken into account) or (iii) the fact, in and of itself, that Adams exceeds any internal or published projections, estimates or expectation of Adams’s revenue, earnings or other financial performance or results of operations for any period (it being understood that the underlying cause of any such events may be considered and taken into account), and in any case, which event or circumstance becomes known to or by the Adams Board of Directors prior to receipt of the Adams stockholder approval.

Regulatory Undertakings

Under the terms of the Merger Agreement, each of Adams and Parent agreed to use their respective reasonable best efforts to take, or cause to be taken (including by causing their subsidiaries to take), all actions (including instituting or defending any action, suite or proceeding) and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement as expeditiously as possible (and in any event prior to the End Date), including preparing and filing as promptly as practicable with any government authority all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, transfers and applications and obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority that are necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement as expeditiously as possible (and in any event prior to the End Date); provided, however, that neither Adams, Parent nor their respective subsidiaries shall be required to pay any fee, penalty or other consideration or make any other concession, waiver or amendment under any contract in connection with obtaining any consent without the prior written consent of Parent (with respect to actions taken by Parent and its subsidiaries) or Adams (with respect to actions taken by Adams and its Subsidiaries).

Litigation Related to the Merger

Under the terms of the Merger Agreement, Adams will control the defense or settlement of any transaction litigation; provided that Adams will (i) give Parent prompt written notice of any transaction litigation, including by providing copies of all pleadings with respect thereto, (ii) give Parent reasonable opportunity to participate, at Parent’s expense, in the defense, settlement or prosecution of any transaction litigation, and (iii) consult with Parent with respect to the defense, settlement and prosecution of any transaction litigation. In addition, Adams has agreed that it will not (and will cause its subsidiaries not to) settle, or offer to settle, any such transaction litigation without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned.

Treatment of Certain Indebtedness

Adams has agreed to deliver to Parent, at least three (3) business days prior to closing of the Merger, a customary payoff letter from the agent under the Credit Agreement, dated as of October 27, 2022, by and among Adams, Gulfmark Asset Holdings, LLC, and Service Transport Company, as borrowers, Cadence Bank, as administrative agent, swingline lender and issuing lender, and the other lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) relating to the repayment in full of all obligations thereunder, the termination of the Credit Agreement and all commitments in connection therewith and the release of all liens securing the obligations thereunder.

Employee Matters

For twelve (12) months following the closing of the Merger, Parent shall cause the Surviving Corporation and its subsidiaries to provide each employee who continues to be employed by Parent, the Surviving Corporation or any subsidiaries with (i) base salary or wages and target cash bonus opportunity, in each case, that is no less favorable than the base salary or wages and target cash bonus opportunity as provided to similarly situated employees of Parent as of immediately prior to the closing of the Merger and (ii) employee benefits (other than defined benefit pension benefits, retiree or post-termination health or welfare benefits, nonqualified deferred compensation, severance, retention, change in control compensation, long-term bonus or incentive, or equity or equity-based plans or arrangements) that are substantially comparable in the aggregate to such employee benefits provided to similarly situated employees of Parent as of immediately prior to the effective time of the Merger.

Parent shall cause Adams or other of its affiliates to cause employee benefit plans maintained post-closing to recognize the pre-closing service of continuing employees for purposes of vesting, eligibility to participate and future vacation benefit accrual to the same extent and for the same purpose that such continuing employee was entitled to credit for such service under the analogous employee benefit plans immediately prior to the effective time of the Merger (except as would result in duplication of benefits).

If (i) the closing of the Merger occurs prior to March 15, 2025, with respect to each annual cash incentive compensation plan or arrangement disclosed to Parent on a disclosure schedule, for the fiscal year ending December 31, 2024, or (ii) the closing of the Merger occurs after the applicable fiscal period with respect to each cash incentive compensation plan or arrangement disclosed to Parent on a disclosure schedule, to the extent there are any earned but unpaid bonuses under such incentive compensation plan or arrangement, such bonuses will be paid by Parent or its affiliates (including the Surviving Corporation) at substantially the same time as the applicable bonuses have historically been paid (but in no event later than the fifteenth (15th) day of the third (3rd) month following the end of such fiscal year in the case of an annual bonus plan); provided, however, no such payments will be owed at the time of payment to employees who are no longer employed by the Parent, the Surviving Corporation or any of their respective subsidiaries, unless the employee is no longer employed because such employee was terminated without cause.

Directors’ and Officers’ Indemnification and Insurance

For six (6) years after the effective time of the Merger, Parent has agreed to, and to cause the Surviving Corporation to, indemnify and hold harmless the present and former directors, officers and employees, of Adams and its subsidiaries and any individuals serving in such capacity at or with respect to other persons at Adams’s or its subsidiaries request (each, an “Indemnified Person”), from and against any losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in respect of the Indemnified Persons’ having served in such capacity prior to the effective time of the Merger, in each case to the fullest extent permitted by Delaware law or any other applicable law, in all cases, to the extent provided under Adams’s certificate of incorporation and bylaws in effect on the date of the Merger Agreement.

For six (6) years after the effective time of the Merger, Parent has agreed to cause the Surviving Corporation to maintain in effect the provisions in its certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of fees, costs and expenses that are no less advantageous (in the aggregate) to the intended beneficiaries than the corresponding provisions in existence on the date of the Merger Agreement.

Prior to the effective time of the Merger, Adams will or, if Adams is unable to, Parent will cause the Surviving Corporation as of the effective time of the Merger to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of Adams’s existing directors’ and officers’ insurance policies and Adams’s existing fiduciary liability insurance policies (collectively, “D&O insurance”), in each case (i) for a claims reporting or discovery period of at least six (6) years from and after the effective time of the Merger with respect to any claim related to any period of time at or prior to the effective time of the Merger, (ii) from an insurance carrier with the same or better credit rating as Adams’s current insurance carrier with respect to D&O insurance and (iii) that have terms, conditions, retentions and limits of liability that are no less favorable (in the aggregate) than the coverage provided under Adams’s existing policies (that are made available to Parent) with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against an Indemnified Person by reason of his or her having served in such capacity that existed or occurred at or prior to the effective time of the Merger (including in connection with the Merger Agreement or the transactions or actions contemplated thereby).

If Adams or the Surviving Corporation for any reason fails to obtain such “tail” insurance policies as of the effective time of the Merger, the Surviving Corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the effective time of the Merger, the D&O insurance in place as of the date of the Merger Agreement (pursuant to policies made available to Parent) with Adams’s current insurance carrier or with an insurance carrier with the same or better credit rating as Adams’s current insurance carrier with respect to D&O insurance with terms, conditions, retentions and limits of liability that are no less favorable (in the aggregate) than the coverage provided under Adams’s existing policies as of the date of the Merger Agreement (that are made available to Parent), or the Surviving Corporation will purchase from Adams’s current insurance carrier or from an insurance carrier with the same or better credit rating as Adams’s current insurance carrier with respect to D&O insurance comparable D&O insurance for such six (6)-year period with terms, conditions, retentions and limits of liability that are no less favorable (in the aggregate) than as provided in Adams’s existing policies as of the date of the Merger Agreement (that are made available to Parent). In no event will Parent or the Surviving Corporation be required to (and Adams shall not be permitted to) expend for the D&O insurance an aggregate amount of premiums (or in the event Adams or the

Surviving Corporation for any reason fails to obtain a “tail” insurance policy, an annual amount of premiums) in excess of 300% of the premium that Adams paid in its last full fiscal year of coverage for its existing policies; provided that if the aggregate amount of premiums of such insurance coverage exceeds such amount, the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the effective time of the Merger, for a cost not exceeding such amount.

If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision will be made for the successors and assigns of Parent or the Surviving Corporation, as the case may be, to assume the obligations described above.

Financing Cooperation

Although the obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition (including, without limitation, consummation of any debt financing), Adams has agreed to provide all reasonable cooperation in connection with the arrangement of any debt or equity financing to be obtained by Parent, Merger Sub or their respective affiliates in connection with the Merger; provided that neither Adams nor any of its subsidiaries shall, prior to the closing of the Merger, be required to be an issuer or other obligor with respect to any such financing and, further, shall not be required to:

•        waive or amend any terms of the Merger Agreement;

•        give any indemnities;

•        take any action that, in the good faith determination of Adams, would unreasonably interfere with the conduct of the business of Adams and its subsidiaries, be unduly burdensome or create a risk of damage or destruction to any property or assets of Adams or any of its subsidiaries;

•        take any action that would reasonably be expected to result in a contravention of, violation or breach of, or default under, the Merger Agreement, any organizational documents of Adams or any subsidiaries of Adams, any material contract (including confidentiality provisions therein) or any applicable law;

•        provide access to or disclose information which would result in waiving any attorney-client privilege or work-product privilege or which would reasonably be expected to result in a breach of any confidentiality obligations of Adams or any of its subsidiaries;

•        pay any commitment or other similar fee or incur any other cost or liability in connection with any financing prior to the closing of the Merger, except for any liabilities that are conditioned on the closing of the Merger having occurred;

•        approve, execute or deliver any letter, agreement, document or certificate in connection with any financing that would be effective prior to the closing of the Merger; or

•        deliver or cause to be delivered any legal opinions or accountants’ comfort letters or reliance letters.

Parent has agreed to promptly upon request by Adams, reimburse Adams for all reasonable out-of-pocket costs and expenses incurred by Adams or its subsidiaries, in connection with such cooperation. Adams and its counsel shall be given a reasonable opportunity to review and comment on any materials with respect thereto that are to be presented during any road shows or bank presentations conducted in connection with any financing, and Parent shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Adams and its counsel. Parent shall indemnify and hold harmless Adams, its subsidiaries, and their affiliates, for and against any and all losses, liabilities, claims and damages suffered or incurred by them in connection with the arrangement of financing and any information utilized in connection therewith (other than information provided by Adams for use in connection therewith). All nonpublic or other confidential information provided by Adams or any of its representatives pursuant to the Merger Agreement shall be kept confidential in accordance with the confidentiality agreement entered into between the parties prior to the date of the Merger Agreement (the “Confidentiality Agreement”), except that Parent and Merger Sub will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the financing and to any underwriters, initial purchasers or placement agents in connection with such financing (and, in each case, to their respective counsel and auditors) (together with such person’s affiliates, collectively, “Financing Sources”), so long as such persons agree to be bound by the Confidentiality Agreement as if parties thereto. The Company has agreed to furnish Parent with such documentation and other information about Adams and its subsidiaries as is reasonably requested in writing by the Financing Sources (through Parent), including any information required or advisable under applicable “know your customer” and anti-money laundering rules and regulations.

Conduct of Parent Pending the Merger

Parent has agreed to not, and to cause its subsidiaries not to, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the Merger or the other transactions contemplated by the Merger Agreement, including the financing thereof, provided, however, that this restriction shall not apply to matters related to regulatory clearances and approvals, which shall be exclusively governed by its applicable provisions in the Merger Agreement.

Other Covenants

The Merger Agreement contains other covenants among Adams, Parent and Merger Sub relating to, among other matters:

•        the filing by Adams of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

•        the agreement to provide customary termination and release agreements for parties to certain grant agreements awarding Adams RSAs;

•        the agreement to terminate, effective as of the closing of the Merger, agreements in place with certain investment banks engaged by Adams in connection with the transactions contemplated by the Merger Agreement;

•        the agreement to terminate Adams’s 401(k) plan sponsored by Adams if requested by Parent in advance of the closing of the Merger;

•        access to information;

•        obligations of Merger Sub to consummate the Merger

•        the coordination of press releases and other public announcements or filings relating to the Merger;

•        anti-takeover statutes and regulations;

•        the resignation of directors or officers at the request of Parent;

•        reporting requirements under Section 16 of the Exchange Act;

•        the delisting of Adams Common Stock from NYSE American and the deregistration of Adams Common Stock under the Exchange Act; and

•        notification upon the occurrence or non-occurrence of certain matters.

Conditions to Completion of the Merger

The obligations of Adams, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

•        approval and adoption of the Merger Agreement by an affirmative vote of the holders of at least a majority of the shares of Adams Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal in accordance with Delaware law;

•        the absence of any order, injunction, decree or law issued, enacted, adopted, promulgated or enforced by any governmental authority of competent jurisdiction that prohibits, renders illegal or enjoins the consummation of the Merger that remains in effect; and

The obligation of Parent and Merger Sub to consummate the Merger is also subject to the satisfaction or waiver at or prior to the effective time of the Merger, of each of the following conditions:

•        Adams shall have complied with and performed in all material respects all of its obligations and covenants under the Merger Agreement required to be performed by it at or prior to the effective time of the Merger;

•        certain of Adams’s representations and warranties relating to corporate existence and power, corporate authorization, non-contravention, absence of changes and finders’ fees (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true in all material respects at and as of the date of the Merger Agreement and at and as of the effective time of the Merger as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time);

•        certain of Adams’s representations and warranties relating to capitalization of Adams (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true at and as of the date of the Merger Agreement and at and as of the effective time of the Merger as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), except for any de minimis inaccuracies;

•        all other representations and warranties of Adams set forth in the Merger Agreement (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true in all respects at and as of the date of the Merger Agreement and at and as of the effective time of the Merger as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•        since the date of the Merger Agreement, there will not have occurred any event, occurrence, fact, condition, change, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•        Adams shall have delivered a properly executed certification, in a form reasonably satisfactory to Parent and in form and substance required under the Treasury Regulations, stating that Adams is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and a copy of the notice of such certification to be sent to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice and copy of the certificate to the IRS on behalf of Adams after Closing; and

•        Parent will have received a certificate signed by an executive officer of Adams to the effect that the conditions in bullets one, two, three, four and five have been satisfied.

The obligation of Adams to consummate the Merger is also subject to the satisfaction or waiver at or prior to the effective time of the Merger of each of the following conditions:

•        each of Parent and Merger Sub shall have complied with and performed in all material respects all of its obligations and covenants under the Merger Agreement required to be performed by it at or prior to the effective time of the Merger;

•        the representations and warranties of Parent and Merger Sub contained in the Merger Agreement (disregarding all materiality, Parent Material Adverse Effect or similar qualifications contained therein) shall be true in all respects at and as of the date of the Merger Agreement and at and as of the effective time of the Merger as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and

•        Adams will have received a certificate signed by an executive officer of Parent to the effect that the above conditions have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger (notwithstanding the Adams stockholder approval):

•        by mutual written agreement of Adams and Parent;

•        by either Adams or Parent if:

i.       the Merger has not been consummated on or before the End Date (i.e., May 11, 2025); provided that this termination right will not be available to any party whose breach (including, in the case of Parent, a breach by Merger Sub) of any provision of the Merger Agreement has been the primary cause of, or primarily resulted in, the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger by such time;

ii.      there is in effect any injunction or other order issued by a governmental authority of competent jurisdiction prohibiting or preventing the consummation of the Merger and such injunction or other order shall have become final and non-appealable; provided that this termination right will not be available to any party whose breach of any provision of the Merger Agreement is the primary cause of, or primarily resulted in, such injunction or other order; or

iii.     at the Special Meeting (including any adjournment or postponement thereof) the Adams stockholder approval is not obtained; provided that this termination right will not be available to Adams if the failure to obtain the Adams stockholder approval was primarily caused by any action or failure to act by Adams that constitutes a breach of Adams’s obligations under the Merger Agreement.

•        by Parent if:

i.       an adverse recommendation change has occurred prior to the receipt of the Adams stockholder approval; or

ii.      Adams has breached any representation or warranty or failed to perform any covenant or agreement on the part of Adams set forth in the Merger Agreement that would cause the closing conditions not to be satisfied and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, Adams shall not have cured such breach within thirty (30) calendar days after receipt of written notice from Parent stating Parent’s intention to terminate the Merger Agreement pursuant to the terms set forth therein; provided that, at the time at which Parent would otherwise exercise such termination right, neither Parent nor Merger Sub shall be in material breach of its or their obligations under the Merger Agreement so as to cause any of the closing conditions not to be capable of being satisfied.

•        by Adams if:

i.       prior to the receipt of the Adams stockholder approval, (a) Adams received a superior proposal, (b) the Adams Board of Directors authorizes Adams to enter into a definitive Alternative Acquisition Agreement providing for the consummation of the transaction contemplated by the superior proposal, and (c) Adams has complied in all material respects with the restrictions on solicitation of acquisition proposals and related covenants; provided that concurrently with such termination, Adams pays to Parent the Termination Fee (i.e., a termination fee of $4 million in immediately available funds) required to be paid to Parent as described in the section entitled “The Merger Agreement — Termination Fee Payable by Adams” beginning on page 82 of this proxy statement and enters into the Alternative Acquisition Agreement with respect to such superior proposal;

ii.      Parent or Merger Sub has breached any representation or warranty or failed to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement that would cause the closing conditions not to be satisfied, and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, Parent or Merger Sub shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from Adams stating Adams’s intention to terminate the Merger Agreement pursuant to the terms set forth therein; provided that, at the time at which Adams would otherwise exercise such termination right, Adams shall not be in material breach of its obligations under the Merger Agreement so as to cause any of the closing conditions not to be capable of being satisfied; or

iii.     (a) all of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger, each of which is capable of being satisfied assuming a closing of the Merger would occur), (b) Parent, in violation of the terms of the Merger Agreement, fails to consummate the Merger by the time the closing of the Merger should have occurred, (c) following such failure by Parent to consummate the Merger, Adams has provided irrevocable written notice to Parent that Adams is ready, willing and able to consummate the closing of the Merger on such date of notice and at all times during the three (3) business days immediately thereafter and (d) Parent fails to consummate the Merger within such three (3) business day period after the delivery of Adams’s notice of termination.

Termination Fee Payable by Adams

Adams has agreed to pay Parent the Termination:

•        immediately prior to termination, if Adams terminates the Merger Agreement because the Adams Board of Directors authorizes Adams to enter into a definitive Alternative Acquisition Agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of acquisition proposals;

•        within three (3) business days of termination, if Parent terminates the Merger Agreement because an adverse recommendation change occurred; or

•        concurrently with the earlier of the execution of a definitive agreement and the consummation of an acquisition proposal, if Parent or Adams (as applicable) terminates the Merger Agreement because (i) the Merger has not been consummated by the End Date, (ii) of any breach by Adams that would cause or result in any closing conditions not being satisfied or being incapable of being satisfied by the End Date, or (iii) Adams’s stockholders did not approve the Merger at the stockholder meeting and:

•        prior to such termination an acquisition proposal was publicly announced (or, solely in the case of (ii) above, made to the Adams Board of Directors) and not withdrawn; and

•        within twelve (12) months after the date of such termination an acquisition proposal (whether or not the same one) is consummated or Adams or its subsidiaries has entered into a definitive agreement relating to an acquisition proposal (whether or not the same one) (provided that all references to “20%” in the definition of acquisition proposal will be deemed to be a reference to “50%”).

Remedies

The Merger Agreement provides that, upon any termination of the Merger Agreement under circumstances where the Termination Fee is payable by Adams and the Termination Fee is paid in full, except in the case of willful breach or fraud, Parent and Merger Sub will be precluded from any other remedy against Adams, at law or in equity or otherwise and neither Parent nor Merger Sub will seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Adams or any of Adams’s subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders or affiliates or their respective Representatives in connection with the Merger Agreement or the transactions contemplated thereby.

In addition, the Merger Agreement provides that, upon any termination of the Merger Agreement under circumstances where the Termination Fee is not payable by Adams, the Merger Agreement will become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party), except in the case of willful breach or fraud. A willful breach includes, in the case of Parent, the failure for any reason to pay the Merger Consideration (including as a result of not having sufficient funds available to consummate the Merger) if and when required under the Merger Agreement.

Specific Performance

The Merger Agreement provides that the parties will be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions thereof, without the necessity of proving the inadequacy of money damages as a remedy (and each party thereto waived any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity.

Fees and Expenses

Except as set forth in the sections “The Merger Agreement — Termination Fee Payable by Adams” and “The Merger Agreement — Remedies” beginning on pages 63 and 82, respectively, of this proxy statement, respectively, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such cost or expense.

Amendments and Waivers; Assignment

At any time prior to the effective time of the Merger, the parties may amend or waive any provision of the Merger Agreement. Any such amendment must be in writing and signed by each party to the Merger Agreement and any such waiver must be in writing and signed by each party against whom the waiver is to be effective; provided that in no event shall certain conditions to complete the Merger be waivable. After the Adams stockholder approval has been obtained, there will be no amendment or waiver that would require the further approval of the Adams stockholders under Delaware law without such approval having first been obtained. Notwithstanding anything to the contrary in the foregoing, no modifications, supplements, amendments or waivers to certain sections of the Merger Agreement are permitted, to the extent such modification, amendment or waiver relates to or affects any Financing Sources, without the prior written consent of the Financing Sources identified by Parent in writing to Adams prior to the date of such modification, amendment or waiver.

No party to the Merger Agreement may assign, delegate or otherwise transfer any of its rights and obligations under the Merger Agreement, except that Parent and Merger Sub may assign any or all of their respective rights and obligations to an affiliate of Parent, and may assign certain rights under the Merger Agreement to a financing source for the purpose of creating a security interest therein, provided that the assignment shall not relieve Parent or Merger Sub of their obligations under the Merger Agreement if the assignee does not fully and timely perform such obligations, and no assignment may materially impair or delay the consummation of the Merger.

Governing Law and Venue, Waiver of Jury Trial

The parties agreed that the Merger Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflicts of law rules or provisions that would compel the application of the laws of another jurisdiction; provided, however, that any suit, action or proceeding brought against or involving any Financing Sources, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflicts of law rules or provisions that would compel the application of the laws of another jurisdiction.

The parties agreed that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated thereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) will be brought in the Delaware Chancery Court or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court. Notwithstanding the foregoing, the parties agreed that it will not bring or support, or permit any of its affiliates to bring or support, any suit, action or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, against or involving the Financing Sources arising out of, or relating to, the transactions contemplated by the Merger Agreement, Parent’s financing or the performance of services thereunder or related thereto in any forum other than the state or federal court sitting in the Borough of Manhattan, New York, New York, and any appellate court thereof and the parties to the Merger Agreement submitted themselves and their property with respect to any such suit, action or proceeding to the exclusive jurisdiction of such courts and irrevocably waived, to the fullest extent that they may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such courts. Each of the parties irrevocably consented to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waived, to the fullest extent permitted by applicable law, any objection that it may have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement, including any action against or involving the Financing Sources arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement, the Parent’s financing or the performance of services thereunder.

MARKET PRICES OF ADAMS COMMON STOCK

Adams Common Stock is listed on the NYSE American under the symbol “AE.” The following table sets forth on a per share basis the low and high closing prices of Adams Common Stock as reported in published financial sources. At the close of business on December 5, 2024, there were 2,574,275 shares of Adams Common Stock issued and outstanding and approximately 106 holders of record of Adams Common Stock. The actual number of beneficial holders of Adams Common Stock may be substantially greater than the stated number of holders of record because a substantial portion of Adams Common Stock is held in street name.

	High	Low	Dividends
Fiscal Year 2024
Fourth Quarter (through December 5, 2024)	$37.40	$26.01	—
Third Quarter	$28.37	$22.46	$0.24
Second Quarter	$30.00	$24.32	$0.24
First Quarter	$30.03	$23.29	$0.24
Fiscal Year 2023
Fourth Quarter	$32.80	$25.16	$0.24
Third Quarter	$37.19	$33.40	$0.24
Second Quarter	$42.02	$33.00	$0.24
First Quarter	$60.49	$36.75	$0.24
Fiscal Year 2022
Fourth Quarter	$41.20	$29.60	$0.24
Third Quarter	$35.83	$27.80	$0.24
Second Quarter	$39.38	$31.31	$0.24
First Quarter	$38.98	$28.22	$0.24
Fiscal Year 2021
Fourth Quarter	$32.90	$26.50	$0.24
Third Quarter	$31.15	$26.01	$0.24
Second Quarter	$30.40	$25.62	$0.24
First Quarter	$37.54	$23.40	$0.24

The closing price of Adams Common Stock on the NYSE American on November 11, 2024, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $27.32 per share of Adams Common Stock. The closing price of Adams Common Stock on the NYSE American on [•], 202[•], the most recent practicable date prior to the date of this proxy statement, was $[•] per share. You are encouraged to obtain current market prices of Adams Common Stock in connection with voting your shares of Adams Common Stock.

Dividend Policy

The Adams Board of Directors is responsible for determining Adams’s dividend policy. The timing and level of any dividends will necessarily depend on the Adams Board of Directors’ assessments of earnings, financial condition, capital requirements and other factors, including restrictions, if any, imposed by Adams’s lenders. Under the terms of the Merger Agreement, from the date of the Merger Agreement until the earlier of the effective time of the Merger or the termination of the Merger Agreement, Adams may not declare, accrue, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for (1) regular quarterly cash dividends paid by the Adams on Adams Common Stock in an amount not to exceed $0.24 per share with usual record and payment dates and consistent with the Adams’s past dividend policy, and (2) dividends or other such distributions by any of its wholly owned subsidiaries, without the prior written consent of Parent.

APPRAISAL RIGHTS OF STOCKHOLDERS

This section summarizes Delaware law pertaining to appraisal rights in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262, the text of which is reproduced in its entirety as Annex C to this proxy statement. The following summary does not constitute any legal or other advice and does not constitute a recommendation that you exercise your appraisal rights under Section 262. If you hold your shares of Adams Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee.

Any person contemplating the exercise of such appraisal rights should carefully review the provisions of Section 262, the text of which is reproduced in its entirety as Annex C to this proxy statement, particularly the procedural steps required to properly demand and perfect such rights. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights. All references in Section 262 and in this summary to a (a) “stockholder” are to the record holder of Adams Common Stock, (b) “beneficial owner” are to a person who is the beneficial owner of shares of Adams Common Stock held either in voting trust or by a nominee on behalf of such person, and (c) “person” are to an individual, corporation, partnership, unincorporated association or other entity.

Under Section 262, stockholders and beneficial owners desiring to exercise their right to appraisal must (a) properly deliver a written demand for an appraisal of their shares of Adams Common Stock to Adams prior to the stockholder vote on the adoption of the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the adoption of the Merger Agreement; (c) hold of record or beneficially own, as applicable, shares of Adams Common Stock upon the making of a demand under clause (a) and continue to hold or beneficially own, respectively, such shares of Adams Common Stock through the Effective Time; (d) not thereafter withdraw their demand for appraisal of their shares of Adams Common Stock or otherwise lose their appraisal rights, in each case in accordance with the DGCL; and (e) otherwise meet the criteria and follow the procedures set forth in Section 262. However, assuming the shares of Adams Common Stock remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders and beneficial owners of Adams Common Stock who are otherwise entitled to appraisal rights unless (x) the total number of shares of Adams Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Adams Common Stock eligible for appraisal or (y) the value of the Merger Consideration offered pursuant to the Merger Agreement in respect of such total number of shares exceeds $1,000,000. We refer to these conditions as the “Minimum Conditions.”

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment; provided, however, that at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (x) the difference, if any, between the amount so paid and the “fair value” of the shares of Adams Common Stock as determined by the Delaware Court of Chancery and (y) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons considering seeking appraisal should be aware that the fair value of their shares of Adams Common Stock as determined pursuant to Section 262 could be more than, the same as or less than the Merger Consideration offered pursuant to the Merger Agreement if they did not seek appraisal of their shares.

Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of the stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes such notice that appraisal rights are available in connection with the Merger, and the full text of Section 262 is reproduced in its entirety as Annex C to this proxy statement. In connection with the Merger, any person who wishes to exercise appraisal rights or who wishes to preserve such person’s right to do so should review

Section 262 carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal, we believe that if a person considers exercising such rights, that person should seek the advice of legal counsel.

Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of Adams Common Stock must strictly comply with Section 262. In addition, a stockholder of record, a beneficial owner or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Adams Common Stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless timely revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the adoption of the Merger Agreement, abstain or not vote his, her or its shares of Adams Common Stock. Beneficial owners should consult with their bank, broker or other nominee regarding methods of voting.

Filing Written Demand

Any stockholder or beneficial owner wishing to exercise appraisal rights must deliver to Adams, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for the appraisal of such person’s shares of Adams Common Stock. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement and the Merger will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.

Record Holders

A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and state that the person intends thereby to demand appraisal of the stockholder’s shares of Adams Common Stock in connection with the Merger. If a holder of record is submitting a demand with respect to shares of Adams Common Stock owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares of Adams Common Stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of Adams Common Stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of Adams Common Stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Adams Common Stock as to which appraisal is sought. Where no number of shares of Adams Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Adams Common Stock held in the name of the holder of record.

Beneficial Owners

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Adams Common Stock in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (a) such beneficial owner continuously owns such shares through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262, and (b) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Adams under Section 262 and to be set forth on the Verified List (as defined below). Although not expressly required by Section 262, Adams reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 with respect to any person sharing beneficial ownership of the shares for which such demand is submitted.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to: Corporate Secretary, Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 101, Houston, Texas 77027. Demands for appraisal may not be submitted by electronic transmission.

Actions After Completion of the Merger

If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of Adams Common Stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement, and any beneficial owner who has properly demanded appraisal as of the Effective Time, that the Merger has become effective and the effective date thereof.

At any time within 60 days after the Effective Time, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal in respect of some or all of such person’s shares of Adams Common Stock and accept the Merger Consideration offered pursuant to the Merger Agreement with respect to the shares of Adams Common Stock subject to the withdrawal by delivering to us as the Surviving Corporation a written withdrawal of the demand for appraisal.

Within 120 days after the Effective Time, the Surviving Corporation or any stockholder who has complied with Section 262 and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder of record or beneficial owner, demanding a determination of the fair value of the shares of Adams Common Stock held by all our stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and no stockholder should assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Adams Common Stock. Accordingly, any stockholders or beneficial owners who desire to have their shares of Adams Common Stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Adams Common Stock within the time and in the manner prescribed in Section 262. The failure of a record holder or beneficial owner of shares of Adams Common Stock to file such a petition within the period specified in Section 262 could result in the loss of appraisal rights.

Within 120 days after the Effective Time, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Adams Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand on his, her or its own behalf, the record holder of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting stockholder or beneficial owner within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a record holder of shares of Adams Common Stock or a beneficial owner and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares of Adams Common Stock and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the Verified List at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of these notices will be borne by the Surviving Corporation.

After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal of their shares of Adams Common Stock to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

In addition, assuming the Adams Common Stock remained listed on a national securities exchange immediately prior to the Effective Time, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless one of the Minimum Conditions is met.

Determination of Fair Value

After determining the persons entitled to appraisal, the Delaware Court of Chancery will determine the “fair value” of the shares of Adams Common Stock subject to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262 that have the effect of limiting the sum on which interest accrues as described above).

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares of Adams Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Adams Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the Merger Consideration offered pursuant to the Merger Agreement is not an opinion as to, and may not in any manner address, “fair value” under Section 262. Although we believe that the Merger Consideration offered pursuant to the Merger Agreement is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and persons considering exercising appraisal rights should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration offered pursuant to the Merger Agreement. Neither Adams nor Parent anticipates offering more than the Merger Consideration offered pursuant to the Merger Agreement to any holder or beneficial owner of shares of Adams Common Stock exercising appraisal rights, and Adams and Parent each reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Adams Common Stock is less than the Merger Consideration offered pursuant to the Merger Agreement. If a demand for appraisal is duly withdrawn, a petition for appraisal is not timely filed, neither of the Minimum Conditions is met (assuming the Adams Common Stock remained listed on a national securities exchange immediately prior to the Effective Time) or other requirements imposed by Section 262 to perfect and seek appraisal are not satisfied, then the right to an appraisal will cease.

Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

The Delaware Court of Chancery will direct the payment of the fair value of the shares of Adams Common Stock, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of Adams Common Stock entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of jurisdiction under Subsection (k) of Section 262. In the absence of such an order, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of Adams Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, such person’s shares of Adams Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration offered pursuant to the Merger Agreement, without interest. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, neither of the Minimum Conditions is met (assuming the Adams Common Stock remained listed on a national securities exchange immediately prior to the Effective Time) or if the person delivers to the Surviving Corporation a written withdrawal of the person’s demand for appraisal in accordance with Section 262.

From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares of Adams Common Stock will be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares, except dividends or other distributions payable to stockholders of record as of a time prior to the Effective Time. If no petition for an appraisal is filed, if neither of the Minimum Conditions is met (assuming the Adams Common Stock remained listed on a national securities exchange immediately prior to the Effective Time), or if the person who has made a demand for appraisal delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal in respect of some or all of such person’s shares of Adams Common Stock within 60 days after the Effective Time in accordance with Section 262, then the right of such person to an appraisal of such shares will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, no appraisal proceeding will be dismissed as to any person without the approval of the Delaware Court of Chancery and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262; provided that this sentence does not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand in respect of some or all of such person’s shares of Adams Common Stock and to accept the terms offered upon the Merger with respect to the shares of Adams Common Stock subject to the withdrawal within 60 days after the Effective Time.

Failure to comply with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s or beneficial owner’s statutory appraisal rights. Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

ADVISORY VOTE ON MERGER-RELATED COMPENSATION ARRANGEMENTS (PROPOSAL 2)

Pursuant to Rule 14a-21(c) of the Exchange Act and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Adams is required to submit a proposal to Adams stockholders for a non-binding, advisory vote to approve the payment by Adams of certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger. This proposal, commonly known as “say-on-golden parachutes,” and which we refer to as the Merger-related compensation proposal, gives Adams stockholders the opportunity to vote, on a non-binding, advisory basis, on the Merger-related compensation. This compensation is summarized in the table under “The Merger (Proposal 1) — Interests of Adams’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” beginning on page 59 of this proxy statement, including the footnotes to the table.

The Adams Board of Directors encourages you to review carefully the Merger-related compensation information disclosed in this proxy statement.

The Adams Board of Directors unanimously recommends that the stockholders of Adams approve the following resolution:

“RESOLVED, that the stockholders of Adams hereby approve, on a non-binding, advisory basis, the agreements or understandings with and compensation to be paid or become payable by Adams to its named executive officers that are based on or otherwise relate to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table, the footnotes to that table and the accompanying narrative disclosure.”

The vote on the proposal to approve, on a non-binding, advisory basis, the Merger-related compensation is a vote separate and apart from the vote on the proposal to approve and adopt the Merger Agreement. It is not a condition to completion of the Merger. Accordingly, you may vote “FOR” the Merger Agreement and vote “AGAINST” the Merger-related compensation proposal and vice versa. Because the vote on the Merger-related compensation proposal is advisory only, it will not be binding on Adams or, Parent. Accordingly, if the Merger Agreement is approved and adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Adams stockholders.

The approval of the Merger-related compensation proposal requires the affirmative vote of a majority in voting power of the shares of Adams Common Stock which are present via the Virtual Meeting Website or represented by proxy and entitled to vote on the Merger-related compensation proposal; however, such vote is advisory (non-binding) only. If your shares of Adams Common Stock are represented at the Special Meeting but are not voted on the proposal, or if you vote to abstain on the Merger-related compensation proposal, this will have the same effect as a vote “AGAINST” the non-binding Merger-related compensation proposal. If you fail to submit a proxy and fail to attend and vote in person at the Special Meeting, or if you do not instruct your bank, brokerage firm or other nominee how to vote your shares of Adams Common Stock, your shares of Adams Common Stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the Merger-related compensation proposal except to the extent that it results in there being insufficient shares present at the Special Meeting to establish a quorum.

The Adams Board of Directors unanimously recommends a vote “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger.

VOTE ON ADJOURNMENT (PROPOSAL 3)

Adams stockholders are being asked to approve a proposal to, as permitted under the terms of the Merger Agreement, adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement. If this proposal to adjourn the Special Meeting is approved, the Special Meeting could be adjourned by Adams as permitted under the terms of the Merger Agreement to a later date. In addition, Adams, as permitted under the terms of the Merger Agreement, could postpone the Special Meeting before it commences, if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal. Adams does not intend to call a vote on this proposal if the Merger proposal has been approved at the Special Meeting.

The proposal to adjourn the Special Meeting, including if necessary to permit further solicitation of proxies, requires the affirmative vote of a majority in voting power of the shares of Adams Common Stock which are present via the Virtual Meeting Website or represented by proxy and entitled to vote on the adjournment proposal. Notwithstanding the inclusion of the proposal to adjourn the Special Meeting, Adams’s bylaws provide that a special meeting may be adjourned by a lesser number (than required to establish a quorum) without further notice until a quorum is secured.

The Adams Board of Directors unanimously recommends a vote “FOR” the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our Common Stock held of record on December 5, 2024, (i) by our named executive officers and non-employee directors, (ii) by beneficial owners of more than five percent (5%) of our Common Stock, and (iii) by all our officers and non-employee directors as a group. As of December 5, 2024, Adams had 2,574,275 shares of Adams Common Stock outstanding.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Common Stock. Shares of our Common Stock subject to options that are currently exercisable or exercisable within sixty (60) days after December 5, 2024, are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of Adams Common Stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027. Unless otherwise indicated, each person named below has sole voting and investment power over all shares of Common Stock indicated as beneficially owned.

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, Texas 78746	245,241	(1)	9.5%
Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	195,249	(2)	7.6%
Needham Investment Management L.L.C. 55 East 52nd Street New York, NY 10055	190,000	(3)	7.4%
THG Securities Fund, L.P. 140 S. Lake Ave., Suite 304 Pasadena, CA 91101	132,847	(4)	5.2%
Murray E. Brasseux	4,146		*
Dennis E. Dominic	4,252		*
Michelle A. Earley	2,646		*
Richard C. Jenner	3,146		*
John O. Niemann, Jr.	5,267		*
Townes G. Pressler	9,317		*
Wade M. Harrison	3,306		*
Greg L. Mills	4,431		*
Tracy E. Ohmart	8,551		*
Kevin J. Roycraft	9,645		*
Current Non-Employee Directors and Executive Officers as a Group (10 persons)	54,707		2.1%

____________

*        Represents less than one (1) percent of outstanding Adams Common Stock.

(1)      Based solely on information contained in a Schedule 13G/A filed with the SEC on October 31, 2024 by Dimensional Fund Advisors LP, whereby Dimensional Fund Advisors, LP reported that it has sole voting power with respect to 243,059 shares and sole dispositive power with respect to 245,241 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over these securities that are owned by the Funds, and may be deemed to be the beneficial owner of such securities held by the Funds. However, all securities reported in this table are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(2)      Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024 by Renaissance Technologies LLC, whereby Renaissance Technologies LLC reported that it has sole voting power with respect to 194,805 shares and sole dispositive power with respect to 195,249 shares.

(3)      Based solely on information contained in a Schedule 13G/A filed with the SEC on November 13, 2024 by Needham Investment Management L.L.C., whereby Needham Investment Management L.L.C. reported that it has shared voting and dispositive power with respect to 190,000 shares. According to the Schedule 13G/A, each of Needham Asset Management, LLC and George A. Needham may be considered a control person of Needham Investment Management L.L.C.

(4)      Based solely on information contained in a Schedule 13D/A filed with the SEC on June 27, 2024 by THG Securities Fund, L.P., THG Securities Advisors, LLC, Mark Keith Holdsworth and Zachary Levenick, whereby THG Securities Fund, L.P. reported that it has shared voting and dispositive power with respect to 132,847 shares. Mr. Holdsworth, Mr. Levenick, and THG Securities Advisors, LLC each disclaims beneficial ownership of the shares held directly by THG Securities Fund, L.P, except to the extent of its or his pecuniary interest in such shares, if any.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger to “U.S. Holders” and “Non-U.S. Holders” (in each case, as defined below) of Adams Common Stock. This discussion applies only to holders that hold their Adams Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of the alternative minimum tax, the Medicare tax on net investment income, or other U.S. federal non-income tax law (e.g., estate or gift taxation) that may be relevant or applicable to a particular holder in connection with the Merger. This discussion is for general information purposes only and does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•        dealers or brokers in securities or non-U.S. currencies;

•        traders subject to a mark-to-market method of tax accounting with respect to Adams Common Stock;

•        persons holding Adams Common Stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

•        persons whose functional currency is not the U.S. dollar;

•        partnerships or other entities classified as partnerships or pass-through entities for U.S. federal income tax purposes and their owners;

•        persons who acquired Adams Common Stock through the exercise of employee stock options or otherwise as compensation;

•        foreign pension funds and their affiliates;

•        certain financial institutions (including banks) and insurance companies;

•        mutual funds;

•        regulated investment companies;

•        real estate investment trusts;

•        insurance companies;

•        controlled foreign corporations;

•        certain former citizens or residents of the United States;

•        holders of Adams Common Stock who exercise appraisal rights;

•        tax-exempt entities;

•        persons that hold Adams Common Stock through an “individual retirement account,” “Roth IRA,” or other tax-deferred account;

•        persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement; or

•        persons subject to the U.S. alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Adams Common Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Adams Common Stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Merger to them.

No ruling has been or will be sought from the IRS regarding the U.S. federal income tax consequences of the Merger described herein. No assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

This discussion is provided for general information only and does not constitute legal advice to any holder. All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of cash in exchange for Adams Common Stock pursuant to the Merger.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Adams Common Stock that is:

•        an individual who is a citizen or resident of the United States;

•        a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes; or

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source.

The exchange of Adams Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder whose shares of Adams Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. A U.S. Holder’s adjusted tax basis generally will equal the price the U.S. Holder paid for such shares. Gain or loss will be determined separately for each block of shares of Adams Common Stock (i.e., shares of Adams Common Stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the shares of Adams Common Stock exceeds one (1) year at the time of the completion of the Merger. Long-term capital gains of non-corporate U.S. Holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

A “Non-U.S. Holder” is a beneficial owner of Adams Common Stock that is not a U.S. Holder or a partnership (or an entity treated as a partnership for U.S. federal income tax purposes). Subject to the discussion under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act” below, payments made to a Non-U.S. Holder in exchange for shares of Adams Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•        the gain, if any, on such shares is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and if required by an applicable income tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment or fixed base in the United States), in which case such gain generally will be subject to U.S. federal income tax, net of certain deductions, at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower rate under an applicable income tax treaty);

•        the Non-U.S. Holder is an individual who is present in the United States for one hundred and eighty-three (183) days or more in the taxable year of the exchange of shares of Adams Common Stock for cash pursuant to the Merger and certain other conditions are met, in which case such gain generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder; or

•        Adams is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five (5)-year period preceding the Merger or the period that the Non-U.S. Holder held Adams Common Stock (the “Relevant Period”) and, if shares of the Adams Common Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than five percent of Adams Common Stock at any time during the Relevant Period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although there can be no assurances in this regard, Adams believes that it is not, and has not been, a USRPHC at any time during the five-year period preceding the Merger.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences to them of the Merger.

Information Reporting and Backup Withholding

Payments made in exchange for shares of Adams Common Stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 24%. To avoid backup withholding, U.S. Holders that do not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. Holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. Holder is not subject to backup withholding. A Non-U.S. Holder that provides the applicable withholding agent with an IRS Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (“FATCA”) imposes a 30% U.S. federal withholding tax on dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, securities (including shares of the Adams Common Stock) paid to (i) “foreign financial institutions” (as specifically defined in FATCA), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in FATCA) and meets certain other specified requirements and (ii) non-financial foreign entities, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. If the country in which a Non-U.S. Holder is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, the Non-U.S. Holder may be permitted to report to that country instead of the United States, and the intergovernmental agreement may otherwise modify the requirements described in this paragraph. While withholding under FATCA generally would apply to payments of gross proceeds from the sale or other disposition of securities, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA and whether it applies to their disposition of shares of the Adams Common Stock in the Merger.

The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local or foreign tax laws.

FUTURE ADAMS STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of the stockholders of Adams. However, if the Merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings. If the Merger is not completed, Adams will hold an annual meeting of stockholders and will notify the stockholders of any appropriate deadlines for the submission of proxy materials prior to such meeting.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Adams and some brokers may be householding our proxy materials by delivering one copy of proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Adams if you are a stockholder of record. You can notify us by sending a written request to Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 101, Houston, Texas 77024, Attn: Corporate Secretary, or calling +1 (713) 881-3600. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Adams at the telephone and address set forth in the prior sentence. In addition, Adams will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

WHERE YOU CAN FIND MORE INFORMATION

Adams is subject to the reporting requirements of the Exchange Act. Accordingly, Adams files annual, quarterly and current reports, proxy statements and other information with the SEC. Adams’s SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. Adams also makes available free of charge on the Investor Relations section of its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Adams’s internet website address is www.adamsresources.com. The information located on, or hyperlinked or otherwise connected to Adams’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The SEC allows Adams to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded or modified by information contained directly in this proxy statement, or information that we file later with the SEC that will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 13, 2024;

•        Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 8, 2024, August 7, 2024 and November 12, 2024, respectively; and

•        Our Current Reports on Form 8-K filed with the SEC on May 6, 2024, July 16, 2024, and November 12, 2024.

We also incorporate by reference into this proxy statement additional documents that Adams may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the Special Meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may request a copy of documents incorporated by reference at no cost, by writing or telephoning the Company at:

Adams Resources & Energy, Inc.
Attn: Investor Relations
17 South Briar Hollow Lane, Suite 100
Houston, Texas 77027
Tel. +1 (713) 881-3600

MISCELLANEOUS

Adams has supplied all information in this proxy statement relating to Adams. Parent has supplied all of the information relating to Parent and Merger Sub contained in this proxy statement. We can assure the accuracy of only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger and the proposals described herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•], 202[•]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

dated as of

November 11, 2024

among

ADAMS RESOURCES & ENERGY, INC.

TRES ENERGY LLC

and

ARE ACQUISITION CORPORATION

Annex A-i

Annex A-ii

Annex A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of November 11, 2024, among Adams Resources & Energy, Inc., a Delaware corporation (the “Company”), Tres Energy LLC, a Texas limited liability company (“Parent”), and ARE Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

W I T N E S S E T H:

WHEREAS, each of the board of directors of the Company (the “Board of Directors”) the sole manager of Parent and the board of directors of Merger Sub have approved and adopted the execution of this Agreement and the transactions contemplated hereby and declared it advisable that the respective stockholders of the Company and Merger Sub approve and adopt this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

Article 1.
DEFINITIONS

Section 1.01. Definitions.

(a)         As used herein, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any Third Party offer or proposal relating to (i) any acquisition, issuance or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company (measured by the fair market value thereof as of the date of such purchase or acquisition), (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company (measured by the fair market value thereof as of the date of such purchase or acquisition), (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction or series of related transactions involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company (measured by the fair market value thereof as of the date of such purchase or acquisition), (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or other transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests of the surviving or resulting entity of such transaction or (v) any combination of the foregoing.

“Action” means any action, mediation, suit, charge, litigation, arbitration, claim, crossclaim, proceeding, demand, investigation, inquiry, examination, audit, review or other enforcement or arbitration proceeding by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling”, “controlled” and “under common control with” have correlative meanings.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group under state, local or non-U.S. law).

Annex A-1

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, applicable anti-bribery legislation enacted by member states of the European Union and signatories implementing the OECD Convention Combating Bribery of Foreign Officials and other similar Applicable Laws from time to time.

“Applicable Law” means, with respect to any Person, any domestic or foreign federal, state or local law (statutory, common or otherwise), act, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, directive, ruling, statute or other similar requirement enacted, adopted or promulgated by a Governmental Authority that is binding upon or applicable to such Person.

“Bosard Grant Agreements” means the (i) Common Stock Grant Agreement, dated August 12, 2022 by and between the Company and Tyler Bosard, and (ii) Common Stock Grant Agreement, dated August 12, 2022 by and between the Company and Trey Bosard.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by Applicable Law to close.

“Code” means the Internal Revenue Code of 1986.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of the Company Balance Sheet Date and the footnotes thereto set forth in the Company’s report on Form 10-Q for the fiscal quarter ended on the Company Balance Sheet Date.

“Company Balance Sheet Date” means June 30, 2024.

“Company Cash Award” means each cash retention or severance award granted by the Company under any Company Plan.

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Sub.

“Company Material Adverse Effect” means any event, change, effect, state of facts, development, occurrence or circumstance that, individually or in the aggregate, (x) has had, or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business or results of operations of the Company and its Subsidiaries, taken as a whole or (y) would, or would reasonably be expected to, prevent, materially impair or delay the ability of the Company and its Subsidiaries to perform their obligations under, or to consummate the transactions contemplated by, this Agreement, but with respect to clause (x) only, excluding any effect resulting, directly or indirectly, from (i) changes (after the date of this Agreement) in GAAP, (ii) changes in general economic, political, regulatory, legal or tax conditions in the United States or any other country or region, including changes in financial, credit, securities or currency markets (including changes in interest or exchange rates), (iii) changes in conditions generally affecting the industries in which the Company and its Subsidiaries operate, (iv) changes (after the date of this Agreement) in Applicable Law or the official interpretation thereof, (v) changes in geopolitical conditions (including the current dispute and conflict between the Russian Federation and Ukraine and in Israel and Gaza and any evolutions thereof and any sanctions or other Applicable Laws, directives, policies, guidelines or recommendations promulgated by any Governmental Authority in connection therewith), the outbreak or escalation of hostilities, acts of war, sabotage, terrorism, broad-based cyberattacks, cyberterrorism, natural disasters, acts of god, demonstrations, public disaster, epidemics, pandemics or other diseases (including COVID-19) including any deterioration or worsening thereof, (vi) the negotiation, execution or delivery of, or performance of the express obligations set forth in, this Agreement or the announcement, pendency, or consummation of the transactions contemplated by this Agreement or the identity of Parent or any of its Subsidiaries or the announcement of Parent’s plans or intentions with respect to the conduct of the business of the Company following Closing, including the impact of the foregoing on the relationships, contractual or otherwise, of the Company and any of its Subsidiaries with customers, suppliers, service providers, Governmental Authorities or any other Persons relating to the execution, delivery and performance of this Agreement or the announcement or consummation of the transactions contemplated by this Agreement (provided, that this clause (vi) shall be disregarded for purposes of determining the satisfaction of the conditions in Section 9.02(b) with respect to representations and warranties in Section 4.04), (vii) any failure by the Company or any of its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance or integration synergies for any period (it being understood that any underlying facts giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account

Annex A-2

in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (viii) any actions taken (or omitted to be taken) at the express written request of Parent or Merger Sub, (ix) changes in the price and/or trading volume of the shares of Company Common Stock or any other securities of the Company on the NYSE American or any other market on which such securities are quoted for purchase and sale or changes in the credit ratings of the Company (it being understood that any underlying facts giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect) or (x) any actions taken (or omitted to be taken) by the Company or any of its Subsidiaries that are expressly required to be taken (or omitted to be taken) pursuant to this Agreement (provided, that this clause (x) shall be disregarded for purposes of determining the satisfaction of the conditions in Section 9.02(b) with respect to representations and warranties in Section 4.04), except, with respect to clauses (i), (ii), (iii), (iv) and (v), to the extent that such event, change, effect, state of facts, development, occurrence or circumstance has had a disproportionate adverse effect on the Company or any of its Subsidiaries relative to other companies operating in the industry or industries in which the Company or any of its Subsidiaries conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect.

“Company Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject thereto) or (ii) equity, equity-like, bonus, incentive, deferred compensation or other compensation or benefit plan, program, policy, arrangement or agreement, in each case that is sponsored, maintained, contributed to, or required to be contributed to by the Company or any of its Subsidiaries, including for the benefit of any Company Service Provider or former Company Service Provider, or under or with respect to which the Company or any of its Subsidiaries has or would reasonably be expected to have any current or contingent liability or obligation (including on behalf of any ERISA Affiliate), other than any such plan or agreement that is (A) statutorily mandated and (B) implemented, administered or operated by any Governmental Authority.

“Company PSA” means an outstanding award of shares of Company Restricted Stock for which the number of shares of Company Common Stock deliverable under such award is determined based on the satisfaction of performance conditions.

“Company Restricted Stock” means a share of Company Common Stock that is represented by and underlying a Company Stock Award.

“Company RSA” means an outstanding award of shares of Company Restricted Stock that vests and is deliverable based on the satisfaction of time-based vesting conditions, and excludes any Company PSA.

“Company Service Provider” means an employee, director or other individual service provider of the Company or any of its Subsidiaries.

“Company Stock Award” means a bookkeeping unit that (a) represents a right to receive a share of the Company’s Common Stock upon the completion of a vesting period and/or the satisfaction of designated performance criteria, and (b) is granted pursuant to a Company Stock Plan.

“Company Stockholder Approval” means adoption of this Agreement by the affirmative vote, at a stockholders’ meeting duly called and held for such purpose, of holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote on such matter.

“Company Stock Plans” means the Adams Resources & Energy, Inc. Amended and Restated 2018 Long-Term Incentive Plan and any inducement share or award agreements with Company Service Providers.

“Company Systems” means any and all IT Systems owned by, or leased, subscribed or licensed to, or used by the Company or any of its Subsidiaries.

“Confidentiality Agreement” means that certain Confidentiality Agreement listed in Section 1.01(a) of the Company Disclosure Schedule.

“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19, and all related strains and sequences, including any variants or evolutions or mutations thereof or related or associated epidemics, pandemics, public health emergencies or disease outbreaks.

Annex A-3

“Credit Agreement” means that certain Credit Agreement, dated as of October 27, 2022, by and among the Company, Gulfmark Asset Holdings, LLC, and Service Transport Company, as borrowers, Cadence Bank, as administrative agent, swingline lender and issuing lender, and the other lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Data Security Incident” means any breach of security, phishing incident, ransomware or malware attack, or other similar incident affecting any of the Company Systems or any Personal Data Processed by or on behalf of the Company or any of its Subsidiaries.

“Data Security Requirements” means: (a) all Applicable Laws relating to the Processing of Personal Data; (b) all Applicable Laws concerning the security of any Company System; (c) all Contracts to which the Company or any of its Subsidiaries is a party or otherwise bound that relate to the Processing of Personal Data; d) all industry standards, including applicable Payment Card Industry (PCI) Data Security Standard requirements, relating to privacy and information security used by a prudent similarly-situated company in its business; and (e) each publicly posted policy and notice relating to the Processing of Personal Data and/or the security of the Company Systems.

“Delaware Law” or the “DGCL” means the Delaware General Corporation Law.

“Environmental Laws” means Applicable Laws, in effect as of the date hereof, that have as their principal purpose the protection of the environment or natural resources, or regulation of the emission, discharge, Release, treatment, storage, disposal, use, handling, transportation, management or response to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person (whether incorporated or unincorporated) that is, or was at the relevant time, together with the Company or its Subsidiaries, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes such Person that is, or was at the relevant time, a member of the same “controlled group” as an Acquired Company pursuant to Section 4001(a)(14) of ERISA.

“Ex-Im Laws” means all Applicable Laws relating to export, re-export, transfer or import controls (including without limitation, the Export Administration Regulations administered by the U.S. Department of Commerce and customs and import laws administered by U.S. Customs and Border Protection).

“Foreign Investment Laws” means Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of threatening national security, public order or security of supply.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, arbitrator, public or private arbitral body, or the NYSE American or any self-regulatory organization.

“GulfStar Engagement Letter” means that certain engagement letter, dated August 15, 2023 by and between the Company and GulfStar Group II, LTD.

“Hazardous Material” means any substance, material or waste that is regulated under Environmental Law as a “hazardous substance”, “extremely hazardous substance”, “hazardous material”, “hazardous waste”, or “toxic substance”, as well as petroleum products and by-products thereof, asbestos and asbestos-containing materials, radioactive materials (but excluding naturally occurring radioactive materials), polychlorinated biphenyls, and those per- and polyfluoroalkyl substances which are specifically listed as “hazardous substances” for the purpose of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq., as amended, or subject to maximum contaminant levels established under the Safe Drinking Water Act, 42 U.S.C. §300f et seq., as amended, and regulated under applicable Environmental Laws.

“Intellectual Property” means any and all intellectual property and similar proprietary rights in any jurisdiction throughout the world and all rights arising out of or associated therewith, including rights arising out of or associated with the following: (a) all patents and applications therefor and any and all reissues, divisions, revisions, renewals, extensions, provisionals, reexaminations, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how (including manufacturing and production processes, research and development information and technical data), technology, databases, data collections

Annex A-4

and data, algorithms, formulae, procedures, protocols, techniques, and business information (including financial and marketing plans, supplier and customer lists, and pricing and cost information) and all documentation relating to any of the foregoing; (c) all works of authorship (whether copyrightable or not), all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto (including renewals, extensions, reversions, restorations, derivative works and moral rights); (d) all industrial designs and any registrations and applications therefor; (e) computer software; (f) all trademarks and service marks, trade names, logos, slogans, trade dress, Internet domain names, social media identifiers and accounts, corporate names, doing business designations and all other indications of origin (whether or not registered), including all goodwill associated therewith and all registrations and applications for registration of the foregoing; and (g) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing.

“IT Systems” means any and all computer hardware, firmware, software, servers, workstations, routers, switches, network, Internet-access and Cloud-based services, computer networks, telecommunications, equipment and all other information technology equipment.

“Knowledge” means (i) with respect to the Company, the actual knowledge, assuming reasonable inquiry of direct reports, of the individuals listed in Section 1.01(b) of the Company Disclosure Schedule and (ii) with respect to Parent, the actual knowledge of the officers of Parent.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, encumbrance or other similar adverse claim of any kind in respect of such property or asset.

“Maximum Increase” means, with respect to a current Company Service Provider, the lesser of: (a) three percent (3%) of the rate set forth on Section 4.18(a) of the Company Disclosure Schedule, or (b) such other amount that is approved by the Company on a routine annual base, consistent in terms and timing with the Company’s past practice.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA

“Multiple Employer Plan” means a (a) “multiple employer plan” as defined in Section 210 of ERISA or Section 413(c) of the Code, or (b) “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

“NYSE American” means the NYSE American.

“Parent Material Adverse Effect” means any event, change, effect, development or occurrence that would reasonably be expected to prevent or materially impair or delay the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.

“Permit” means any approvals, authorizations, consents, licenses, ordinances, permits, certificates, commissions, franchises, registrations, accreditations, variance filings, exemptions or notices of intent issued or granted by, obtained from or made with or to a Governmental Authority.

“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet or notes thereto or securing liabilities reflected on the Company Balance Sheet or notes thereto, (ii) Liens for Taxes, assessments and similar charges that are not yet due and payable or are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (iii) mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (iv) any easements, covenants, conditions, restrictions and other similar matters of record affecting title that do not, individually or in the aggregate, materially and adversely impair the continued use and operation of the property to which they relate in the business of the Company and its Subsidiaries as currently conducted, (v) any Liens or encumbrances on title affecting a lessor’s (or sublessor’s) interest in any of the Leased Real Property or affecting the interest of a subtenant of Company or its Subsidiaries therein that do not, individually or in the aggregate, materially and adversely impair the use of the Leased Real Property to which they relate, (vi) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Authorities having jurisdiction over the Real Property, (vii) Liens constituting non-exclusive licenses of Owned Intellectual Property rights granted by the Company or any of its Subsidiaries in the ordinary course of business, and (viii) Liens disclosed in Section 1.01(c) of the Company Disclosure Schedule.

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“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Personal Data” means all information that identifies, or could be used to identify or is otherwise identifiable with, an individual or household, including all information that has the meaning of such term or like terms (e.g., biometric data, personal data, personally identifiable information, protected health information, and sensitive personal information) set forth in the Data Security Requirements that describes, covers or defines data that identifies or can be used to identify individuals or households.

“Processing” (and, with correlative meanings, “Process” and “Processed”) means any operation or set of operations that is performed on information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.

“Registered IP” means all (i) patents and patent applications, (ii) trademark registrations and applications, (iii) copyrights registrations, and (iv) internet domain names, in each case, owned by, registered to, or filed in the name of the Company or any of its Subsidiaries.

“Release” means spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

“Representatives” means, with respect to any Person, the directors, officers, employees, investment bankers, attorneys, accountants and other advisors of such Person, acting on such Person’s behalf.

“Sanctioned Person” means at any time any Person who is the target of Sanctions, including by virtue of being (i) listed on any Sanctions-related list of designated or blocked persons, (ii) a Governmental Authority of, resident in, or organized under the laws of a country or territory that is the subject of comprehensive restrictive Sanctions (currently, Cuba, Iran, North Korea, Russia, Syria, and the Crimea region and so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine), or (iii) 50% or more owned (in the aggregate) or controlled by any of the foregoing.

“Sanctions” means economic or financial sanctions Laws or trade embargoes imposed, administered or enforced from time to time by (i) the United States, (ii) the United Nations Security Council, (iii) the European Union and (iv) the United Kingdom.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, any entity of which (i) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person or (ii) such Person independently or together with one or more Subsidiaries of such Person, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

“Tax” means any tax or other like assessment or charge in the nature of a tax (including gross receipts, income, profits, sales, use, goods, occupation, value added, ad valorem, transfer, franchise, payroll, social security (or similar), pension, employment, excise, estimated, stamp, custom, duty, license, and property taxes, however denominated, whether disputed or not, and any withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax.

“Tax Return” means any report, return, document, declaration or other information or filing that is filed or required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information, including, in each case, any amendment thereto.

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“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than the Company, Parent or any of their respective Affiliates.

“Title IV Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject thereto) that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code, or (b) a “defined benefit” plan within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA (whether or not subject thereto).

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Applicable Laws.

(b)         Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acceptable Confidentiality Agreement	6.04(b)(i)
Adverse Recommendation Change	6.04(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.04(a)
Annual Bonus Plan	7.04(c)
Board of Directors	Recitals
Certificate of Merger	2.01(c)
Certificates	2.03(a)
Closing	2.01(b)
Closing Date	2.01(b)
Closing Year	7.04(d)
Company	Preamble
Company Common Stock	4.05(a)
Company Preferred Stock	4.05(a)
Company Recommendation	4.02(b)
Company Related Parties	11.04(c)
Company SEC Documents	4.07(a)
Company Securities	4.05(d)
Company Stockholder Meeting	6.02
Company Subsidiary Securities	4.06(b)
Company 401(k) Plan	6.08
Continuing Employee	7.04(a)
D&O Insurance	7.03(d)
Dissenting Shares	2.04
e-mail	11.01
Effective Time	2.01(c)
End Date	10.01(b)(i)
Enforceability Exceptions	4.02(a)
Exchange Agent	2.03(a)
Excluded Benefits	7.04(a)
Financing	8.10(a)
Financing Sources	8.10(c)
Indemnified Person	7.03(a)
Internal Controls	4.07(e)
Intervening Event	6.04(f)(ii)
Labor Agreement	6.01(viii)
Leased Real Property	4.14(b)
Material Contracts	4.20(a)
Merger	2.01(a)

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Term	Section
Merger Consideration	2.02(a)
Merger Sub	Preamble
Notice of Recommendation Change	6.04(d)
Notice Period	6.04(d)
Owned Intellectual Property	4.15(a)
Owned Real Property	4.14(b)
Parent	Preamble
Parent Plans	7.04(b)
Parent Related Parties	11.15(a)
Parent Representatives	11.01(b)
Parent 401(k) Plan	6.08
Proxy Statement	4.09
Quarterly Bonus Plan	7.04(c)
Real Property	4.14(b)
Real Property Lease	4.14(b)
Related Party Contracts	4.25
Superior Proposal	6.04(f)(i)
Surviving Corporation	2.01(a)
Takeover Statute	4.24
Termination Fee	11.04(b)(i)
Transaction Litigation	8.07
Uncertificated Shares	2.03. (a)
Willful Breach	10.02

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” shall not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if”. References to any statute, law or other Applicable Law shall be deemed to refer to such statute, law or other Applicable Law as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” mean a party or the parties to this Agreement unless the context otherwise requires. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity. The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder shall be paid in United States currency in the manner and at the times set forth herein. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and each has been represented by counsel of its choosing and, in the event an ambiguity

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or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. References to documents or information “made available” or “provided” to Parent or similar terms shall mean documents or information (i) publicly available on the SEC EDGAR database at least two (2) Business Days prior to the date of this Agreement, (ii) delivered by or on behalf of the Company to Parent via e-mail or in hard copy form at least one (1) Business Day prior to the execution of this Agreement or (iii) uploaded at least one (1) Business Day prior to the execution of this Agreement in the “Project 3” dataroom hosted on Donnelly Financial Solutions Venue. All references to “ordinary course” or “ordinary course of business” or words of similar import with respect to any Person shall mean action taken, or omitted to be taken, by such Person in the ordinary course of such Person’s business, consistent with past practice.

Article 2.
THE MERGER

Section 2.01. The Merger.

(a)         Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent.

(b)         Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place in Houston, Texas at the offices of King & Spalding LLP, 1100 Louisiana Street, Suite 4100 Houston, Texas 77002 or remotely through the electronic exchange of the applicable documents, using PDFs or electronic signatures as soon as possible, but in any event no later than ten (10) Business Days after the date the conditions set forth in Article 9 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of those conditions) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree. The date on which the Closing actually occurs is referred to as the “Closing Date”.

(c)         Subject to the provisions of this Agreement, at the Closing, the Company and Merger Sub shall file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL, executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL to effect the Merger. The Merger shall become effective at such time (the “Effective Time”) as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (or at such later time as may be agreed upon by Parent and the Company and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL).

(d)         The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all of the rights, powers, privileges, immunities and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under Delaware Law.

Section 2.02. Conversion of Shares.

(a)         Except as otherwise provided in Section 2.02(b), Section 2.02(c) or Section 2.04, each share of Company Common Stock outstanding immediately prior to the Effective Time (including each share of Company Restricted Stock) shall be converted into the right to receive $38.00 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.03, without interest.

(b)         Each share of Company Common Stock held by the Company as treasury stock or owned by Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

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(c)         Each share of Company Common Stock held by any Subsidiary of either the Company or Parent immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(d)         Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.03. Surrender and Payment.

(a)         Prior to the Effective Time, Parent shall appoint a nationally recognized exchange agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Common Stock (the “Certificates”) or (ii) uncertificated shares of Company Common Stock (the “Uncertificated Shares”). The Exchange Agent agreement pursuant to which Parent shall appoint the Exchange Agent shall be in form and substance reasonably acceptable to the Company and Parent. Prior to the Effective Time, Parent shall make available to the Exchange Agent the aggregate Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares. As promptly as practicable after the Effective Time (but no later than two (2) Business Days thereafter), Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Common Stock at the Effective Time a letter of transmittal and instructions (which shall be in a form reasonably acceptable to the Company and finalized prior to the Effective Time and which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

(b)         Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal in customary form reasonably acceptable to Parent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration payable for each share of Company Common Stock represented by a Certificate or for each Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

(c)         If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)         After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(e)         Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares of Company Common Stock without any interest thereon.

Section 2.04. Dissenting Stockholders. Any provision of this Agreement to the contrary notwithstanding, if required by the DGCL (but only to the extent required thereby), shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than the shares of Company Common Stock cancelled in accordance with Sections 2.02(b) and (c) of this Agreement) and that are held by holders of such Company Common Stock who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have

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properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such Company Common Shares held by any such holder (the “Dissenting Shares”) shall be canceled and cease to exist and shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, and the Surviving Company shall remain liable for payment of the Merger Consideration for such Dissenting Shares. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) prompt notice (and in any event within two (2) Business Days of becoming aware) of any demands, withdrawal of such demands or other instruments served pursuant to the DGCL received by the Company for appraisals of Company Common Shares prior to the Effective Time and (ii) the right to control all negotiations and proceedings with respect to such demands; provided, that prior to the Effective Time, Parent shall consult with the Company and consider in good faith the Company’s advice with respect to such negotiations and proceedings and the Company shall have the right to participate in any such negotiations and proceedings. Prior to the Effective Time, the Company and Parent shall not, except with the prior written consent of Parent, in the case of the Company, or the Company, in the case of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise fail to comply with the provisions under Section 262 of the DGCL (or agree to commit to do any of the foregoing).

Section 2.05. Treatment of Equity Awards.

(a)         At the Effective Time, each share of Company Restricted Stock underlying a Company Stock Award shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such Company Stock Award, become fully vested as described in this Section 2.05(a) and shall be automatically canceled and converted into the right to receive the Merger Consideration in accordance with Section 2.02(a). With respect to each Company PSA, the number of shares of Company Restricted Stock subject to the treatment in this Section 2.05(a) will be the number of shares of Company Restricted Stock issued and outstanding under the Company PSA as of immediately prior to the Effective Time assuming achievement of the target performance levels set forth in the applicable award agreement.

(b)         All payments under Section 2.05(a) shall be made at or as soon as practicable, but no later than the first regularly scheduled payroll date that occurs at least three (3) Business Days after the Effective Time, pursuant to the Company’s or the Surviving Corporation’s ordinary payroll or payment practices, and shall be subject to any required withholding Taxes.

(c)         Prior to the Effective Time, the Company shall take all actions as are reasonably necessary (including adopting resolutions) to effectuate the treatment of the Company Restricted Stock pursuant to this Section 2.05.

Section 2.06. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, but excluding any change that results from the vesting or satisfaction of performance conditions applicable to any Company Restricted Stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

Section 2.07. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate, as contemplated by this Article 2.

Section 2.08. No Dividends. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Date will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

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Section 2.09. Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.

Section 2.10. Tax Treatment. For U.S. federal income Tax purposes (and state, local and foreign Tax purposes where applicable), the parties hereto agree that the Merger shall be treated as a sale of Company Common Stock by the stockholders of the Company in exchange for the Merger Consideration. Except as otherwise required pursuant to a final “determination” within the meaning of Section 1313(a) of the Code, each party to this Agreement shall, and shall cause each of its Affiliates to (a) report, act, and file all Tax Returns in all respects and for all purposes consistent with the foregoing treatment, and (b) not take any position for Tax purposes (whether in audits, Tax Returns or otherwise) that is inconsistent with the foregoing treatment.

Section 2.11. Withholding. Notwithstanding anything herein to the contrary, each of the Exchange Agent, Parent, the Company, the Surviving Corporation, and their Affiliates will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or non-U.S. Tax law; provided, that the parties shall reasonably cooperate to obtain any available reduction of, or relief from, such deduction or withholding. Any amounts so deducted or withheld shall be paid over to the applicable Governmental Authority and, to the extent so paid over, shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction or withholding was made.

Article 3.
THE SURVIVING CORPORATION

Section 3.01. Certificate of Incorporation. Subject to Section 7.03(b), the certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law. Nothing in this Section 3.01 shall affect in any way the indemnifications obligations provided for in Section 7.03.

Section 3.02. Bylaws. Subject to Section 7.03(b), the bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law. Nothing in this Section 3.02 shall affect in any way the indemnifications obligations provided for in Section 7.03.

Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

Article 4.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in any Company SEC Document filed on or after December 31, 2022 and at least two (2) Business Days before the date of this Agreement (including the exhibits and schedules thereto, but excluding any disclosures contained or referenced therein under the captions “Risk Factors,” “Cautionary Note Regarding Forward-Looking Information,” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature), it being understood that any matter disclosed in such Company SEC Document shall not be deemed disclosed for purposes of Section 4.05 (Capitalization) or Section 4.22 (Finders’ Fees), or (b) as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent that:

Section 4.01. Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate powers and authority necessary to enable the Company to own, lease and operate the properties and assets it purports to own, lease or operate and to conduct its business as it is currently conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification or licensing is necessary, except for those jurisdictions where failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of, and is not in default under or in violation of any provisions of, the certificate of organization, bylaws or equivalent documents of the Company and each of its Subsidiaries.

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Section 4.02. Corporate Authorization.

(a)         The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the Company Stockholder Approval in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The Company Stockholder Approval is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by each of Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Applicable Laws of general applicability relating to or affecting creditor’s rights, or by principles governing the availability of equitable remedies, whether considered in suit, action or proceeding at law or in equity (collectively, the “Enforceability Exceptions”)).

(b)         At a meeting duly called and held, the Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved the execution of this Agreement and the transactions contemplated hereby, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders and (iv) resolved, subject to Section 6.04(b), to recommend approval and adoption of this Agreement by its stockholders (such recommendation, the “Company Recommendation”). The Company Recommendation has not been withdrawn, rescinded or modified in any way (unless such withdrawal, rescission or modification has been effected after the date of this Agreement in accordance with Section 6.04(b)).

Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no Permit or other action by or in respect of, or filing by the Company or any of its Subsidiaries with, any Governmental Authority, other than (a) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, including the filing with the SEC of the Proxy Statement, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (c) compliance with the rules and regulations of the NYSE American and (d) any Permits or other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.04. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and, assuming compliance with the matters referred to in Section 4.03 and receipt of the Company Stockholder Approval, the consummation of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or equivalent documents) of the Company or any of its Subsidiaries, (b) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) require any consent or other action by any Person under, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Permit, contract, agreement, note, bond, mortgage, license or other instrument binding upon the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any properties or assets of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (c) and (d) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.05. Capitalization.

(a)         The authorized capital stock of the Company consists of 7,500,000 shares of common stock, par value $0.10 per share (“Company Common Stock”) and 960,000 shares of preferred stock, par value $1.00 per share (“Company Preferred Stock”). As of the date of this Agreement, there were outstanding (i) 2,574,275 shares of Company Common Stock (which excludes the shares of Company Common Stock relating to Company RSAs and Company PSAs), (ii) no shares of Company Preferred Stock, (iii) Company RSAs relating to an aggregate of 92,135 shares of Company Common Stock (inclusive of shares issued pursuant to awards that were formally Company PSAs but the applicable performance goals have already been satisfied), and (iv) Company PSAs (assuming target achievement of any applicable performance goals) relating to an aggregate of 29,077 shares of Company Common

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Stock. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company RSAs and Company PSAs will be, when issued, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive or similar rights. As of the date of this Agreement, other than the items listed in clauses (i) through (iv) of the second sentence of Section 4.05(a), there are no issued or outstanding Company Securities.

(b)         Section 4.05(b) of the Company Disclosure Schedule sets forth a true and complete list of all Company Stock Awards outstanding as of the date of this Agreement, and with respect to each such award, (i) the name or employee identification number of the holder, (ii) the number of shares of Company Common Stock subject to such award, (iii) the grant date, (iv) the designation of such Company Stock Award as either a Company RSA or a Company PSA, (v) the vesting schedule and performance targets (as applicable), and (vi) the extent to which such award is vested as of the date of this Agreement.

(c)         As of the date of this Agreement, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of shares of Company Common Stock may vote.

(d)         Except as expressly set forth in Section 4.05(a), and for changes since the date of this Agreement resulting from vesting or the satisfaction of performance conditions applicable to any Company Stock Awards, in each case, that were outstanding on the date of this Agreement, as of the date of this Agreement, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company or its Subsidiaries convertible or exchangeable into or exercisable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options, bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) or other rights to acquire from the Company or its Subsidiaries, or other obligation of the Company or its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in the Company, or (iv) stock options, restricted shares, phantom units, phantom equity rights, profits interests, profit participation rights, stock appreciation rights, restricted stock units, performance units, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities or ownership interests of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no outstanding contractual obligations or commitments of the Company of any character relating to any Company Securities, including any voting trusts, proxies or any other contracts or understandings with respect to the voting of, or any agreements restricting transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to, any Company Securities. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

(e)         Section 4.05(e) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all outstanding Company Cash Awards, including with respect to each such Company Cash Award, (i) the holder, (ii) the date of grant, (iii) the amount payable by the Company under such Company Cash Award as of the date of this Agreement, (iv) if applicable, the date on which such Company Cash Award expires, and (v) the aggregate amount, taken as a whole, that would be payable by the Company pursuant to the Company Cash Award on the Closing Date, assuming the Closing has occurred.

(f)          There are no voting trusts or contracts to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock and other Company Securities of the Company or any of its Subsidiaries. The Company does not have a “poison pill” or similar stockholder rights plan. Neither the Company nor any of its Subsidiaries is under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of their securities under the 1933 Act. All dividends or distributions on the Company Common Stock and any material dividends or distributions on any securities of any of Subsidiaries of the Company which have been authorized or declared prior to the date of this Agreement have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable). Neither the Company nor any of its Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940.

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(g)         None of the Company Securities are owned by any Subsidiary of the Company.

Section 4.06. Subsidiaries.

(a)         Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization and has all organizational powers required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing or any failure to have such powers as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and (where applicable) is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. A true and complete list of all of the Subsidiaries of the Company and their respective jurisdictions of organization is set forth in Section 4.06(a) of the Company Disclosure Schedule.

(b)         All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive or similar rights, and is owned by the Company, directly or indirectly. Except as expressly set forth in Section 4.06(b) of the Company Disclosure Schedule, as of the date hereof, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) securities of the Company or its Subsidiaries convertible or exchangeable into, or exercisable for, shares of capital stock or other voting securities of or ownership interests in the Company or its Subsidiaries, (iii) warrants, calls, options, bonds, debentures, notes or other indebtedness of the Company or its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iv) stock options, restricted shares, phantom units, phantom equity rights, profits interests, profit participation rights, stock appreciation rights, restricted stock units, performance units, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iv), along with all shares of capital stock or other voting securities of or ownership interests in any Subsidiary of the Company, being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding contractual obligations or commitments of any Subsidiary of the Company of any character relating to any Company Subsidiary Securities, including any voting trusts, proxies or any other contracts or understandings with respect to the voting of, or any agreements restricting transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to, any Company Subsidiary Securities. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except as set forth in Section 4.06(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Subsidiaries or owns, directly or indirectly, any shares of capital stock or other voting securities of or ownership interests in any other Person.

Section 4.07. SEC Filings; Internal Controls.

(a)         The Company has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2023 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b)         As of its filing date, each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

(c)         As of its filing date (or, if amended or superseded by a filing prior to the date hereof, as of the date of such amended or superseded filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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(d)         Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)         The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The Company maintains, and since January 1, 2023 has maintained, “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 and Rule 15d-15 promulgated under the 1934 Act) designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities. Neither the Company nor, to the Knowledge of the Company, the Company’s auditors has identified or been made aware of (i) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in Internal Controls or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s Internal Controls. As of the date hereof, (x) there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents, and (y) to the Knowledge of the Company, there are no pending (A) formal or informal investigations of the Company by the SEC or (B) inspections of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board.

(f)          To the Knowledge of the Company, no Company Service Provider has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, contractor, subcontractor or agent of the Company or any of its Subsidiaries has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

Section 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnotes in the case of any unaudited interim financial statements, in each case, none of which would reasonably be expected to be material, individually or in the aggregate). Neither the Company nor any of its Subsidiaries is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company’s Subsidiaries in the Company’s published financial statements or other Company SEC Documents.

Section 4.09. Disclosure Documents. The proxy statement of the Company to be filed with the SEC in connection with the Merger (the “Proxy Statement”) will, when definitively filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Proxy Statement and any amendments or supplements thereto are filed or first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 do not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied to the Company by Parent or Merger Sub or any of their respective Representatives specifically for use or incorporation by reference therein.

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Section 4.10. Absence of Certain Changes.

(a)         Since the Company Balance Sheet Date through the date of this Agreement, and except as set forth in Section 4.10(a) of the Company Disclosure Schedule, (a) the business of the Company and its Subsidiaries has been conducted in the ordinary course in all material respects and (b) without limiting the generality of the foregoing, the Company and its Subsidiaries have not taken any action that, if taken after the date of this Agreement, would constitute a breach of, or require the consent of, Parent under Section 6.01.

(b)         Since December 31, 2023, through the date of this Agreement, there has not been any Company Material Adverse Effect.

Section 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that would be required under GAAP to be disclosed and provided for in a consolidated balance sheet of the Company, other than: (a) liabilities or obligations disclosed and provided for on the face of the Company Balance Sheet or in the notes thereto; (b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date (none of which is a liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement or violation of any Applicable Law or Action); (c) liabilities or obligations expressly permitted or contemplated by this Agreement; and (d) liabilities or obligations that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 4.12. Compliance with Laws; Permits.

(a)         The Company and each of its Subsidiaries is, and for the past three (3) years has been, in compliance with, and has not been given written notice of, or, to the Knowledge of the Company, verbal notice of, any violation of, and to the Knowledge of the Company is not under audit, review, or investigation with respect to and has not been threatened to be charged under, any Applicable Law, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)         Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have all Permits necessary for the ownership and operation of its business as currently conducted, and each such Permit is in full force and effect; (ii) the Company and its Subsidiaries are, and for the past three (3) years have been, in material compliance with the terms of all Permits necessary for the ownership and operation of its businesses; and (iii) for the past three (3) years neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any material conflict with or breach of any such Permit, the substance of which has not been resolved.

(c)         Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, for the past three (3) years, neither the Company nor any of its Subsidiaries nor any director, officer or employee or, to the Knowledge of the Company, any agent or representative thereof has (i) directly or indirectly (A) used any corporate funds for any unlawful contribution, gift or entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to any employee of any Governmental Authority, (C) made any unlawful bribe, rebate, payoff, influence payment or kickback or other unlawful payment nor (D) otherwise violated any applicable Anti-Corruption Laws; (ii) been nor is a Sanctioned Person nor has transacted business, directly or knowingly indirectly, with any Sanctioned Person nor otherwise violated Sanctions; nor (iii) violated any applicable Ex-Im Laws. For the past three (3) years, neither the Company nor any of its Subsidiaries has received any allegation, inquiry, notice or communication that alleges any of the Company nor any of its Subsidiaries may have violated any Anti-Corruption Laws, Sanctions or Ex-Im Laws, nor has made any voluntary or directed disclosure or prior disclosure related to such laws. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, for the past (3) years, the Company and its consolidated Subsidiaries have maintained books and records and a system of internal controls as required of them by the U.S. Foreign Corrupt Practices Act of 1977, as amended.

Section 4.13. Litigation. There is, and for the past three (3) years has been, no material Action pending, or, to the Knowledge of the Company, threatened in writing by or against, the Company or any of its Subsidiaries before (or, in the case of threatened Actions, that would be before) or by any Governmental Authority, or any material order, injunction, judgment, decree, writ or ruling of any Governmental Authority outstanding against the Company or any of its Subsidiaries, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 4.14. Properties.

(a)         Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property (including the Real Property) and assets necessary to operate its business, free and clear of all Liens other than Permitted Liens. Each such property or asset is in all material respects in sufficient operable condition and repair to conduct the Company’s business, subject to normal wear and tear, ongoing repairs or refurbishments conducted in the ordinary course of business.

(b)         As of the date hereof, Section 4.14(b) of the Company Disclosure Schedule sets forth a true and complete list of (i) all real property owned by the Company or any of its Subsidiaries (the “Owned Real Property”), and (ii) all real property leased by or for the benefit of, or occupied by, the Company or any of its Subsidiaries (the “Leased Real Property” and, together with the Owned Real Property, the “Real Property”). The Company has delivered or made available to Parent copies of all leases, subleases or licenses, and all material amendments and modifications thereof with respect to the Leased Real Property (each, a “Real Property Lease”). The Company has delivered or made available to Parent copies of all title policies, deeds, easements, declarations, restrictions and any other encumbrances on title in its possession and all material amendments and modifications thereto with respect to the Owned Real Property.

(c)         Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Real Property Lease is valid and in full force and effect, (ii) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company any other party to a Real Property Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Real Property Lease, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Real Property Lease, (iii) the Company and its Subsidiaries have not (A) subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Real Property, or (B) collaterally assigned or granted any other security interest in any Real Property Lease or any interest therein, (iv) the Company or its Subsidiary has not leased or otherwise granted to any Person the right to use or occupy any Owned Real Property or any portion thereof, (v) there are no outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein, and (vi) the consummation of the transactions contemplated hereby do not and will not grant any Third Party any options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein. Neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

(d)         Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has not received any written notice that all or any portion of Real Property is subject to any governmental order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Authority with or without payment of compensation therefor and to the Knowledge of the Company, there is no such governmental order threatened against all or any portion of the Real Property.

(e)         Except for any Permitted Liens and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no contractual or legal restrictions that prevent the Company or any of its Subsidiaries from using any Real Property for its current use and (ii) all structures and other buildings on the Real Property are in good operating condition and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted and none of such structures or buildings is in need of maintenance or repairs except for ordinary, routine maintenance and repairs, and except for ordinary wear and tear.

(f)          The Real Property comprises all of the material real property used or intended to be used in, or otherwise related to, the business of the Company and its Subsidiaries as currently conducted.

Section 4.15. Intellectual Property.

(a)         Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or its Subsidiaries (i) own all right, title and interest in all Intellectual Property owned or purported by the Company to be owned by the Company or its Subsidiaries (“Owned Intellectual Property”), free and clear of all Liens, other than Permitted Liens, and (ii) have a valid and enforceable right to use,

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free and clear of all Liens, other than Permitted Liens, all other Intellectual Property used in or necessary to conduct the business of the Company and its Subsidiaries. Section 4.15(a) of the Company Disclosure Schedule sets forth a true and complete list of all Registered IP, all of which is unexpired, subsisting, and to the Knowledge of the Company, valid and enforceable.

(b)         Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate, and for the past three (3) years, has not infringed, misappropriated, or otherwise violated, any Intellectual Property rights of any Person. To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the Intellectual Property rights owned by the Company or its Subsidiaries. There is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person. (A) None of the Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding judgment, injunction, order or decree restricting the use or exploitation thereof by the Company or its Subsidiaries and (B) there are no Actions or allegations pending or threatened in writing seeking to challenge the validity, enforceability or ownership of the Company’s or any of its Subsidiaries’ rights in any Intellectual Property owned by the Company or its Subsidiaries.

(c)         The Company and its Subsidiaries have taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property owned by the Company or its Subsidiaries, the value of which to the Company and its Subsidiaries is contingent upon maintaining the confidentiality thereof, including all trade secrets and other confidential information that is Owned Intellectual Property. None of the trade secrets that are material to the business of the Company and its Subsidiaries and the value of which is contingent upon maintaining the confidentiality thereof, has been disclosed other than to Representatives of the Company or its Subsidiary, all of whom are bound by written confidentiality agreements. No funding, facilities, personnel or resources of any Governmental Entity or any university, college, research institute or other educational institution was used in the development of any Owned Intellectual Property.

(d)         Each Person who (A) is or was an employee of the Company or any of its Subsidiaries and (B) is or was involved in the creation or development of any material Intellectual Property within the scope of their employment duties for the Company or such Subsidiary, has signed a valid, enforceable Contract containing an assignment of Intellectual Property pertaining to such Intellectual Property to the Company or such Subsidiary. To the extent that Intellectual Property has been developed or created by a third party for the Company or any of its Subsidiaries, including any independent contractors or consultants engaged by the Company or such Subsidiary, the Company or such Subsidiary has a written Contract with such third party with respect thereto and the Company or such Subsidiary either (i) has ownership of and is the exclusive owner of, or (ii) has an irrevocable license (sufficient for the conduct of the business as currently conducted) to, all of such third party’s Intellectual Property in such work, material or invention by operation of law or by valid assignment.

(e)         The Company and its Subsidiaries have not experienced in the prior five-year period any material disruption to, or material interruption in, the conduct of their business attributable to (i) a defect, bug, breakdown, unauthorized access, introduction of a virus or other malicious programming, or (ii) other failure or deficiency on the part of any Company System or any computer software that is Owned Intellectual Property. The Company Systems operate and perform in accordance with their specifications and are reasonably sufficient for the needs of the business of the Company and its Subsidiaries as currently conducted, including as to capacity, scalability and ability to Process current and anticipated peak volumes in a timely manner. The Company and its Subsidiaries use reasonable best efforts to protect the Company Systems from becoming infected by viruses and other malicious code. The Company and its Subsidiaries have taken commercially reasonable steps to provide for the security, continuity and integrity of the Company Systems and all Personal Data Processed by the Company Systems. In the prior five-year period, there have not been any material Data Security Incidents. The Company and its Subsidiaries maintain commercially reasonable security, disaster recovery and business continuity plans, incident response plans, procedures and facilities in connection with the business of the Company and its Subsidiaries as presently conducted and have at all times in the prior five-year period acted and currently act in material compliance therewith.

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(f)          The Company, its Subsidiaries and the conduct of the business by the Company and its Subsidiaries are in material compliance with, and at all times in the prior five-year period have been in material compliance with, all Data Security Requirements. In the prior five-year period, the Company and its Subsidiaries have not received any written inquiries from or been subject to any Action by any Governmental Authority regarding the Company’s or any of its Subsidiaries’ compliance with any Data Security Requirements. In the prior five-year period, no Action alleging (i) a material violation of any Person’s privacy, personal or confidentiality rights under any Data Security Requirements or (ii) any Data Security Incident has been asserted or, to the Knowledge of Company, threatened against the Company or its Subsidiary by any Person. To the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any rights held by the Company or any of its Subsidiaries in the Personal Data owned or controlled by the Company or its Subsidiaries.

Section 4.16. Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)         All Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all Applicable Law (taking into account all extensions), and all Tax Returns filed with any Taxing Authority are correct and complete in all material respects.

(b)         The Company and each of its Subsidiaries has paid, has timely had paid on its behalf, or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable (whether or not shown as due on any Tax Return). None of the Company or any its Subsidiaries has requested or executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any income or other Tax, in each case which period has not since expired, other than pursuant to customary extensions of the due date to file a Tax Return obtained in the ordinary course of business.

(c)         There is no Action now pending or, to the Knowledge of the Company, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax.

(d)         For the past three (3) years, none of the Company or any of its Subsidiaries has (i) constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code, or (ii) distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 361 of the Code.

(e)         None of the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulations § 1.6011-4(b).

(f)          There are no Liens for Taxes on any assets or equity of the Company or any of its Subsidiaries, other than Permitted Liens.

(g)         No claim has been made in writing by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(h)         None of the Company or any of its Subsidiaries (i) is a party to or bound by, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes (such as a loan or a lease); (ii) has been a member of an Affiliated Group filing a combined, consolidated, unitary or other similar Tax Return (other than an Affiliated Group the common parent of which is the Company); or (iii) has any liability for the Taxes of any Person other than the Company or any of its Subsidiaries pursuant to Treasury Regulations § 1.1502-6 (or any similar provision of state, local or non-United States law), as a transferee or successor, or otherwise by operation of law.

Section 4.17. Employee Benefit Plans.

(a)          Section 4.17(a) of the Company Disclosure Schedule contains a correct and complete list of each material Company Plan and, with respect to any unwritten Company Plan, a written description of material terms. Copies of the current plan document and all material amendments thereto have been furnished to Parent together with (i) the three (3) most recent annual reports on Form 5500, if required, and all schedules and required attachments

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thereto, (ii) the most recent determination, opinion or advisory letter issued by the Internal Revenue Service, (iii) the most recent actuarial valuation report, (iv) all related trust agreements, insurance contracts and other funding arrangements, and (v) all non-routine correspondence with any Governmental Authority within the last three (3) years. No Company Plan is subject to the minimum funding requirements of Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. Neither the Company nor any of its ERISA Affiliates sponsor, maintain, contribute to, or have any liability with respect to, nor have they ever sponsored, maintained, contributed to, or had any liability with respect to, a Title IV Plan, a Multiemployer Plan or a Multiple Employer Plan.

(b)         Neither the Company nor any of its Subsidiaries (i) has, within the past six (6) years, incurred, (ii) currently has or (iii) could reasonably be expected to incur (whether as a result of the transactions contemplated hereby or otherwise) any material liability on account of a “complete withdrawal” or a “partial withdrawal” (within the meaning of Sections 4203 and 4205 of ERISA, respectively) from any Multiemployer Plan.

(c)         No Company Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413 of the Code). Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received or has reliance upon a favorable determination letter or opinion letter from the Internal Revenue Service on its qualified status, and nothing has occurred (whether by action or by failure to act) with respect to any such Company Plan that could reasonably be expected to adversely affect the qualified status thereof.

(d)         Each Company Plan has been established, maintained, funded, operated and administered in all material respects compliance with its terms, any related agreements, and Applicable Law, including (without limitation) ERISA and the Code. All required contributions, payments, distributions and reimbursements that are due with respect to any Company Plan and related trust or fund prior to the date hereof have been (or, prior to the Closing, will be) paid in all material respects.

(e)         Neither the Company nor any of its Subsidiaries has incurred (whether or not assessed) any material Tax or penalty under Section 4975, 4980B, 4980D, 4980H, 6721 or 6722 of the Code, and no circumstances exist or events have occurred that would reasonably be expected to result in the imposition of any such material Taxes or penalties.

(f)          Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) would reasonably be expected to (i) entitle any Company Service Provider or former Company Service Provider to any material payment or material benefit, (ii) except as contemplated by Section 2.05(a), accelerate the time of payment or vesting of any material compensation or material benefits, in either case under any Company Plan or otherwise, (iii) limit or restrict the right of the Company or any of its Subsidiaries to merge, amend, or terminate any Company Plan, (iv) result in any forgiveness of indebtedness of any Company Service Provider or former Company Service Provider, or (v) result in any payment or benefit (including, but not limited to, any severance payment, increase in payments, or acceleration of any payment) made by the Company or any of its Subsidiaries to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that that could be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code.

(g)         Each Company Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(h)         No Company Plan provides for any tax “gross-up” or similar “make-whole” payments for any Taxes imposed under Sections 4999 or 409A of the Code, and neither the Company nor any of its Subsidiaries is a party to or has any obligation to compensate any Person in connection with the transactions contemplated by this Agreement for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.

(i)          No Company Plan provides, and neither the Company nor any of its Subsidiaries has any obligation to provide, any post-retirement or post-termination medical, dental, life insurance or other welfare benefits to any current or former Company Service Provider or any other Person (other than coverage mandated by (i) the Consolidated Omnibus Budget Reconciliation Act of 1985 or similar Applicable Law for which the recipient pays the full cost, or (ii) non-U.S. Applicable Law).

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(j)          No Action (other than routine claims for benefits) or material audits is pending, or, to the Knowledge of the Company, is threatened against or related to, any Company Plan (or the assets, plan sponsor, plan administrator or any fiduciary thereof), including before any Governmental Authority. Within the three (3) years prior to the date hereof, no Company Plan has been the subject of an examination or audit by a Governmental Entity or of an application or filing under, and no Company Plan is a participant in, any amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Entity.

Section 4.18. Employee and Labor Matters.

(a)         Section 4.18(a) of the Company Disclosure Schedule contains a complete and accurate list of all employees of the Company and its Subsidiaries as of a date within five (5) Business Days of the date of this Agreement, including for each such individual their: (i) name or employee identification number; (ii) job title; (iii) hire date; (iv) base annual salary or hourly wage rate (as applicable); (v) commission, bonus or other incentive-based compensation eligibility; (vi) work location; (vii) exempt or non-exempt classification under wage and hour Applicable Laws; (viii) employing entity; (ix) accrued, unused vacation or other paid time off; and (x) active or leave status (including type of leave and expected return date). No material change to such list has occurred between the date thereof and the date of this Agreement.

(b)         Neither the Company nor any of its Subsidiaries is a party to or bound by, or subject to, or is currently negotiating in connection with entering into, any Labor Agreement and no employees of the Company or any of its Subsidiaries are represented by any labor union, works council, employee representative, or other labor organization. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no, and for the past three (3) years there have not been any, demands for recognition or certification or other labor organizing activities with respect to any employees of, or otherwise affecting, the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no, and for the past three (3) years there have not been any, actual or, to the Knowledge of the Company, threatened unfair labor practice charges, labor grievances, labor arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other labor disputes against or affecting the Company or any of its Subsidiaries.

(c)         Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are, and for the last three (3) years have been, in compliance with all Applicable Laws relating to labor, employment and employment practices, including those relating to terms and conditions of employment, labor management relations, wage and hour, overtime, worker classification and treatment, discrimination and retaliation, harassment, disability rights or benefits, equal opportunity (including compliance with any affirmative action plan obligations), pay equity, sexual harassment, employee trainings and notices, automated employment decision tools and other artificial intelligence, restrictive covenants, work authorization, immigration, plant closures and layoffs (including the WARN Act), safety and health, workers compensation, labor relations, collective bargaining, employee leave issues, affirmative action and affirmative action plan requirements, unemployment insurance, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes.

(d)         Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each individual who is, or within the past three (3) years has been, engaged by the Company or any of its Subsidiaries as an independent contractor, consultant, leased employee or other non-employee service provider, is and has been properly classified and treated for all applicable purposes, and (ii) the Company and each of its Subsidiaries have fully and timely paid all wages, commissions, bonuses, fees, expense reimbursements, severance and other termination benefits, and other compensation that have become due and payable to all current and former employees, temporary workers, independent contractors, consultants and other individual service providers.

(e)         For the past three (3) years, the Company and each of its Subsidiaries have reasonably investigated, and have taken reasonable corrective action with respect to, all material, non-frivolous sexual harassment, or other discrimination, harassment, or retaliation allegations that have been made through the Company’s or its Subsidiaries’ internal or other reporting procedures or of which they otherwise have Knowledge against any executive or managerial or supervisory-level employee. Neither the Company nor any of its Subsidiaries reasonably expect any material liability with respect to any such allegations or that any such allegations would, if known to the public, bring the Company or any of its Subsidiaries into material disrepute.

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(f)          To the Knowledge of the Company, (i) no current or former Company Service Provider is in any material respect in violation of any term of any employment agreement, fiduciary duty, noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation owed to the Company or any of its Subsidiaries or which implicates such person’s right to be employed or engaged by the Company or any of its Subsidiaries, and (ii) no employee of the Company or its Subsidiaries intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within the twelve (12) month period following Closing.

Section 4.19. Environmental Matters. Except as would not reasonably be expected to have individually or in the aggregate, a Company Material Adverse Effect or as set forth on Section 4.19 of the Company Disclosure Schedule:

(a)         no written notice, order, claim, complaint or penalty has been received by the Company or any of its Subsidiaries for the past three (3) years relating to a violation of any Environmental Laws, which remain unresolved, and there are no Actions pending or, to the Knowledge of the Company, threatened which allege a violation by the Company or any of its Subsidiaries under any Environmental Laws;

(b)         the Company and each of its Subsidiaries have obtained and maintained all material Permits necessary for their operations to comply with Environmental Laws and are, and for the past three (3) years have been, in compliance in all material respects with the terms of such Permits;

(c)         the Company and each of its Subsidiaries are, and for the past three (3) years have been, in compliance in all material respects with all Environmental Laws in connection with the ownership, use, maintenance, operation or conduct of the business of the Company and its Subsidiaries;

(d)         to the Knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any other person, have caused a Release in violation of Environmental Laws of any Hazardous Materials on, under, in or at any real property currently owned or leased by the Company or any of its Subsidiaries which reasonably could be expected to result in a material Liability of the Company or any of its Subsidiaries;

(e)         to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has expressly assumed by Contract any material Liabilities of any other Person arising under Environmental Laws;

(f)          the Company nor any of its Subsidiaries has treated, stored, handled, transported, disposed of, arranged for the disposal of, or, to the Knowledge of the Company, Released any Hazardous Materials in violation of any Environmental Law on any property currently or previously owned or leased of the Company or any of its Subsidiaries;

(g)         the Company has not received written notice from any Governmental Authority or third party that Hazardous Materials have been transported to or disposed of at a site listed or proposed for listing on the National Priorities List under CERCLA or on any similar federal or state list of sites requiring investigation or clean-up and the Company has no Knowledge that such transport or disposal has occurred; and

(h)         The Company has made available copies of all material, non-privileged environmental site assessments and audit reports (including Phase I or Phase II reports) and other material reports relating to environmental, health and safety matters and the environmental condition of any real properties of the Company and its Subsidiaries, in each case, in the actual possession or control of the Company or its Subsidiaries.

Notwithstanding anything to the contrary in this Agreement, the representations and warranties in this Section 4.19 are the sole and exclusive representations and warranties made by the Company and its Subsidiaries regarding Environmental Laws and/or Hazardous Materials.

Section 4.20. Material Contracts.

(a)         Section 4.20(a) of the Company Disclosure Schedule contains an accurate and complete list of each contract described below in this Section 4.20(a) under which the Company or any of its Subsidiaries has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise), in each case as of the date hereof (other than the Company Plans) (collectively, the “Material Contracts”):

(i)          any partnership, joint venture, strategic alliance, collaboration, co-promotion or research and development project contract that is material to the Company and its Subsidiaries, taken as a whole;

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(ii)         any contract relating to outstanding indebtedness of the Company or any of its Subsidiaries for borrowed money or any financial guaranty thereof in an amount in excess of $200,000, other than contracts among the Company and its wholly owned Subsidiaries;

(iii)        any contract (excluding licenses for commercial off-the-shelf computer software with an annual license or subscription fee payment less than $50,000 and non-exclusive licenses granted to customers and vendors in the ordinary course of business) to which the Company or any of its Subsidiaries is a party pursuant to which the Company or any of its Subsidiaries (A) is granted any license or right to use, or covenant not to sue with respect to, any Intellectual Property of a Third Party or (B) has granted to a Third Party any license or right to use, or covenant not to sue with respect to, any Owned Intellectual Property that is material to the business of the Company and its Subsidiaries;

(iv)        any material agreement for the purchase of crude oil which provides for payments that exceed $1,000,000 annually or $5,000,000 in the aggregate that cannot be terminated by the Company or the applicable Subsidiary without penalty upon thirty days’ notice;

(v)         any stockholders, investors rights or registration rights agreement;

(vi)        any other agreement (excluding agreements for the purchase of crude oil) which a commitment for payments to or by the Company or its Subsidiaries that exceed $500,000 annually or $1,000,000 in the aggregate;

(vii)       any Labor Agreement;

(viii)      any Real Property Lease;

(ix)        any agreement with a temporary employment agency, professional employer organization, staffing agency, leasing agency, or other labor outsourcing provider;

(x)         any contract that is a settlement, conciliation or similar agreement with any Governmental Authority or Person or pursuant to which the Company or any of its Subsidiaries has any material outstanding obligation;

(xi)        any contract (A) prohibiting, or purporting to limit or restrict the Company’s, any of the Company’s Affiliates’ or any of its Subsidiaries’ ability to compete or to conduct its businesses in any geographical area or the type or line of business in which the Company or any of its Subsidiaries is engaged, (B) providing “most favored nation” or similar provisions where the pricing, discounts or benefits to any customer or other business relation of the Company or any of its Subsidiaries changes based on the pricing, discounts or benefits offered to other customers or business relations, (C) granting a right of first refusal or right of first offer or similar right for any line of business or assets of the Company or any of its Subsidiaries, including any Owned Real Property or Leased Real Property, (D) establishing an exclusive sale or purchase or similar obligation with respect to any obligation or geographical area or (E) imposing any minimum requirements or obligations of the Company or any of its Subsidiaries for any minimum purchase, expenditure, investment, sale, payment, production, supply, output, distribution or similar minimum requirements obligations or any take-or-pay provision in favor of a third party;

(xii)       any contract related to any completed, pending or future (A) disposition, divestiture or acquisition (whether by merger, sale of stock, sale of assets or otherwise) of any business, equity interests or material portion of assets or properties by the Company or any of its Subsidiaries or (B) consolidation, recapitalization, reorganization or other business combination with respect to the Company or any of its Subsidiaries, in each case, under which the Company or any of its Subsidiaries has outstanding payment or indemnification obligations;

(xiii)      any contract involving a standstill or similar obligation of the Company or any of its Subsidiaries;

(xiv)      any contract providing for future contributions of capital, capital expenditures or the construction of fixed assets or in excess of $200,000 annually or $500,000 in the aggregate (excluding contributions made to the Company by its wholly owned Subsidiaries);

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(xv)       any contract that prohibits in any material respect the payment of dividends or distributions in respect of the capital stock or voting or equity securities of the Company or any of its Subsidiaries, or prohibits the pledging of the capital stock or voting or equity securities of the Company or any of its Subsidiaries;

(xvi)      any Related Party Contract;

(xvii)     any contract with a (i) Company Top Supplier, (ii) Company Top Oil Customer or (iii) Company Top Customer, in each case that has a term in excess of six (6) months; and

(xviii)    any other contract, arrangement, commitment or understanding that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).

(b)         Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof (i) each contract set forth in Section 4.20(a) of the Company Disclosure Schedule is valid and in full force and effect, (ii) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company any other party to any such contract, is in violation of any provision thereof, (iii) the Company and its Subsidiaries have performed all material obligations required to be performed by them to date under the Material Contracts, and (iv) neither the Company nor any of its Subsidiaries has received any written notice of termination with respect to, and, to the Knowledge of the Company, no other party has threatened in writing to terminate, any Material Contract.

Section 4.21. Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as is sufficient to comply with Applicable Law, (b) all insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy, (d) no written notice of cancellation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals and (e) all premiums for such policies and other amounts due in connection therewith have been paid in full.

Section 4.22. Finders’ Fees. Except for GulfStar Group II Ltd. and Houlihan Lokey Capital, Inc., there is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement or the matters set forth on Section 4.22 of the Company Disclosure Schedule and, prior to the date of this Agreement, the Company has made available to Parent a true and complete copy of the GulfStar Engagement Letter and Houlihan Lokey Capital, Inc. engagement letter and any other agreement providing for such fee or commission.

Section 4.23. Opinion of Financial Advisor. The Company has received the opinion of Houlihan Lokey Capital, Inc., financial advisor to the Company, to the effect that, as of the date of such opinion, and based upon and subject to the qualifications, assumptions and limitations set forth therein, the Merger Consideration to be received by the holders of Company Common Stock pursuant to the Agreement is fair to the holders of Company Common Stock from a financial point of view. A signed, correct and complete copy of such opinion will promptly be made available to Parent, on a non-reliance and confidential basis and for informational purposes only, following receipt thereof by the Company.

Section 4.24. Takeover Statutes. Assuming the accuracy of Parent’s representations and warranties set forth in Section 5.10, no state “fair price,” “moratorium,” “control share acquisition” or “business combination statute or regulation” or other anti-takeover or similar Law (including the restrictions on “business combinations” with an “interested stockholder” under Section 203 of the DGCL, as each such term is defined therein) (each, a “Takeover Statute”) is applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement. The Company Board has taken all actions necessary to render all potentially applicable Takeover Statutes inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.

Section 4.25. Related Party Transactions. There are no contracts, transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the 1934 Act) of the Company or any of its Subsidiaries or any

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person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) five percent (5%) or more of the outstanding Company Common Stock (or any of such person’s immediate family members or Affiliates) (other than Subsidiaries of the Company) of the type required to be reported in any Company Report pursuant to Item 404 of Regulation S-K promulgated under the 1934 Act (collectively, “Related Party Contracts”).

Section 4.26. Suppliers and Customers.

(a)         Section 4.26(a) of the Company Disclosure Schedule sets forth a correct and complete list of (i) the top ten (10) suppliers (each a “Company Top Supplier”), (ii) the top five (5) customers for the sale of crude oil (the “Company Top Oil Customer”) and (iii) the top ten (10) customers (each a “Company Top Customer”), respectively, by the aggregate dollar amount of payments to or from, as applicable, such supplier or customer, for each of calendar year 2023 and the eight months ended August 31, 2024, in each case of the Company and its Subsidiaries, taken as a whole.

(b)         Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since December 31, 2023 through the date of this Agreement, (i) there has been no termination of or a failure to renew the business relationship of the Company and its Subsidiaries with any Company Top Supplier, Company Top Oil Customer or any Company Top Customer and (ii) no Company Top Supplier, Company Top Oil Customer or Company Top Customer has notified the Company or any of its Subsidiaries in writing that it intends to terminate or not renew its business. Neither the Company nor any of its Subsidiaries has received any written notice, letter, complaint or other communication from any Company Top Supplier, Company Top Oil Customer or Company Top Customer to the effect that it has materially changed, modified, amended or reduced, or is expected to materially change, modify, amend or reduce, its business relationship with the Company or any of its Subsidiaries in a manner that is materially adverse to the Company and its Subsidiaries, taken as a whole.

Section 4.27. No Other Representations and Warranties. Except for the representations and warranties contained in this Article 4 or in any certificate delivered in connection with this Agreement, none of the Company or any of its Affiliates, nor any of their respective directors, officers, employees, stockholders, partners, members or representatives or any other Person has made, or is making, any representation or warranty whatsoever to Parent or any of its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Parent or any of its Affiliates or Representatives. Except for the representations and warranties set forth in Article 5 or in any certificate delivered in connection with this Agreement, the Company acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Merger Sub to the Company, or any of its Representatives or Affiliates, and the Company hereby disclaims reliance on any such other representation or warranty (including as to the accuracy or completeness of any information provided by Parent or Merger Sub to the Company), whether by or on behalf of Parent or Merger Sub, and notwithstanding the delivery or disclosure to the Company, or any of its Representatives or Affiliates, of any documentation or other information by Parent or Merger Sub or any of their Representatives or Affiliates with respect to any one or more of the foregoing.

Article 5.
REPRESENTATIONS AND WARRANTIES OF PARENT

Each of Parent and Merger Sub represent and warrant to the Company that, except as set forth in the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Parent and Merger Sub to the Company (the “Parent Disclosure Schedule”):

Section 5.01. Corporate Existence and Power. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of Texas and has all limited liability company powers required to carry on its business as now conducted. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers required to carry on its business as now conducted. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Sub was incorporated solely for the purpose of consummating the transactions contemplated by this Agreement. All of the outstanding shares of capital stock of Merger Sub have been validly issued, are fully paid and non-assessable and are owned by Parent as of the date of this Agreement, and at the Effective Time will be owned by Parent or an Affiliate of Parent, free and clear of all Liens.

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Section 5.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the limited liability company powers of Parent and the corporate powers of Merger Sub and have been duly authorized by all necessary limited liability company action on the part of Parent and corporate action on the part of Merger Sub and no vote of the members of Parent or stockholders of Merger Sub is necessary to authorize the execution, delivery or performance of this Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each in accordance with its terms (except insofar as such enforceability may be limited by the Enforceability Exceptions). Each of Parent and Merger Sub is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no Permit or other action by or in respect of, or filing by Parent or Merger Sub with, any Governmental Authority, other than (a) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, and (c) any Permits or other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.04. Non-Contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of Parent or Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.05. Disclosure Documents. The information supplied by Parent for inclusion in the Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to the stockholders of the Company or at the time of the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.06. Litigation. As of the date hereof, there is no action, suit or proceeding pending against or, to the Knowledge of Parent, threatened in writing against, Parent or any of its Subsidiaries before (or, in the case of threatened actions, suits or proceedings, that would be before) or by any Governmental Authority, or any order, injunction, judgment, decree or ruling of any Governmental Authority outstanding against Parent or any of its Subsidiaries, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.07. Sufficient Funds. As of the date of this Agreement and when required pursuant to this Agreement, Parent has and will have the cash necessary to pay the amounts required to be paid by Parent pursuant to this Agreement, and as of the date of this Agreement and as of the Closing, Parent will have, and will cause Merger Sub to have, the cash necessary to consummate the Merger. The obligations of Parent and Merger Sub hereunder are not subject to any condition with respect to Parent’s or Merger Sub’s ability to obtain financing for the Merger.

Section 5.08. Finders’ Fees. There is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Merger Sub who might be entitled to any fee or commission from the Company or any of its Affiliates payable by the Company prior to the Closing in connection with the transactions contemplated by this Agreement.

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Section 5.09. Knowledge of Parent. As of the date hereof, Parent has no Knowledge of any facts or circumstances which would cause the representations and warranties of the Company as set forth in Article 4 to fail to be true and correct in all material respects, or which would otherwise reasonably be expected to impede or delay the consummation of the transactions contemplated hereby.

Section 5.10. Ownership of Common Stock. None of Parent or its Subsidiaries or Affiliates (a) beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Company Securities or Company Subsidiary Securities or (b) has any rights to acquire, directly or indirectly, any Company Securities or Company Subsidiary Securities except pursuant to this Agreement. None of Parent or Merger Sub, or any of their respective “affiliates” or “associates” is, or at any time during the last three (3) years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL.

Section 5.11. Certain Arrangements. There are no contracts or other legally binding commitments between Parent or Merger Sub, on the one hand, and any member of the Company’s management or the Board of Directors or any beneficial owner of Company Common Stock, on the other hand, (a) in effect on the date of this Agreement relating in any way to the equity or capital of the Company or any of its Subsidiaries, the transactions contemplated by this Agreement or the management of the Surviving Corporation after the Effective Time (nor will any such contract be entered into after the date of this Agreement with any member of the Company’s management or the Board of Directors without approval of the Board of Directors (or a committee thereof)), or (b) pursuant to which any stockholder of the Company would be entitled to receive consideration in respect of its shares of Company Common Stock of a different amount than the Merger Consideration or any voting or similar agreement with any such stockholder with respect to its shares of Company Common Stock pursuant to which such stockholder agrees to vote in favor of this Agreement and the transactions contemplated by this Agreement or agrees to vote against or otherwise oppose any Acquisition Proposal.

Section 5.12. No Other Representations and Warranties. Except for the representations and warranties contained in this Article 5 or in any certificate delivered in connection with this Agreement, none of Parent, Merger Sub or any of their respective Affiliates, nor any of their respective directors, officers, employees, stockholders, partners, members or representatives or any other Person has made, or is making, any representation or warranty whatsoever to the Company or any of its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company or any of its Affiliates or Representatives. Except for the representations and warranties set forth in Article 4 or in any certificate delivered in connection with this Agreement, each of Parent and Merger Sub acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Parent or Merger Sub, or any of their respective Representatives or Affiliates, and each of Parent and Merger Sub hereby disclaims reliance on any such other representation or warranty (including as to the accuracy or completeness of any information provided by the Company to Parent or Merger Sub), whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to Parent or Merger Sub, or any of their Representatives or Affiliates, of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing. Except for the representations and warranties set forth in Article 4 or in any certificate delivered in connection with this Agreement, each of Parent and Merger Sub also acknowledges and agrees that the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective Representatives or Affiliates.

Article 6.
COVENANTS OF THE COMPANY

The Company agrees that:

Section 6.01. Conduct of the Company. Except (w) as consented to in writing in advance by Parent pursuant to Section 11.01(b) (which consent shall not be unreasonably withheld, conditioned or delayed), (x) as expressly required by this Agreement, (y) as set forth in Section 6.01 of the Company Disclosure Schedule or (z) as required by Applicable Law including the rules and regulations of the NYSE American, the Company (a) shall, and shall cause each of its Subsidiaries to (i) use reasonable best efforts to conduct its business in the ordinary course and (ii) use reasonable best efforts to (A) preserve intact its present business organization in all material respects, (B) keep

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available the services of its directors, officers and key service providers (including employees and contractors), and (C) maintain satisfactory relationships with its customers, suppliers, landlords, Governmental Authorities and others having material business relationships with it (provided that in the case of this clause (a), no action with respect to the matters specifically permitted by any subclause of the following clause (b) shall constitute a breach of clause (a) unless any such action would constitute a breach of such subclause of the following clause (b)) and (b) shall not, and shall not permit any of its Subsidiaries to:

(i)          amend or modify its certificate of incorporation, bylaws or other similar organizational documents;

(ii)         (A) split, combine or reclassify any shares of its capital stock, (B) declare, accrue, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for (1) regular quarterly cash dividends paid by the Company on Company Common Stock in an amount not to exceed $0.24 per share with usual record and payment dates and consistent with the Company’s past dividend policy, and (2) dividends or other such distributions by any of its wholly owned Subsidiaries to the Company or to another wholly owned subsidiary of the Company or (C) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities, except for the acquisition of or repurchase of Company Common Stock required or permitted by the terms of any award agreements under the Company Stock Plans in order to effectuate a vesting, net exercise or net settlement of Company Restricted Stock, as applicable, in each case in accordance with their terms as in effect on the date of this Agreement;

(iii)        (A) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (1) any shares of Company Common Stock in accordance with the terms of any award agreements under the Company Stock Plans upon the vesting or satisfaction of service or performance conditions applicable to Company Restricted Stock that are outstanding on the date of this Agreement, and (2) any Company Subsidiary Securities to the Company or any other wholly owned Subsidiary of the Company or (B) amend any term of any Company Security or any Company Subsidiary Security;

(iv)        adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, merger, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(v)         acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses having a value in excess of $100,000 individually or $250,000 in the aggregate, other than the acquisition of inventory, supplies or materials in the ordinary course;

(vi)        sell, lease, license or otherwise transfer, abandon, dispose of or create a Lien (other than Permitted Liens) on any of its assets, securities, properties, interests or businesses having a value in excess of $100,000 individually or $250,000 in the aggregate, other than sales of inventory for fair consideration in the ordinary course;

(vii)       other than in connection with actions permitted by Section 6.01(b)(iii), make any loans, advances or capital contributions to, or investments in, any other Person having a value in excess of $100,000 individually or $250,000 in the aggregate (except as set forth on Section 6.01(b)(vii) of the Company Disclosure Schedule);

(viii)      (A) enter into any collective bargaining agreement or other contract with a union, works council, labor organization, or other employee representative (each a “Labor Agreement”), or (B) recognize or certify any labor union, labor organization, works council, other employee representative or group of employees as the bargaining representative for any employees of the Company or any of its Subsidiaries;

(ix)        implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate the WARN Act;

(x)         waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former Company Service Provider;

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(xi)        (A) incur any indebtedness for borrowed money or guarantees thereof in excess of $100,000 in the aggregate, other than (x) borrowings under the Credit Agreement in the ordinary course for settlement in the Company’s marketing business in the ordinary course, so long as any such borrowings are repaid within ten (10) Business Days, and (y) guarantees by the Company on behalf of its wholly owned Subsidiaries in the ordinary course of business; or (B) amend, supplement or otherwise modify the Credit Agreement in any manner that would impede the ability of Parent to effectuate the payoff or release of the Credit Agreement or otherwise prepay borrowings and terminate commitments thereunder at the Closing.

(xii)       engage in any sale-leaseback or similar transaction with respect to the Owned Real Property;

(xiii)      amend in any material respect or waive any of its material rights under any Material Contract, or enter into any contract that would, if entered into prior to the date hereof, constitute a Material Contract (except (1) for entry into Material Contracts relating to matters specifically permitted by any other subclause of this Section 6.01(b) and (2) as set forth on Section 6.01(b)(xiii) of the Company Disclosure Schedule);

(xiv)      settle any litigation, arbitration or other Action involving or against the Company or any of its Subsidiaries, other than settlements or waivers that (1) involve only cash payments by the Company or any of its Subsidiaries not in excess of $100,000 individually or $250,000 in the aggregate (after taking into account insurance coverage maintained by the Company or its Subsidiaries that will cover such settlement, release or compromise) and (2) do not involve any injunctive relief against the Company or any of its Subsidiaries, admission of guilt or wrongdoing or other restrictions on business activities that could be expected to limit the Company or any of its Subsidiaries in the conduct of their business in any respect;

(xv)       except for non-exclusive licenses granted in the ordinary course of business, sell, lease, license, sublicense, modify, terminate, abandon or permit to lapse, transfer or dispose of create or incur any Lien (other than a Permitted Lien) on, or otherwise fail to take any action necessary to maintain, enforce or protect any Intellectual Property or Personal Data;

(xvi)      abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any material Permits of the Company and its Subsidiaries in a manner adverse to the business of the Company and its Subsidiaries;

(xvii)     cancel, materially reduce, terminate or fail to maintain in effect without replacing material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses;

(xviii)    except as required under the terms of any Company Plan or any Labor Agreement in effect on the date hereof, (A) increase the compensation or benefits to be paid or provided to any former Company Service Provider, (B) increase the compensation or benefits to be paid or provided to any current Company Service Provider; provided that the compensation or benefits paid or provided to any Company Service Provider (other than the Company Service Providers set forth on Section 6.01(b)(xviii)(B) of the Company Disclosure Schedule) may be increased up to such Company Service Provider’s Maximum Increase, (C) grant or award any bonus or incentive compensation to any Company Service Provider or former Company Service Provider, (D) enter into, establish, adopt, terminate, modify or amend any Company Plan, (E) take any action for the purpose of accelerating any payment, vesting, or funding of any compensation or benefits, payable, or to become payable, to any Company Service Provider or former Company Service Provider, (F) hire, engage or terminate (other than for cause) any Company Service Provider (or any individual who would become a Company Service Provider) with annual compensation in excess of $125,000 or (G) commence an obligation of the Company or any of its Subsidiaries to contribute to a Multiemployer Plan or a Multiple Employer Plan;

(xix)      change the Company’s fiscal year or change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;

(xx)       make, change or revoke any material Tax election, make any material change in its method of Tax accounting, settle or compromise any material Tax claim, audit or assessment, file an amended Tax Return, surrender any right to claim a material refund of Taxes, enter into any closing agreement with any

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Taxing Authority regarding any material Tax, request or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment in respect of material Taxes (other than pursuant to customary extensions of the due date to file a Tax Return obtained in the ordinary course of business) or apply for any private letter ruling or similar guidance from any Taxing Authority;

(xxi)      enter into any new commitments to make, or make, any capital expenditures, or acquisitions of real or personal property, other than amounts of which that are not in the aggregate in excess of 110% of the amounts estimated for the applicable period calculated using the budget for the Company set forth in Section 6.01(b)(xxi) of the Company Disclosure Schedule;

(xxii)     enter into any new commitments to make, or make, any capital expenditures in connection with the remediation of any Hazardous Material or similar corrective actions that would reasonably be expected to be required by Environmental Laws to address releases of Hazardous Material or violations of Environmental Laws, in each case that individually or in the aggregate are in excess of $25,000, without providing Parent notice of such event promptly (and in any event within two (2) calendar days of such event);

(xxiii)    engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC, in each case, that would be required to be disclosed pursuant to Item 404;

(xxiv)    enter into any new line of business outside of the Company’s and its Subsidiaries’ existing businesses on the date of this Agreement other than any line of business that is reasonably ancillary to and a reasonably foreseeable extension of an existing line of business, or change its material operating policies in any material respects; or

(xxv)     agree or commit to do any of the foregoing.

Section 6.02. Company Stockholder Meeting. The Company shall (a) as soon as reasonably practicable following the date on which the SEC staff advises that it has no further comments on the Proxy Statement or that the Company may commence mailing the Proxy Statement, in accordance with the certificate of incorporation and bylaws of the Company and Applicable Law duly call and give notice of, and commence mailing of the Proxy Statement to the holders of Company Common Stock as of the record date established for, a meeting of holders of the shares of Company Common Stock (the “Company Stockholder Meeting”) to consider and vote upon the adoption of this Agreement and (b) as soon as reasonably practicable following the commencement of the mailing of the Proxy Statement pursuant to the foregoing clause (a), convene and hold the Company Stockholder Meeting, provided that the Company may (and, on no more than two occasions, if requested by Parent, shall) adjourn or postpone the Company Stockholder Meeting to a later date with Parent’s consent or to the extent the Company believes in good faith that such adjournment or postponement is reasonably necessary (i) to ensure that any required supplement or amendment to the Proxy Statement (which the Board of Directors has determined in good faith (after consultation with its outside legal counsel) is necessary under Applicable Law) is provided to the holders of shares of Company Common Stock within a reasonable amount of time in advance of the Company Stockholder Meeting, (ii) to allow reasonable additional time to solicit additional proxies necessary to obtain the Company Stockholder Approval, (iii) to ensure that there are sufficient shares of Company Common Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting or (iv) otherwise where required to comply with Applicable Law; provided, that in no event (A) shall the Company Stockholder Meeting be adjourned or postponed beyond the date that is five (5) Business Days prior to the End Date or (B) once it is fixed by the Board of Directors, shall the record date for the Company Stockholder Meeting change (whether or not in connection with such adjournment or postponement), without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). Subject to Section 6.04, (A) the Board of Directors shall recommend that the holders of the shares of Company Common Stock approve and adopt this Agreement, (B) the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval and (C) the Company shall otherwise comply in all material respects with all legal requirements applicable to the Company Stockholder Meeting. The record date of the Company Stockholder Meeting and the date of the Company Stockholder Meeting shall be selected by the Company after reasonable consultation with Parent. The Company shall advise Parent on a daily basis during each of the last five (5) Business Days prior to the date of the Company Stockholder Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval.

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Section 6.03. Access to Information.

(a)         From the date hereof until the Effective Time, subject to Applicable Law, the Company shall (i) give Parent and its Representatives, upon reasonable notice, reasonable access during normal business hours to the offices, personnel (including its officers), facilities, properties, contracts, books and records of the Company and its Subsidiaries, (ii) furnish to Parent and its Representatives such financial and operating data and other information reasonably requested and (iii) instruct its Representatives to cooperate reasonably with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 6.03 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Nothing in this Section 6.03 shall require the Company to provide any access, or to disclose any information (A) if providing such access or disclosing such information would violate any Applicable Law (including privacy laws) or binding agreement entered into prior to the date of this Agreement, (B) if the Company or its Subsidiaries do not have the right or ability to reasonably access the property or information requested or (C) protected by attorney-client privilege or other legal privilege to the extent such privilege cannot be protected by the Company through exercise of its reasonable efforts. Notwithstanding anything to the contrary, neither Parent nor its Representatives may conduct nor be provided access to any offices, facilities or properties owned, operated or used by the Company or its Subsidiaries to conduct any invasive testing or sampling of any building materials, indoor or outdoor air, water, soil, sediments or other environmental media, without the Company’s consent, not to be unreasonably withheld.

(b)         All information exchanged pursuant to Section 6.03(a) shall be subject to the Confidentiality Agreement.

Section 6.04. No Solicitation; Other Offers.

(a)         No-Shop. Subject to the remainder of this Section 6.04, from the execution of this Agreement until receipt of the Company Stockholder Approval, the Company shall not and shall cause its Subsidiaries and each of its or their respective directors and officers and shall direct each of its or their financial advisors and shall use reasonable best efforts to cause each of its and their other Representatives not to directly or indirectly (i) solicit or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (ii) initiate, solicit, facilitate, participate in, or enter into any discussions or negotiations with, furnish any nonpublic information relating to the Company or any of its Subsidiaries or grant or afford access to the business, properties, assets, personnel, books or records of the Company or any of its Subsidiaries to, or otherwise knowingly cooperate with, any Third Party, in each case relating to an Acquisition Proposal or any inquiry, proposal or request that would reasonably be expected to lead to an Acquisition Proposal, (iii) (A) permit or fail to make, withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify the Company Recommendation (or recommend an Acquisition Proposal) (B) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, or otherwise declare advisable, any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal, (C) fail to publicly recommend against any publicly disclosed Acquisition Proposal (other than a tender offer or exchange offer) within ten (10) Business Days after Parent so requests in writing, (D) fail to publicly recommend against any Acquisition Proposal structured as a tender offer or exchange offer within ten (10) Business Days after the commencement thereof or take any public position in connection with a tender or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication by the Board of Directors, or (E) fail to include the recommendation of the Board of Directors in favor of approval and adoption of this Agreement and the Merger in the Proxy Statement (any action described in this clause (iii), an “Adverse Recommendation Change”), (iv) grant any waiver or amendment or release under any standstill or confidentiality agreement; provided that the foregoing clause (iv) shall not prohibit the Company or any of its Subsidiaries from amending, modifying or granting any waiver or release under any standstill, confidentiality or similar agreement of the Company or any of its Subsidiaries to the extent necessary to permit the applicable Person to make, on a confidential basis to the Board of Directors, an Acquisition Proposal, in each case, solely to the extent the Board of Directors determines, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties, (v) allow, authorize or cause the Company or any of its Subsidiaries to enter into any agreement in principle, letter of intent, memorandum of understanding, acquisition agreement or other contract providing for or relating to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, agreement or contract, an “Alternative Acquisition Agreement”) or announce the intention to do so or (vi) resolve or agree to do any of the foregoing.

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(b)         Exceptions. Notwithstanding anything contained in this Agreement to the contrary, but subject to compliance with the other provisions of this Section 6.04, at any time prior to receipt of the Company Stockholder Approval:

(i)          in the event the Company receives a bona fide unsolicited Acquisition Proposal from a Third Party that did not result from a breach of Section 6.04(a), if the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that (A) such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (B) failure to engage in negotiations or discussions with such Third Party would be inconsistent with its fiduciary duties, then the Company may (1) engage in negotiations or discussions with such Third Party and its Representatives and (2) furnish to such Third Party or its Representatives nonpublic information relating to the Company or any of its Subsidiaries and afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries pursuant to a confidentiality agreement no less favorable in any material respect to the Company than the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”); provided that, to the extent that any nonpublic information relating to the Company or its Subsidiaries is provided to any such Third Party or any such Third Party is given access which was not previously provided to or made available to Parent, such nonpublic information or access is provided or made available to Parent promptly after (and in any event within 24 hours of) its being shared with such Third Party; and

(ii)         subject to compliance with Section 6.04(d), the Board of Directors may, (A) in response to the receipt of a bona fide unsolicited written Acquisition Proposal from a Third Party which did not result from a breach of Section 6.04(a) and that the Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Proposal, make an Adverse Recommendation Change or terminate this Agreement pursuant to and in accordance with Section 10.01(d)(i) in order to enter into an Alternative Acquisition Agreement relating to a Superior Proposal, or (B) in response to an Intervening Event, make an Adverse Recommendation Change of the type described in clause (A) or (E) of the definition thereof, if and only if, in each case, the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties.

In addition, nothing contained herein shall prevent the Company or the Board of Directors (or any committee thereof), after consultation with its outside legal counsel, from (A) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal (provided that neither the Company nor the Board of Directors may recommend any Acquisition Proposal unless permitted by this Section 6.04(b)), (B) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act, or (C) contacting and engaging in discussions with any Person or group who has made an offer with respect to an Acquisition Proposal that was not solicited in breach of Section 6.04(a) for the sole purpose of clarifying and understanding the terms of such offer.

(c)         Required Notices. From and after the date hereof and prior to obtaining the Company Stockholder Approval, the Company shall notify Parent promptly (and in any event within twenty-four (24) hours) after receipt by the Company of any Acquisition Proposal or indication by any Person that it is considering making an Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the business, properties, personnel, assets, books or records of the Company or any of its Subsidiaries by any Third Party, in each case, that could reasonably be expected to make, or has made, an Acquisition Proposal (which notice shall include the identity of the Third Party making such Acquisition Proposal and unredacted copies of the Acquisition Proposal and all related documents (including all financing commitments and other documents relating to the financing), and if such Acquisition Proposal or any portion thereof was not provided in writing, a summary of the material terms and conditions thereof) and keep Parent reasonably informed, on a prompt basis, of the status and material terms and conditions of any Acquisition Proposal and any developments which are not immaterial related thereto and the status of any discussions or negotiations, including promptly (but in no event later than twenty-four (24) hours after receipt) providing Parent summaries of all oral communications between the Company and unredacted copies of all material correspondence and written materials (including any amendments or modifications thereto) sent or provided to or by the Company or any of its Subsidiaries or any of their respective Representatives in connection therewith. The Company agrees that the Company and its Subsidiaries will not enter into any Acceptable Confidentiality Agreement with any Person subsequent to the date hereof that prohibits the Company from providing information to Parent as required by this Section 6.04.

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(d)         Last Look. Neither the Board of Directors nor the Company shall take any of the actions referred to in Section 6.04(b)(ii) unless (i) the Company shall have notified Parent, in writing and at least four (4) Business Days prior to taking such action, of its intention to take such action, specifying, in reasonable detail, the reasons for the Adverse Recommendation Change, and attaching unredacted copies of all proposed agreements for the Superior Proposal or a reasonably detailed description of the Intervening Event, as applicable (such written notice, a “Notice of Recommendation Change”), (ii) Parent shall not have made, within four (4) Business Days after receipt of such written notification (such period, the “Notice Period”), an offer that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, obviates the need to effect the Adverse Recommendation Change, or is at least as favorable from a financial point of view to the Company’s stockholders, taking into consideration the identity of the counterparty, the expected timing, conditionality and likelihood of consummation of the contemplated transactions, any legal, financial and regulatory aspects, and such other factors determined by the Board of Directors to be relevant, in the case of any such Superior Proposal, as applicable, (iii) during the Notice Period, the Company and its Representatives shall have negotiated with Parent and its Representatives in good faith to make such adjustments to the terms and conditions of this Agreement so that either such Acquisition Proposal would cease to constitute a Superior Proposal or the failure to make an Adverse Recommendation Change in response to such Intervening Event would no longer be inconsistent with the fiduciary duties of the Board of Directors under Applicable Law, as applicable, and (iv) in determining whether to make such Adverse Recommendation Change in response to such Intervening Event or Superior Proposal or terminate this Agreement in connection with such Superior Proposal, as applicable, the Board of Directors shall have taken into account any changes to the terms of this Agreement proposed by Parent in response to any Notice of Recommendation Change during the Notice Period (as may be extended); provided, further, that any material revision to any Acquisition Proposal (it being understood that any change to the financial terms or form of consideration (or material terms relating to conditionality, termination and termination fees, regulatory efforts or financing) shall be deemed a material revision) shall require a new written notice to be provided in accordance with clause (i) and the Company shall be required to comply again with the requirements of this Section 6.04(d); provided, further, that the new Notice Period shall be two (2) Business Days.

(e)         Obligation to Terminate Discussions. Subject to the remainder of this Section 6.04, (i) the Company shall, and shall cause any of its Subsidiaries and its and their respective Representatives to cease immediately and cause to be terminated (i) any and all existing activities, discussions, negotiations or solicitations of the foregoing, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal and (ii) the Company shall promptly (and in any event within one (1) Business Day after the date hereof) terminate any data room access of such Third Party or any of its Representatives and request in writing that each Third Party that has executed a confidentiality or similar agreement in connection with any transaction or proposal involving the Company that could reasonably be expected to lead to an Acquisition Proposal or that relates to a potential Acquisition Proposal promptly return to the Company or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives. If at any time the Company provides any non-public information to a Third Party, in compliance with Section 6.04(b) and the Board of Directors subsequently determines that the Acquisition Proposal made by such Third Party is not, or would not reasonably be expected to lead to, a Superior Proposal, then the Company shall promptly (and in any event within two (2) Business Days after the date thereof) terminate any data room access of such Third Party or any of its Representatives and request in writing that each Third Party promptly return to the Company or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives.

(f)          Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i)          “Superior Proposal” means a bona fide unsolicited written Acquisition Proposal (but substituting “50%” for all references to “20%” in the definition of such term) on terms that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that are (A) more favorable from a financial point of view to the Company’s stockholders (in their capacity as such) than the Merger (taking into account any changes to the terms of this Agreement proposed by Parent to the Company in response to such Acquisition Proposal) and (B) reasonably capable of being completed on the terms proposed, in each case, taking into consideration (1) the identity of the counterparty, (2) the expected

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timing, conditionality and likelihood of consummation of the contemplated transaction(s), (3) any legal, financial, financing and regulatory aspects of such Acquisition Proposal that are determined by the Board of Directors in good faith to be relevant and (4) any other factors determined by the Board of Directors in good faith to be relevant.

(ii)         “Intervening Event” means any material event, fact, circumstance, development or occurrence (other than any event, fact, circumstance, development or occurrence primarily resulting from a breach of this Agreement by the Company) that was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, to the Board of Directors as of the date of this Agreement and does not relate to (A) an Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (B) any changes after the date hereof in the market price or trading volume of Company Common Stock (it being understood that the underlying cause of any of such changes may be considered and taken into account) or (C) the fact, in and of itself, that the Company exceeds any internal or published projections, estimates or expectation of the Company’s revenue, earnings or other financial performance or results of operations for any period (it being understood that the underlying cause of any such events may be considered and taken into account), and in any case, which event or circumstance becomes known to or by the Board of Directors prior to receipt of the Company Stockholder Approval.

(g)         Any breach of this Section 6.04 by any director, officer or Representative of the Company or any of its Subsidiaries will be deemed to be a breach of this Agreement by the Company.

Section 6.05. Stock Exchange Delisting. Prior to the Effective Time, the Company shall reasonably cooperate with Parent and use its reasonable best efforts to take all actions reasonably necessary, proper or advisable on its part under Applicable Laws and the rules and policies of the NYSE American to enable the delisting of Company Common Stock from the NYSE American and the deregistration of Company Common Stock under the 1934 Act as promptly as practicable after the Effective Time.

Section 6.06. Payoff Letter and Bosard Termination. The Company shall deliver to Parent, at least three (3) Business Days prior to the Closing, a customary payoff letter, in form and substance reasonably satisfactory to Parent, from the agent under the Credit Agreement relating to the repayment in full of all obligations thereunder, the termination of the Credit Agreement and all commitments in connection therewith and the release of all Liens securing the obligations thereunder. Prior to the Closing, the Company shall enter into customary termination and release agreements, in form and substance reasonably satisfactory to Parent, with respect to the Bosard Grant Agreements and the GulfStar Engagement Letter.

Section 6.07. Termination of Related Party Contracts. The Company and its Subsidiaries shall take actions necessary to (a) terminate with no continuing obligations or liabilities all Related Party Contracts other than the Related Party Contracts set forth on Section 6.07 of the Company Disclosure Schedule, and (b) cause any and all obligations and liabilities thereunder to be extinguished or paid at or prior to the Closing, without any payment by or obligation or liability of Parent (including the Company and any of its Subsidiaries) after the Closing.

Section 6.08. Termination of Company 401(k) Plan. If requested by Parent in writing delivered to the Company not less than ten (10) Business Days before the Closing Date, the Board of Directors (or the appropriate committee thereof) shall adopt resolutions and take such corporate action as is necessary or appropriate to terminate any 401(k) plan sponsored or maintained by the Company (the “Company 401(k) Plan”), effective as of the day immediately prior to the Closing Date and contingent upon the occurrence of the Effective Time. If Parent requests that the Company 401(k) Plan be terminated, (i) the Company shall provide Parent with evidence that such plan has been terminated, contingent upon the occurrence of the Effective Time (the form and substance of which shall be subject to reasonable review and comment by Parent), not later than two (2) days immediately preceding the Closing Date and (ii) the Continuing Employees shall be eligible to participate, effective as of the Effective Time (or as soon as reasonably administratively practicable thereafter), in a 401(k) plan sponsored or maintained by Parent or one of its Affiliates (a “Parent 401(k) Plan”). The Company and Parent shall use reasonable best efforts to take any and all actions as may be required, including amendments to the Company 401(k) Plan and/or the Parent 401(k) Plan, to permit the continuing employees of Company and its Subsidiaries who are then actively employed to make rollover contributions to the Parent 401(k) Plan of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in the form of cash or notes (in the case of loans) in an amount equal to the full account balance distributed to such employee from the Company 401(k) Plan.

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Article 7.
COVENANTS OF PARENT

Parent agrees that:

Section 7.01. Conduct of Parent. Parent shall not, and shall cause its Subsidiaries not to, from the date of this Agreement to the Effective Time, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement, including the financing thereof, provided, however, that this Section 7.01 shall not apply to the matters covered by Section 8.01, which shall be exclusively governed by Section 8.01.

Section 7.02. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 7.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

(a)         For six (6) years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to indemnify and hold harmless the present and former directors, officers and employees of the Company and its Subsidiaries and any individuals serving in such capacity at or with respect to other Persons at the Company’s or its Subsidiaries’ request (each, an “Indemnified Person”) from and against any losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in respect of the Indemnified Person’s having served in such capacity prior to the Effective Time to the fullest extent permitted by Delaware Law or any other Applicable Law, in all cases, to the extent provided under the Company’s certificate of incorporation and bylaws in effect on the date hereof. If any Indemnified Person is made party to any claim, action, suit, proceeding or investigation arising out of or relating to matters that would be indemnifiable pursuant to the immediately preceding sentence, Parent shall, and shall cause the Company to, advance reasonable fees, costs and expenses (including reasonable attorneys’ fees and disbursements) as incurred by such Indemnified Person in connection with and prior to the final disposition of such claim, action, suit, proceeding or investigation, to the extent provided under the Company’s certificate of incorporation and bylaws in effect on the date hereof.

(b)         For six (6) years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of directors, officers and employees and advancement of fees, costs and expenses that are no less advantageous (in the aggregate) to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

(c)         Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), which D&O Insurance shall (i) be for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time; (ii) be from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance and (iii) have terms, conditions, retentions and limits of liability that are no less favorable (in the aggregate) than the coverage provided under the Company’s existing policies (that are made available to Parent) with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against an Indemnified Person by reason of his or her having served in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company or the Surviving Corporation for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the Effective Time, the D&O Insurance in place as of the date hereof (pursuant to policies made available to Parent) with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable (in the aggregate) than the coverage provided under the Company’s

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existing policies as of the date hereof (that are made available to Parent), or the Surviving Corporation shall purchase from the Company’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six (6)-year period with terms, conditions, retentions and limits of liability that are no less favorable (in the aggregate) than as provided in the Company’s existing policies as of the date hereof (that are made available to Parent). Notwithstanding the foregoing sentences of this paragraph, in no event shall Parent or the Surviving Corporation be required to (and the Company shall not be permitted to) expend for such policies pursuant to this paragraph an aggregate amount of premiums (or in the event the Company or the Surviving Corporation for any reason fails to obtain a “tail” insurance policy, an annual amount of premiums) in excess of 300% of the premium that the Company paid in its last full fiscal year of coverage, which amount is set forth in Section 7.03(c) of the Company Disclosure Schedule; provided that if the aggregate amount of premiums of such insurance coverage exceeds such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

(d)         If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made for the successors and assigns of Parent or the Surviving Corporation, as the case may be, to assume the obligations set forth in this Section 7.03.

(e)         The rights of each Indemnified Person under this Section 7.03 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under Delaware Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries (that has been made available to Parent). These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

Section 7.04. Employee Matters.

(a)         For a period of twelve (12) months following the Closing Date (or until the date of termination of employment of the relevant Continuing Employee, if sooner), Parent shall cause the Surviving Corporation and its Subsidiaries to provide to each employee who is employed by the Company or its Subsidiaries as of immediately prior to the Closing (including any individual who is not actively working on the Closing Date as a result of an approved leave of absence) and who remains in the employ of Parent, the Surviving Corporation or any of its Subsidiaries immediately after the Closing (each such individual, a “Continuing Employee”) (i) base salary or wages and target cash bonus opportunity, in each case, that is no less favorable than the base salary or wages and target cash bonus opportunity as provided to similarly situated employees of Parent as of immediately prior to the Effective Time and (ii) employee benefits (excluding, in each case and for the avoidance of doubt, defined benefit pension benefits, retiree or post-termination health or welfare benefits, nonqualified deferred compensation, severance, retention, change in control compensation, long-term bonus or incentive, or equity or equity-based plans or arrangements (collectively, “Excluded Benefits”)) that are substantially comparable in the aggregate to the employee benefits (other than Excluded Benefits) provided to similarly situated employees of Parent as of immediately prior to the Effective Time.

(b)         Parent shall, and shall cause its Affiliates (including the Surviving Corporation and its Subsidiaries) to, cause any employee benefit plans (other than those providing for Excluded Benefits) established, maintained or contributed to by Parent or any of its Affiliates that cover any of the Continuing Employees following the Closing (collectively, the “Parent Plans”) to recognize the pre-Closing service of Continuing Employees with the Company for purposes of vesting, eligibility to participate and future vacation benefit accrual to the same extent and for the same purpose that such Continuing Employee was entitled to credit for such service under the analogous Company Plan immediately prior to the Effective Time, except to the extent such service credit would result in a duplication of benefits or compensation for the same period. For the year that includes the Closing Date, Parent shall, and shall cause its Affiliates (including the Surviving Corporation and its Subsidiaries) to, use reasonable best efforts to: (i) waive any pre-existing condition limitations or exclusions, actively-at-work requirements and waiting periods under any Parent Plan that is a group welfare plan for participating Continuing Employees to the extent waived or satisfied by the applicable Continuing Employee under the analogous Company Plan immediately prior to the Effective Time and (ii) provide credit to each participating Continuing Employee under such Parent Plan for amounts paid by the Continuing Employee prior to the Closing during the year in which the Closing occurs under any analogous Company Plan during the same period for purposes of applying deductibles, co-payments, offsets and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of such Parent Plan.

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(c)         If (x) the Closing occurs before March 15, 2025, with respect to each Company Plan that is an annual cash incentive compensation plan or arrangement set forth on Section 7.04(c) of the Company Disclosure Schedule (each, an “Annual Bonus Plan”) for the fiscal year ending December 31, 2024, or (y) the Closing occurs after the applicable fiscal period with respect to each Company Plan that is a quarterly cash incentive compensation plan or arrangement set forth on Section 7.04(c) of the Company Disclosure Schedule (each, a “Quarterly Bonus Plan”), to the extent that the bonuses have been earned under an Annual Bonus Plan or Quarterly Bonus Plan, as applicable (as determined in good faith and consistent with the Company’s or its applicable Subsidiary’s past practice) but have not been paid prior to Closing, Parent shall pay, or shall cause its Affiliates (including the Surviving Corporation and any of its respective Subsidiaries) to pay, such earned bonuses following Closing, which amounts shall be paid at substantially the same time as the applicable bonuses have historically been paid by the Company or its applicable Subsidiaries (but in no event later than the 15th day of the 3rd month following the end of such fiscal year in the case of an Annual Bonus Plan); provided that notwithstanding the foregoing, Parent shall not be required to pay or cause payment to any Continuing Employee pursuant to this Section 7.04(c) unless such Continuing Employee either (i) remains in the employ of Parent, the Surviving Corporation or any of their respective Subsidiaries as of the date of payment of such bonus amount or (ii) is no longer in the employ of Parent, the Surviving Corporation or any of their respective Subsidiaries because such Continuing Employee was terminated without Cause (as defined in the Company’s Amended and Restated 2018 Long-Term Incentive Plan).

(d)         Parent shall cause the Surviving Corporation and its Subsidiaries to continue to credit under any applicable Parent Plans each Continuing Employee for all vacation and personal holiday pay that such Continuing Employee is entitled to use but has not used as of the Closing.

(e)         Parent hereby acknowledges and agrees that a “change in control” (or similar phrase) within the meaning of the Company Plans will occur as of the Effective Time.

(f)          Without limiting the generality of Section 11.06, the provisions of this Section 7.04 are solely for the benefit of the parties to this Agreement, and no Company Service Provider or any other Person shall be regarded for any purpose as a third-party beneficiary of this Section 7.04. Nothing herein shall (i) be deemed to establish, amend or modify any Company Plan or any other benefit plan, program, policy, agreement or arrangement, (ii) prohibit or limit the ability of Parent or any of its Affiliates (including, following the Closing, the Surviving Corporation and its Subsidiaries) to amend, modify or terminate any benefit or compensation plan, program, policy, agreement or arrangement at any time maintained or sponsored by Parent, Merger Sub, the Company or any of their respective Affiliates or (iii) create or confer any right of employment, engagement or service or continued employment, engagement or service or any particular term or condition of employment, engagement or service for any Continuing Employee or any other Person.

Section 7.05. Voting of Shares. Parent shall vote all shares of Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting.

Article 8.
COVENANTS OF PARENT AND THE COMPANY

The parties hereto agree that:

Section 8.01. Regulatory Undertakings; Reasonable Best Efforts. Subject to the terms and conditions of this Agreement (including, for the avoidance of doubt, any actions taken by the Company permitted by Section 6.02 or Section 6.04), the Company and Parent shall use reasonable best efforts to take, or cause to be taken (including by causing their Subsidiaries to take), all actions (including instituting or defending any action, suit or proceeding), and do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement as expeditiously as possible (and in any event prior to the End Date), including (i) preparing and filing as promptly as practicable with any Governmental Authority all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, transfers and applications and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement as expeditiously as possible (and in any event prior to the End Date); provided, however, that neither the Company, Parent nor their respective Subsidiaries shall commit to the payment of any fee, penalty or other consideration or make any other concession, waiver or amendment under any contract in connection with obtaining any consent without the prior written consent of Parent (with respect to actions taken by Parent and its Subsidiaries) or the Company (with respect to actions taken by the Company and its Subsidiaries).

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Section 8.02. Certain Filings. As promptly as reasonably practicable after the date of this Agreement and, with respect to clause (a) below, no later than forty (40) days following the date of this Agreement, the Company shall (a) prepare and file the Proxy Statement with the SEC in preliminary form as required by the 1934 Act and (b) in consultation with Parent, the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Company Stockholder Meeting to be set so that the Company Stockholder Meeting can be held promptly following the effectiveness of the Proxy Statement. The Company shall use reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof. The Company shall obtain and furnish the information required to be included in the Proxy Statement, shall provide Parent and Merger Sub with any comments that may be received from the SEC or its staff with respect thereto, shall respond as promptly as practicable to any such comments made by the SEC or its staff with respect to the Proxy Statement, shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement and any responses to comments made by the SEC or its staff each time before it is filed with the SEC, shall give reasonable and good-faith consideration to any comments thereon made by Parent and its counsel, and shall cause the Proxy Statement in definitive form to be mailed to the Company’s stockholders at the earliest reasonably practicable date. The Company and Parent shall cooperate with one another (a) in connection with the preparation of the Proxy Statement, (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, in connection with the consummation of the transactions contemplated by this Agreement and (c) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers. Each of the Company and Parent shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and (to the extent reasonably available to the applicable party) stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Company, Parent or any of their respective Subsidiaries, to the SEC or the NYSE American in connection with the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company (with respect to information related to the Company) or Parent (with respect to information related to Parent) that should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall promptly be prepared and filed with the SEC and, to the extent required under Applicable Law, disseminated to the stockholders of each of the Company and Parent.

Section 8.03. Public Announcements. The initial press release concerning this Agreement and the Merger will be a press release reasonably acceptable to the Company and Parent and will be issued promptly following the execution and delivery of this Agreement. Thereafter, except in connection with the matters contemplated by Section 6.04, Parent and the Company shall consult with each other before issuing any press release, making any other public statement, or scheduling any press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby (other than any press release, communication, public statement, press conference or conference call which has a bona fide purpose that does not relate to this Agreement or the transactions contemplated hereby and in which this Agreement and the transactions contemplated hereby are mentioned only incidentally) and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before obtaining the other party’s written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Notwithstanding the foregoing, after the issuance of the initial press release or any press release or the making of any public statement with respect to which the foregoing consultation procedures have been followed, either party may issue such additional publications or press releases and make such other customary announcements and public statements without consulting with any other party hereto so long as such additional publications, press releases, announcements and public statements do not disclose any non-public information regarding the transactions contemplated by this Agreement beyond the scope of the disclosure included in and as materially consistent with, the initial press release or another press release or public statement with respect to which the other party had been consulted. Notwithstanding the foregoing, no press release or other communication shall name any Financing Source without the prior consent of such Financing Source.

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Section 8.04. Merger Without Meeting of Stockholders. Immediately following the execution of this Agreement, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement.

Section 8.05. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock in connection with the transactions contemplated by this Agreement (including derivative securities of such shares of Company Common Stock) by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.

Section 8.06. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of any of the following, if such party has Knowledge thereof: (a) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any written notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened in writing against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement; provided that a party’s good faith failure to comply with this Section 8.06 shall not provide any other party the right not to effect the transactions contemplated by this Agreement, except to the extent that any other provision of this Agreement independently provides such right.

Section 8.07. Litigation and Proceedings. The Company shall control the defense or settlement of any litigation or other legal proceedings (other than any litigation or other legal proceeding in connection with or arising out of or otherwise related to a demand for dissenters’ rights under Applicable Law which shall be governed by Section 2.04) against the Company or any of its directors relating to this Agreement, the Merger or the other transactions contemplated by this Agreement (“Transaction Litigation”); provided that the Company shall (a) give Parent prompt written notice of any Transaction Litigation, including by providing copies of all pleadings with respect thereto, (b) give Parent a reasonable opportunity to participate, at Parent’s expense, in the defense, settlement or prosecution of any Transaction Litigation and (c) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and provided, further, that the Company agrees that it shall not settle or offer to settle any Transaction Litigation without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned. For purposes of this Section 8.07, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company, and Parent may offer comments or suggestions with respect to such Transaction Litigation (which the Company shall consider in good faith) but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth in the preceding sentence.

Section 8.08. Resignation. At the written request of Parent, the Company shall cause each director or officer of the Company or any director or officer of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.

Section 8.09. No Control of the Other Party’s Business. The parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

Section 8.10. Financing Cooperation.

(a)         Prior to the Effective Time, the Company agrees to provide all reasonable cooperation in connection with the arrangement of any debt or equity financing to be obtained by Parent, Merger Sub or their respective Affiliates in connection with the Merger (“Financing”); provided that the Company and its Subsidiaries shall not be required to: (i) waive or amend any terms of this Agreement; (ii) give any indemnities; (iii) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries, be unduly burdensome or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries; (iv) take any action that would reasonably be expected to result in a contravention of, violation or breach of, or default under, this Agreement, any organizational documents of the Company or any

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Subsidiaries of the Company, any Material Contract (including confidentiality provisions therein) or any Applicable Law; (v) provide access to or disclose information which would result in waiving any attorney-client privilege or work-product privilege or which would reasonably be expected to result in a breach of any confidentiality obligations of the Company or any of its Subsidiaries; (vi) pay any commitment or other similar fee or incur any other cost or liability in connection with the Financing prior to the Closing, except for any liabilities that are conditioned on the Closing having occurred; (vii) approve, execute or deliver any letter, agreement, document or certificate in connection with the Financing that would be effective prior to Closing or (viii) deliver or cause to be delivered any legal opinions or accountants’ comfort letters or reliance letters. For the avoidance of doubt, nothing contained in this Section 8.10 or otherwise in this Agreement shall require the Company or any of its Subsidiaries, prior to the Closing, to be an issuer or other obligor with respect to any Financing.

(b)         Parent shall promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses incurred by the Company or its Subsidiaries, in connection with such cooperation. The Company and its counsel shall be given a reasonable opportunity to review and comment on any materials with respect thereto that are to be presented during any road shows or bank presentations conducted in connection with the Financing, and Parent shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company and its counsel. Parent shall indemnify and hold harmless the Company, its Subsidiaries, and their Affiliates, for and against any and all losses, liabilities, claims and damages suffered or incurred by them in connection with the arrangement of Financing or any alternative financing and any information utilized in connection therewith (other than information provided by the Company for use in connection therewith).

(c)         All nonpublic or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Financing and to any underwriters, initial purchasers or placement agents in connection with the Financing (and, in each case, to their respective counsel and auditors) (together with such Person’s Affiliates, collectively, “Financing Sources”), so long as such Persons agree to be bound by the Confidentiality Agreement as if parties thereto.

(d)         Without limiting the foregoing, the Company agrees to furnish Purchaser with such documentation and other information about the Company and its Subsidiaries as is reasonably requested in writing by the Financing Sources (through Purchaser), including any information required or advisable under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(e)         Notwithstanding anything to the contrary contained in this Agreement, a breach of this Section 8.10 by the Company will only constitute a material breach for purposes of this Agreement if (x) the Company shall have committed a Willful Breach (as defined in Section 10.02) of any of its obligations under this Section 8.10 and (y) Parent has provided the Company with notice in writing of such Willful Breach (with reasonable specificity as to the basis for any such Willful Breach and with commercially reasonable and specific actions to cure such alleged Willful Breach) and the Company has failed to cure such Willful Breach (whether through such actions or otherwise) within ten (10) Business Days of the Company’s receipt of such written notice. Parent acknowledges and agrees that its obligation to consummate the transactions contemplated hereby is not conditioned upon any Financing being made available to Parent.

Article 9.
CONDITIONS TO THE MERGER

Section 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

(a)         the Company Stockholder Approval shall have been obtained in accordance with Delaware Law; and

(b)         no Applicable Law (whether temporary, preliminary or permanent) shall have been issued, enacted, adopted, promulgated or enforced by any Governmental Authority of competent jurisdiction prohibiting, rendering illegal or enjoining the consummation of the Merger that remains in effect.

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Section 9.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:

(a)         the Company shall have complied with and performed in all material respects all of its obligations and covenants hereunder required to be performed by it at or prior to the Effective Time;

(b)         the representations and warranties of the Company contained in (i) the first two sentences of Section 4.01 (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.04(a) and (b) (Non-Contravention), Section 4.10(b) (Absence of Certain Changes) and Section 4.22 (Finders’ Fees) (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true in all material respects at and as of the date of this Agreement and the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), (ii) Section 4.05(a), (c), (d), (f) and (g) (Capitalization) (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true at and as of the date of this Agreement and the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), except for any de minimis inaccuracies; and (iii) the other representations and warranties of the Company contained in this Agreement (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true in all respects at and as of the date of this Agreement and the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions in the case of this clause (iii) as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(c)         Since the date hereof, there shall not have occurred any event, occurrence, fact, condition, change, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(d)         The Company shall have delivered a properly executed certification, in a form reasonably satisfactory to Parent and in form and substance required under the Treasury Regulations, stating that the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and a copy of the notice of such certification to be sent to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice and copy of the certificate to the IRS on behalf of the Company after Closing; and

(e)         Parent shall have received a certificate signed by an executive officer of the Company to the effect that the conditions set forth in the preceding clauses (a), (b), and (c) have been satisfied.

Section 9.03. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction or waiver of the following additional conditions:

(a)         each of Parent and Merger Sub shall have complied with and performed in all material respects all of its obligations and covenants hereunder required to be performed by it at or prior to the Effective Time;

(b)         the representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding all materiality, Parent Material Adverse Effect or similar qualifications contained therein) shall be true in all respects at and as of the date of this Agreement and the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions in the case of this clause (b) as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and

(c)         the Company shall have received a certificate signed by an executive officer of Parent to the effect that the conditions set forth in the preceding clauses (a) and (b) have been satisfied.

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Article 10.
TERMINATION

Section 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a)         by mutual written agreement of the Company and Parent;

(b)         by either the Company or Parent, if:

(i)          the Merger has not been consummated on or before May 11, 2025 (the “End Date”); provided that, the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach (including, in the case of Parent, a breach by Merger Sub) of any provision of this Agreement has been the primary cause of, or primarily resulted in, the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger set forth in Article 9 prior to the End Date;

(ii)         there shall be any injunction or other order issued by a Governmental Authority of competent jurisdiction prohibiting or preventing the consummation of the Merger and such injunction or other order shall have become final and nonappealable; provided that, the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party whose breach (including, in the case of Parent, a breach by Merger Sub) of any provision of this Agreement is the primary cause of, or primarily resulted in, such injunction or other order; or

(iii)        at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 10.01(b)(iii) shall not be available to the Company if the failure to obtain such Company Stockholder Approval was primarily caused by any action or failure to act of the Company that constitutes a breach of its obligations under this Agreement.

(c)         by Parent, if:

(i)          prior to receipt of the Company Stockholder Approval, an Adverse Recommendation Change shall have occurred; or

(ii)         a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause or result in the conditions set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, the Company shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 10.01(c)(ii); provided that, at the time at which Parent would otherwise exercise such termination right, neither Parent nor Merger Sub shall be in material breach of its or their obligations under this Agreement so as to cause any of the conditions set forth in Section 9.01 or Section 9.03 not to be capable of being satisfied; or

(d)         by the Company, if:

(i)          prior to receipt of the Company Stockholder Approval, (A) the Company has received a Superior Proposal, (B) the Board of Directors authorizes the Company to enter into a definitive Alternative Acquisition Agreement providing for the consummation of the transaction contemplated by that Superior Proposal, and (C) the Company has complied in all material respects with Section 6.04; provided that concurrently with such termination, the Company pays to Parent or its designee the Termination Fee payable pursuant to Section 11.04 and enters into the Alternative Acquisition Agreement with respect to such Superior Proposal;

(ii)         a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would cause or result in the conditions set forth in Section 9.03(a) or Section 9.03(b) not to be satisfied and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, Parent or Merger Sub shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 10.01(d)(ii); provided that, at the time at which the Company would otherwise exercise such termination right, the Company shall not be in material breach of its obligations under this Agreement so as to cause any of the conditions set forth in Section 9.01 or Section 9.02 not to be capable of being satisfied; or

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(iii)        if (A) all of the conditions set forth in Section 9.01 and Section 9.02 have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied assuming a Closing would occur), (B) Parent, in violation of the terms of this Agreement, fails to consummate the Merger in accordance with Section 2.01 on the date on which the Closing should have occurred pursuant to Section 2.01(b), (C) following such failure by Parent to consummate the Merger in accordance with Section 2.01 in violation of the terms of this Agreement, the Company has provided irrevocable written notice to Parent that the Company is ready, willing and able to consummate the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter and (D) Parent fails to consummate the Merger within such three (3) Business Day period after delivery by the Company to Parent of the notice described in clause (C).

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other parties.

Section 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, subject to Section 11.04(b); provided that, subject to Section 11.04(c), if such termination shall result from the fraud of, or Willful Breach by, any party, such party shall be fully liable for any and all liabilities and damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include damages based on the benefit of the bargain lost by a party’s equityholders (taking into consideration relevant matters, including other combination opportunities and the time value of money), which shall be deemed in such event to be damages of such party) incurred or suffered by the other parties as a result of such failure. The provisions of this Section 10.02, Section 6.03(b), Section 7.03 and Article 11 (other than Section 11.13) shall survive any termination hereof pursuant to Section 10.01. For purposes of this Agreement, “Willful Breach” means any breach of this Agreement that is the consequence of an action or omission by any party if such party knew or should have known that the taking of such action or the failure to take such action would be a breach of this Agreement, including, with respect to Parent, the failure, for any reason, to pay the Merger Consideration (including as a result of Parent not having sufficient funds available to consummate the transactions contemplated hereby), if and when required hereunder. For the avoidance of doubt, in the event of termination of this Agreement, the Financing Sources will have no liability to the Company, any of its Affiliates, any other Company Related Parties under this Agreement or otherwise relating to or arising out of the transactions contemplated hereby or the Financing (including for fraud or any Willful Breach).

Article 11.
MISCELLANEOUS

Section 11.01. Notices.

(a)         All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Sub, to:
Tres Energy LLC
6702 Broadway
Galveston, TX 77554
Attention: Robert James
E-mail: rjames@sullbros.com
with a copy, which shall not constitute notice, to:
King & Spalding LLP
1100 Louisiana St.
Suite 4100
Houston, TX 77002
Attention: Jonathan Newton, Robert Leclerc
E-mail: jnewton@kslaw.com; RLeclerc@KSLAW.com

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if to the Company, to:
Adams Resources & Energy, Inc.
17 South Briar Hollow Lane, Suite 100
Houston, TX 77027
Attention: Kevin Roycraft
E-mail: kroycraft@adamsresources.com
with a copy, which shall not constitute notice, to:
Locke Lord LLP
2800 Financial Plaza
Providence, RI 02903
Attention: Eugene McDermott, Jon Daly
E-mail: eugene.mcdermott@lockelord.com; jon.daly@lockelord.com or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(b)         If the Company or any of its Subsidiaries desires to take any action prohibited by Section 6.01, a representative of the Company will request consent to take such action by sending an email to the representatives of Parent set forth on 11.01(b) of the Company Disclosure Schedule (the “Parent Representatives”), and approval by any Parent Representative via email will be deemed “written consent of Parent” for purposes of Section 6.01.

Section 11.02. No Survival. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing. The covenants and agreements of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing, except to the extent that any covenants and agreements by their terms are to be performed in whole or in part at or after the Closing, including those covenants and agreements set forth in this Article 11, in which case, such covenants shall survive until performed.

Section 11.03. Amendments and Waivers.

(a)         Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that in no event shall the condition set forth in Section 9.01(a) be waivable by any party; provided, further, that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Delaware Law without such approval having first been obtained. Notwithstanding anything to the contrary in the foregoing, no modifications, supplements, amendments or waivers to Section 8.03, Section 10.02, this Section 11.03, Section 11.06, Section 11.07, Section 11.08, Section 11.09, and Section 11.14 (in each case solely to the extent such modification, amendment or waiver relates to or affects any Financing Sources) shall be permitted without the prior written consent of the Financing Sources identified by Purchaser in writing to the Company prior to the date of such modification, amendment or waiver.

(b)         No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.04. Expenses.

(a)         General. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

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(b)         Termination Fee and Expense Reimbursement.

(i)          If this Agreement is terminated by the Company pursuant to Section 10.01(d)(i) (Superior Proposal) or by Parent pursuant to Section 10.01(c)(i) (Adverse Recommendation Change), then the Company shall pay or cause to be paid to Parent in immediately available funds $4,000,000 (in each case, such fee, the “Termination Fee”), in the case of a termination by Parent, within three (3) Business Days after such termination and, in the case of a termination by the Company, immediately before and as a condition to such termination (or, if later, after Parent’s written request thereof).

(ii)         If (A) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) (End Date), Section 10.01(b)(iii) (Company No Vote) or Section 10.01(c)(ii) (Company Breach), (B) after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been publicly announced (or solely in the case of a termination pursuant to Section 10.01(c)(ii) (Company Breach), made to the Board of Directors) and not withdrawn and (C) within twelve (12) months after the date of such termination, an Acquisition Proposal shall have been consummated or the Company or its Subsidiaries has entered into a definitive agreement with respect to an Acquisition Proposal (provided that for purposes of this Section 11.04(b)(ii), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then the Company shall pay or cause to be paid to Parent in immediately available funds, concurrently with the earlier of the execution of a definitive agreement and the consummation of such Acquisition Proposal, the Termination Fee.

(c)         Notwithstanding anything herein to the contrary, Parent and Merger Sub agree that, upon any termination of this Agreement under circumstances where the Termination Fee is payable by the Company pursuant to Section 11.04(b), if such Termination Fee is paid in full, the receipt by Parent of the Termination Fee shall be deemed to be liquidated damages and the sole and exclusive remedy of Parent and Merger Sub in connection with this Agreement or the transactions contemplated hereby, and Parent and Merger Sub shall be precluded from any other remedy against the Company, at law or in equity or otherwise, and neither Parent nor Merger Sub shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of the Company’s Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective Representatives (the “Company Related Parties”) in connection with this Agreement or the transactions contemplated hereby, including any breach of this Agreement (other than in the case of fraud or a Willful Breach). Notwithstanding the foregoing, this Section 11.04(c) shall not relieve the Company from any liability for fraud or Willful Breach. Each party acknowledges and agrees that in no event shall the Company be required to pay the Termination Fee on more than one occasion. Each party acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement. Accordingly, if the Company fails to pay the Termination Fee in a timely manner, and, in order to obtain such payment, Parent or Merger Sub commences an Action that results in a judgment against the Company, the Company shall pay to Parent interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made, together with reasonable legal fees and expenses incurred by Parent or Merger Sub in connection with such Action.

Section 11.05. Disclosure Schedule. The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of the Company that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenants, as applicable) is reasonably apparent on its face. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty (or covenant, as applicable) shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 11.06. Binding Effect; Benefit; Assignment.

(a)         Subject to Section 11.06(b), the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except (i) as provided in Section 7.03, Section 10.02 or Section 11.04(c) and (ii) for the right of the Company, on behalf of its stockholders, to pursue

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damages (which the parties acknowledge and agree shall include damages based on the benefit of the bargain lost by the Company’s stockholders, which shall be deemed in such event to be damages of the Company), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and, from and after the Effective Time, the holders of shares of Company Common Stock immediately prior to the Effective Time to receive the Merger Consideration in respect thereof. Notwithstanding the foregoing, the Financing Sources are express third party beneficiaries of, and the Financing Sources may enforce, any of the provisions of Section 11.07 and Section 11.14(c) and such other provisions that relate to the Financing Sources.

(b)         No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent and Merger Sub may assign (i) all or any of their rights and obligations under this Agreement to any Affiliate of Parent or (ii) all or any of their rights under this Agreement to any Financing Source for purposes of creating a security interest therein or otherwise as collateral (as to (i) to be effective at or after the Effective Time); provided in each case that (i) no such assignment shall relieve the assigning party of its obligations under this Agreement if such assignee does not fully and timely perform such obligations and (ii) no such assignment shall materially impair or delay the consummation of the transactions contemplated by this Agreement. Subject to the preceding sentence, any purported assignment, delegation or other transfer without such consent shall be void ab initio.

Section 11.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflicts of law rules or provisions that would compel the application of the laws of another jurisdiction; provided, however, that in any Action brought against or involving any Financing Sources, the foregoing shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflicts of law rules or provisions that would compel the application of the laws of another jurisdiction.

Section 11.08. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court. Notwithstanding the foregoing, each of the parties hereto acknowledge and irrevocably agree that it will not bring or support, or permit any of its Affiliates to bring or support, any Action, whether in law or in equity, whether in contract or in tort or otherwise, against or involving the Financing Sources arising out of, or relating to, the transactions contemplated hereby, the Financing or the performance of services thereunder or related thereto in any forum other than the state or federal court sitting in the Borough of Manhattan, New York, New York, and any appellate court thereof and each party hereto submits for itself and its property with respect to any such Action to the exclusive jurisdiction of such courts and irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such courts. Each of the parties hereby irrevocably consents to the exclusive jurisdiction of the courts set forth in this Section 11.08 (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

Section 11.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY ACTION AGAINST OR INVOLVING THE FINANCING SOURCES ARISING OUT OF, OR RELATING TO, THE TRANSACTIONS CONTEMPLATED HEREBY, THE FINANCING OR THE PERFORMANCE OF SERVICES THEREUNDER.

Section 11.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

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Section 11.11. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Exhibits and Schedules annexed hereto or referred to hereby, are “facts ascertainable” as such term is used in Section 251(b) of the DGCL and, except as otherwise expressly provided herein, are not a part of this Agreement but instead operate upon the terms of this Agreement as provided herein.

Section 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties hereto agree that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the necessity of proving the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity. The parties further agree that (x) by seeking the remedies provided for in this Section 11.13, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including, subject to Section 10.02, monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 11.13 are not available or otherwise are not granted and (y) nothing contained in this Section 11.13 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 11.13 before exercising any termination right under Article 10 (and pursuing damages after such termination) nor shall the commencement of any action pursuant to this Section 11.13 or anything contained in this Section 11.13 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 10 or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 11.14. No Recourse.

(a)         This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and their respective successors and assigns and none of (i) Parent or Merger Sub; or (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates (other than Parent or Merger Sub), members, managers, general or limited partners, stockholders and assignees of each of Parent and Merger Sub the Persons in clauses (i) and (ii) collectively, the “Parent Related Parties”) (other than Parent and Merger Sub to the extent set forth in this Agreement) or Company Related Parties (other than the Company to the extent set forth in this Agreement) or any Financing Source shall have any liability for any obligations or liabilities of the parties to this Agreement (whether for indemnification or otherwise) or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. It is further understood that any certificate contemplated by this Agreement and executed by an officer of a party will be deemed to have been delivered only in such officer’s capacity as an officer of such party (and not in his or her individual capacity) and will not entitle any party to assert a claim against such officer in his or her individual capacity.

(b)         The Company (on behalf of itself and any Person claiming by through or on behalf of the Company) agrees that it shall not institute, and shall not permit any of its Representatives or Affiliates to bring, make or institute any action, claim or proceeding (whether based in contract, tort, fraud, strict liability, other Applicable Laws or otherwise, at law or in equity) arising under or in connection with this Agreement or any other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby against any of the

Annex A-48

Parent Related Parties or any Financing Source and none of the Parent Related Parties shall have any liability or obligations (whether based in contract, tort, fraud, strict liability, other Applicable Laws or otherwise) to the Company, the Company’s Subsidiaries, any of their respective Representatives or Affiliates (or any Person claiming by, through or on behalf of the Company or its Affiliates) or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement or any other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby, other than, in each case, Parent and Merger Sub to the extent provided herein. Without limiting the generality of the foregoing, to the maximum extent permitted under Applicable Law (and subject only to the specific contractual provisions of this Agreement or an agreement executed or delivered in connection herewith), the Company (on behalf of itself and any person claiming by, through or on behalf of the Company) hereby waives, releases and disclaims any and all rights in respect of any such actions, claims, proceedings, obligations and liabilities.

(c)         In furtherance of the foregoing, none of the Financing Sources will have any liability to the Company, any of its Affiliates or any other Company Related Party relating to or arising out of this Agreement, the Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and none of the Company, any of its Affiliates nor any other Company Related Party will have any rights or claims against any of the Financing Sources hereunder or thereunder, and in no event shall the Company, any of its Affiliates or any other Company Related Party be entitled to seek the remedy of specific performance of the Agreement against the Financing Sources or to recover any amounts from the Financing Sources in respect thereof.

[The remainder of this page has been intentionally left blank;
the next page is the signature page.]

Annex A-49

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

ADAMS RESOURCES & ENERGY, INC.
By:	/s/ Kevin Roycraft
Name:	Kevin Roycraft
Title:	Chief Executive Officer
TRES ENERGY LLC
By:	/s/ Todd Sullivan
Name:	Todd Sullivan
Title:	Authorized Signatory
ARE ACQUISITION CORPORATION
By:	/s/ Todd Sullivan
Name:	Todd Sullivan
Title:	Authorized Signatory

[Signature page to Merger Agreement]

Annex A-50

Annex B

[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]

November 11, 2024

The Board of Directors of Adams Resources & Energy, Inc.
17 South Briar Hollow Lane Suite 100
Houston, TX 77027

Dear Board of Directors:

We understand that Tres Energy LLC, a Texas limited liability company (the “Parent”), ARE Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Sub”), and Adams Resources & Energy, Inc. (the “Company”), propose to enter into the Agreement (as defined below) pursuant to which, among other things, the Merger Sub will be merged with and into the Company (the “Transaction”) and that, in connection with the Transaction, (a) each share of common stock, par value $0.10 per share of the Company (“Company Common Stock”), outstanding immediately prior to the Effective Time (as defined in the Agreement) (including each share of Company Restricted Stock (as defined in the Agreement)) shall be converted into the right to receive $38.00 in cash, without interest (the “Merger Consideration”) and (b) the Company will become a wholly-owned subsidiary of the Parent.

The Board of Directors of the Company (the “Board”) has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock pursuant to the Agreement is fair to the holders of Company Common Stock, from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.    reviewed the Agreement and Plan of Merger, dated as of November 11, 2024, by and among Parent, Merger Sub and the Company (the “Agreement”);

2.    reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including certain publicly available research analyst estimates with respect to the future financial performance of the Company;

3.    reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections (and adjustments thereto) prepared by the management of the Company relating to the Company for the fiscal years ending 2024 through 2029;

4.    spoken with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5.    compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

6.    considered publicly available financial terms of certain transactions that we deemed to be relevant;

7.    reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.    conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

Annex B-1

The Board of Directors of Adams Resources & Energy, Inc.
November 11, 2024

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections (and adjustments thereto) reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and the other matters covered thereby, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion. We have also relied upon and assumed, without independent verification, at the direction of the Company, that any adjustments to the Merger Consideration pursuant to the Agreement will not be material to our analyses or this Opinion.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, business or operations of the Company or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Company or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We have relied upon, without independent verification, the assessment of management as to the potential impact on the Company of certain market, cyclical and other trends in and prospects for, and governmental and regulatory matters relating to, the oil and gas industry, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or this Opinion.

This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

Annex B-2

The Board of Directors of Adams Resources & Energy, Inc.
November 11, 2024

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Houlihan Lokey will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Merger Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents, (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, the Company and its advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock pursuant to the Agreement is fair to the holders of Company Common Stock from a financial point of view.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

Annex B-3

Annex C

DGCL § 262 — Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of§ 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

Annex C-1

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) Repealed by 82 Laws 2020, ch. 256, § 15.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance.

Annex C-2

Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this

Annex C-3

title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

Annex C-4

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex C-5

PRELIMINARY PROXY CARD

ADAMS RESOURCES & ENERGY, INC. C/O BROADRIDGE CORPORATE ISSUER SERVICES INC. PO BOX 1342 BRENTWOOD, NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 1 1 OF 2 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [TBD], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AE2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [TBD], 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 → 1 OF 2 PAGE CONTROL # SHARES TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 11, 2024, by and among Adams Resources & Energy, Inc. (“Adams”), Tres Energy LLC (“Parent”), and ARE Acquisition Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), as may be amended from time to time (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Adams, with Adams surviving the merger as a wholly owned subsidiary of Parent (the “Merger”); 2. A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Adams to its named executive officers that is based on or otherwise relates to the Merger; and 3. A proposal to approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date For Against Abstain JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000654489_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com ADAMS RESOURCES & ENERGY, INC. Special Meeting of Stockholders [TBD], 2025 [TBD] AM This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Townes G. Pressler and John O. Niemann, Jr., and each of them lawful attorneys and proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned, to attend the Special Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/AE2025SM on [TBD], [TBD], 2025 at [TBD] a.m. and any adjournments thereof, and to vote thereat the number of shares the undersigned would be entitled to vote if personally present. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000654489_2 R1.0.0.6